SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549



FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2000
(Date of Report - date of earliest event reported)

Stonehaven Realty Trust
(Exact name of registrant as specified in charter)


Maryland					0-25074
			39-6594066
(State or other jurisdiction of
	(Commission File No.)		      (IRS
Employer
incorporation or organization)
			    Identification No.)


2550 University Avenue West, Suite 240 N, St. Paul,
Minnesota  55114
(Address of principal executive offices)


(651) 917-5536
(Registrant's telephone number, including area code)


Wellington Properties Trust
18650 W. Corporate Drive
Brookfield, Wisconsin  53045
(Former Name and Address)

Item 1, items 3 through 6, and Items 8 and 9 are not applicable and are therefore omitted.

ACQUISITION OR DISPOSITION OF ASSETS

Item 2A.

Effective February 25, 2000, NTLI Acquisition
Corporation, a Delaware corporation ("Subsidiary") and wholly-owned subsidiary of Stonehaven Realty
Trust (the "Company") acquired by merger Netlink
International, Inc., a privately held Minnesota corporation which is an Internet consulting and web development company. Subsidiary, which is the surviving corporation, was subsequently renamed
Netlink International, Inc. ("Netlink"). The acquisition was accomplished by exchanging 914,286 of the Company's common shares for all of the issued and outstanding stock of Netlink valued at $4.375 per share, or an aggregate of $4.0 million, and options to purchase up to an additional one (1) million shares of the Company's common shares at an exercise price of $5.375 per share exercisable commencing February 23, 2001, one-third per year over three years, and an agreement to set aside an additional pool of 200,000 options for future award to Netlink employees. The acquisition was effected as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

	The selling shareholders of Netlink were Odeh
A. Muhawesh, Mary Henschel, Alan Schmidt, Ahmid
Yassine, Patrick Archbold, Ann K. Wessels, Art
Curruth, Patricia Hewitt, Thomas Walker, and Sherry
Ajax, none of whom had any previous relationship with registrant. The assets involved were those of a viable, profitable, operating business including fixed assets, accounts receivable, intellectual property, contracts and commitments, employees, customers, distributors and independent sales representatives. An independent valuation of
Netlink was obtained that placed its value near $10 million. The final exchange rate was negotiated between the parties.

	In connection with the acquisition, Odeh
Muhawesh, Chief Executive Officer of Netlink, will become President of the Company and will be nominated to become a member of the Board of Trustees of the Company at the Company's next
Annual Meeting of Shareholders (and will automatically become a member of the Board of Trustees should a vacancy arise in the interim).
Ann K. Wessels was appointed Chief Financial
Officer of the Company.

Item 2B.

On February 29, 2000, the Company through its
Operating Partnership, Wellington Properties
Investments, L.P., a Delaware limited partnership
(the "Operating Partnership") of which the Company is the sole general partner, acquired three commercial real estate properties located in suburban Minneapolis, Minnesota. The three properties totaling approximately 78,500 square feet are new construction and 100 percent leased as of February 29, 2000. The purchase price of $6,716,060, was funded through the issuance of an aggregate of 181,629 Units in Operating Partnership
(valued at $4.375 per Unit, or an aggregate value of $794,627), the assumption of certain third-party debt totaling $4,449,505, secured by such properties, and the balance paid in cash.

	The properties were purchased from Plymouth
Partners II, LLC of which Steven B. Hoyt is the
Chief Manager and co-owner along with his wife
Michelle L. Hoyt.  Mr. Hoyt is also a Trustee of
Stonehaven Realty Trust, the purchaser of the properties.



Item 7.  	FINANCIAL STATEMENTS, PRO FORMA
FINANCIAL INFORMATION
	AND EXHIBITS.


(a)   Financial Statements of Business
Acquired.
(b)   Pro Forma Financial Information.

The Company is not filing the required
financial statements and pro forma
financial information at this time. The
Company will file such financial
statements as an amendment to this Form
8-K within 60 days of the date of this
filing, pursuant to Item 7(1)(a)(4)(i)
of Form 8-K.

(c)    Exhibits:

	Exhibit
	Number	Description

	+*2.2	Agreement and Plan of
Reorganization dated
as of February 25,
2000, by and among
the Company, NTLI
Acquisition
Corporation, a
Delaware corporation,
Netlink
International, Inc.,
a Minnesota
corporation and Odeh
A. Muhawesh,  Mary
Henschel, Alan
Schmidt, Ahmad
Yassine, Patrick
Archbold, Ann
Wessels, Art Carruth,
Patricia Hewitt,
Thomas Walker and
Sherry Ajax

2.3 Contribution Agreement
between Wellington
Partners, L.P.,
Wellington Properties
Trust and Plymouth
Partners II, LLC and
other LP Unit
Recipients dated as
of February 29, 2000

	**10.1	Agreement of Limited
Partnership of
Wellington Properties
Investments, L.P. and
Wellington Management
Corporation dated as
of August 31, 1998

	99.1	Text of Press Release
dated February 24, 2000

	99.2	Text of Press Release
dated March 9, 2000


* Confidential treatment requested as to certain portions of this exhibit.

+ Pursuant to Item 601(b)(2) of Regulation SK, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange
Commission upon request.

**Incorporated herein by reference to Exhibit B of Wellington Properties Trust Schedule 14A filed
November 6, 1998.

- 2 -

SIGNATURES

	Pursuant to the requirements of the
Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  March 15, 2000.


						STONEHAVEN
REALTY TRUST



	By:___________________________________


Its:________________________________


EXHIBIT INDEX

The following exhibits to this report are incorporated herein

Exhibit
Number	Description

+*2.2	Agreement and Plan of Reorganization
dated as of February 25, 2000, by and
among the Company, NTLI Acquisition
Corporation, a Delaware corporation,
Netlink International, Inc., a
Minnesota corporation and Odeh A.
Muhawesh,  Mary Henschel, Alan Schmidt,
Ahmad Yassine, Patrick Archbold, Ann
Wessels, Art Carruth, Patricia Hewitt,
Thomas Walker and Sherry Ajax

2.3	Contribution Agreement between
Wellington Partners, L.P., Wellington
Properties Trust and Plymouth Partners
II, LLC and other LP Unit Recipients
dated as of February 29, 2000

**10.1	Agreement of Limited Partnership of
Wellington Properties Investments, L.P.
and Wellington Management Corporation
dated as of August 31, 1998

99.1	Text of Press Release dated February
24, 2000

99.2	Text of Press Release dated March 9,
2000


* Confidential treatment requested as to certain portions of this exhibit.

+ Pursuant to Item 601(b)(2) of Regulation SK, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange
Commission upon request.

**Incorporated herein by reference to Exhibit B of Wellington Properties Trust Schedule 14A filed
November 6, 1998.





EXHIBIT 2.2
AGREEMENT AND PLAN OF REORGANIZATION*

* Pursuant to Item 601(b)(2) of Regulation SK, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange
Commission upon request.





AGREEMENT AND PLAN OF REORGANIZATION

BY AND AMONG

STONEHAVEN REALTY TRUST,
NTLI ACQUISITION CORPORATION,
NETLINK INTERNATIONAL, INC.,
AND ODEH A. MUHAWESH,  MARY HENSCHEL,
ALAN SCHMIDT, AHMAD YASSINE,
PATRICK ARCHBOLD, ANN WESSELS, ART CARRUTH,
PATRICIA HEWITT, THOMAS WALKER AND SHERRY AJAX

FEBRUARY 25, 2000

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF ORGANIZATION (the
"Agreement") dated as of February 23, 2000, by and among Stonehaven Realty Trust, a Maryland real estate trust (hereinafter referred to as "Stonehaven"), NTLI Acquisition Corporation, a
Delaware corporation (hereinafter referred to as "Subsidiary"), Netlink International Inc., a
Minnesota corporation (hereinafter referred to as "Netlink") and Odeh A. Muhawesh, Mary Henschel,
Alan Schmidt, Ahmad Yassine, Patrick Archbold, Ann
Wessels, Art Carruth, Patricia Hewitt, Thomas
Walker and Sherry Ajax (hereinafter sometimes referred to individually as "Stockholder" and collectively as "Stockholders").

RECITALS:

A. Stonehaven, Subsidiary and Netlink desire to cause the merger of Netlink with and into Subsidiary (the "Merger"), pursuant to the Plan of Merger set forth in Exhibit A hereto
(the "Plan of Merger") and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Delaware and Minnesota which permit such Merger.

B. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section
368(a) of the Internal Revenue Code of 1986, as amended and interpreted by treasury regulations (the "Code").

C. Each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

AGREEMENT

	THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.	DEFINITIONS

As used in this Agreement and any exhibits hereto, the following words and phrases shall have the meanings set forth below:

"Act" shall mean the Securities Act of 1933, as amended.

"Authorization" and "Authorizations" shall have the meanings ascribed to them in Section 5.23 below.

"Base Balance Sheet" shall have the meaning ascribed to it in Section 5.5 below.

"Closing" shall mean the consummation of the transactions contemplated herein as described in
Section 3.6 below.

"Closing Date" shall be the date of the Closing as described in Section 3.6 below.

"Closing Date Balance Sheet" shall mean the audited balance sheet for Netlink as of the close of business on the Closing Date (determined in accordance with generally accepted accounting principles on a pro forma basis as though the parties had not consummated the Merger contemplated by this Agreement), subject to adjustments as provided in Section 4.1(b) below.

"Code" shall mean the Internal Revenue Code of 1986, as amended and interpreted by treasury regulations.

"Constituent Corporations" shall refer to
Subsidiary and Netlink.

"Conversion Ratio" shall have the meaning ascribed to it in Section 3.1(b) below.

"DGCL" shall mean the Delaware General Corporation
Laws.

"Effective Time" shall have the meaning ascribed to it in Section 2.2 below.

"Employee Benefit Plans" shall have the meaning ascribed to it in Section 5.25(a) below.

"ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

"Financial Statements" shall have the meaning ascribed to it in Section 5.5 below.

"Fixed Assets" shall have the meaning ascribed to it in Section 5.6(b) below.

"Indemnified Parties" shall have the meanings ascribed to it in Sections 12.2 and 12.3 below.

"Intellectual Property" shall have the meaning ascribed to it in Section 5.13(a) below.

"Knowledge" shall mean actual knowledge or constructive knowledge if a reasonably prudent person in a like position would have known, or should have known, the fact.

"MBCA" shall mean the Minnesota Business
Corporation Act.

"Merger" shall mean the merger of Netlink with and into Subsidiary with Subsidiary being the Surviving
Corporation as described in this Agreement.

"Merger Consideration" shall have the meaning ascribed to it in Section 3.1(b) below.

"Minimum Stockholder Equity" shall have the meaning ascribed to it in Section 4.1(b) below.

"Netlink" shall mean Netlink International, Inc., a
Minnesota corporation.

"Netlink Common Stock" shall mean the Common Stock of Netlink, no par value.


"Person" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Plan of Merger" shall refer to the Plan of Merger set forth in Exhibit A to this Agreement.

"Qualified Plan" shall have the meaning ascribed to it in Section 5.25(b) below.

"SEC" shall mean the Securities and Exchange
Commission.

"Stockholders" shall refer individually and collectively to Odeh A. Muhawesh, Mary Henschel,
Alan Schmidt, Ahmad Yassine, Patrick Archbold, Ann
Wessels, Art Carruth, Patricia Hewitt, Thomas
Walker and Sherry Ajax.

"Stonehaven" shall mean Stonehaven Realty Trust, a
Maryland real estate trust.

"Stonehaven Common Stock" shall mean the Common
Stock of Stonehaven, par value $.01 per share.

"Subsidiary" shall mean NTLI Acquisition
Corporation, a Delaware corporation.

"Surviving Corporation" shall mean Subsidiary.

"Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Valuation Price" shall have the meaning ascribed to it in Section 3.2 below.

SECTION 2.	THE MERGER

2.1	The Merger.  At the Effective Time (as
defined in Section 2.2) and subject to the terms and conditions of this Agreement and the Plan of Merger, Netlink shall be merged with and into Subsidiary, and the separate existence of Netlink shall thereupon cease, in accordance with the applicable provisions of the MBCA and DGCL.

		(a)	Subsidiary will be the Surviving
Corporation in the Merger and
will continue to be governed by
the laws of the State of
Delaware, and the separate
corporate existence of Subsidiary
and all of its rights,
privileges, immunities and
franchises, public or private,
and all its duties and
liabilities as a corporation
organized under the DGCL, will
continue unaffected by the
Merger, except that Subsidiary's
name will be "Netlink
International, Inc."

		(b)	The Merger will have the effects
specified by the DGCL and the MBCA.

2.2	Effective Time.  As soon as practicable
following fulfillment or waiver of the conditions specified in Sections 9 and 10 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Section 11 hereof, the Constituent Corporations will cause Articles of Merger (the "Articles of Merger") together with the Plan of Merger and such other documents as are required by the DGCL and the MBCA to be filed with the offices of the Secretary of State of the State of Delaware and Minnesota. Subject to and in accordance with the laws of the States of Delaware and Minnesota, the Merger will become effective at the date and time the Articles of Merger are filed with the office of the Secretary of State of the State of Delaware, or such later time or date as may be specified in the Articles of Merger (the
"Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Sections 9 and 10 hereof.

SECTION 3.	CONVERSION OF SHARES

3.1	Conversion of Netlink Shares in the
Merger. Pursuant to the Plan of Merger, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Netlink:

	(a)	Each share of Netlink Common Stock
owned by the Stockholders shall, be
converted into, and become exchangeable
for, the number of shares of validly
issued, fully paid and nonassessable
Stonehaven Common Stock equal to the
Conversion Ratio.

	(b)	In this Agreement, the term "Conversion
Ratio" means a fraction, the numerator
of which is equal to $4,000,000 (the
"Preliminary Purchase Price") divided
by the Valuation Price as defined in
Section 3.2 herein, and the denominator
of which is equal to the total number
of shares of Netlink Common Stock
issued and outstanding immediately
prior to the Effective Time.  The
Conversion Ratio prior to any
adjustment pursuant to Section 4 is
 .54863.  The consideration referred to
in this Section 3.1 is sometimes
hereinafter referred to as the "Merger
Consideration."

3.2	Stonehaven's Common Stock Valuation
Price in Merger.  The "Valuation Price" of
Stonehaven's Common Stock is $4.375 per share.

3.3	Status of Subsidiary Shares.  At the
Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Subsidiary, each issued and outstanding share of common stock of Subsidiary shall continue unchanged and remain outstanding as a share of Common Stock of the Surviving Corporation.


3.4	Exchange of Company Common Stock
Certificates.

	(a)	At the Closing, each Stockholder shall
deliver the certificates representing
all issued and outstanding shares of
Netlink Common Stock owned by such
Stockholder, duly endorsed in blank, in
exchange for the certificates
representing shares of Stonehaven
Common Stock required to effect the
exchange referred to in Section 3.1
(based upon the Valuation Price
computed pursuant to Section 3.2).
Shares of Stonehaven Common Stock into
which shares of Netlink Common Stock
shall be converted in the Merger shall
be deemed to have been issued at the
Effective Time.

	(b)	From and after the Effective Time, each
holder of a certificate which
immediately prior to the Effective Time
represented outstanding shares of
Netlink Common Stock, shall be entitled
to receive in exchange therefor, upon
surrender thereof to Stonehaven, a
certificate or certificates
representing the number of shares of
Stonehaven Common Stock as computed by
Sections 3.1 and 3.2 (to be later
adjusted, if necessary, by Section
3.8).  From and after the Effective
Time, Stonehaven shall be entitled to
treat the certificates which
immediately prior to the Effective Time
represented shares of Netlink Common
Stock and which have not yet been
surrendered for exchange as evidencing
the ownership of the number of full
shares of Stonehaven Common Stock into
which the shares of Netlink Common
Stock represented by such certificates
shall have been converted pursuant to
Section 3.1, notwithstanding the
failure to surrender such certificates.
 However, notwithstanding any other
provision of this Agreement, until
holders or transferees of certificates
which immediately prior to the
Effective Time represented shares of
Netlink Common Stock have surrendered
them for exchange as provided herein,
no dividends shall be paid with respect
to any shares represented by such
certificates.  Upon surrender of a
certificate which immediately prior to
the Effective Time represented
outstanding shares of Netlink Common
Stock, there shall be paid to the
holder of such certificate the amount
of any dividends which theretofore
became payable, but which were not paid
by reason of the foregoing, with
respect to the number of whole shares
of Stonehaven Common Stock represented
by the certificate or certificates
issued upon such surrender.  If any
certificate for shares of Stonehaven
Common Stock is to be issued in a name
other than that in which the
certificate, which immediately prior to
the Effective Time represented shares
of Netlink Common Stock, surrendered in
exchange therefor is registered, it
shall be a condition of such exchange
that the person requesting such
exchange shall pay any transfer or
other taxes required by reason of the
issuance of certificates for such
shares of Stonehaven Common Stock in a
name other than that of the registered
holder of any such certificate
surrendered.

	(c)	Notwithstanding any other provision of
this Agreement or the Merger Agreement,
and in order to avoid the issuance of
any certificates for fractional shares
of Stonehaven Common Stock, Stonehaven
shall issue a full share of its Common
Stock in lieu of any such fractional
share.


3.5	Closing of Transfer Books.  From and
after the Effective Time, the stock transfer books of Netlink shall be closed and no transfer of shares of Netlink Common Stock shall thereafter be made. If, after the Effective Time, Netlink Common
Stock certificates are presented to Stonehaven, they shall be cancelled and exchanged for the Merger Consideration in accordance with the procedures set forth in this Section 3.

3.6	Closing.  The closing (the "Closing")
of the transactions contemplated by this Agreement shall take place at the offices of Messerli &
Kramer P.A. at 10:00 a.m., local time, on Wednesday, February 23, 2000, or at such other time and place and on such other date as Stonehaven and Netlink shall agree (the "Closing Date").

3.7	Intentionally deleted.

	3.8	Deliveries at Closing.  The parties
shall deliver the following instruments, documents and property at Closing:

(a) By Stonehaven and the Subsidiary.
Stonehaven shall deliver the following
instruments, documents and property to
the Stockholders at the Closing:

(i) the Merger Consideration;

(ii) an opinion of Messerli & Kramer
P.A., counsel to Stonehaven and
the Subsidiary, substantially in
the form of Exhibit 3.8(a)(ii)
hereto;

(iii) an executed copy of the Plan of
Merger;

(iv) resolutions of the Board of
Trustees of Stonehaven and the
Board of Directors and Sole
Shareholder of Subsidiary
authorizing the Merger and the
transactions contemplated hereby;
and

(v) Employment Agreements by and
between Stonehaven and each of
Odeh A. Muhawesh, Mary Henschel
and Ann Wessels executed by
Stonehaven.

(b) By Netlink and the Stockholders.
Netlink and the Stockholders shall
deliver the following instruments,
documents and property to Stonehaven
and the Subsidiary at the Closing:

(i) stock certificates representing
all outstanding shares of Netlink
Common Stock in accordance with
this Section 3, together with all
necessary stock powers endorsed
in blank;

(ii) an opinion of Rider, Bennett,
Egan & Arundel LLP counsel to
Netlink and the Stockholders,
substantially in the form of
Exhibit 3.8(b)(ii) hereto;


(iii) Employment Agreements by and
between Stonehaven and each of
Odeh A. Muhawesh, Mary Henschel
and Ann Wessels executed by such
Stockholders;

(iv) all consents, approvals,
documents and certificates
contemplated by this Agreement or
reasonably requested by
Stonehaven or its counsel and
copies of all contracts,
commitments, leases and other
documents required to be
identified on the Schedules
hereto;

(v) the original stock record and
minute books of Netlink;

(vi) the resignations, dated as of the
Closing Date, of all of the
officers and directors of
Netlink;

(vii) resolutions of the Board of
Directors and the Stockholders of
Netlink authorizing the Merger
and the transactions contemplated
hereby; and

(viii) an executed copy of the Plan of
Merger.

(c) Additional Matters. Each party agrees to execute and deliver such additional instruments, documents and property, and to take such additional action, as may reasonably be requested by another party hereto, or his, her or its counsel, in order to effectuate the transaction contemplated by this
Agreement.

SECTION 4.	ADJUSTMENT TO THE MERGER CONSIDERATION

4.1	Merger Consideration Adjustment.

(a) Preparation of Closing Date Balance
Sheet.  Within ninety (90) days after
the Closing Date, Stonehaven will
prepare at its expense and deliver to
the Stockholders the Closing Date
Balance Sheet for Netlink.   The
Closing Date Balance Sheet shall be
adjusted to take into account or
reflect the following additional
matters:

(i) The restatement of Netlink's
obligation to Odeh A. Muhawesh
which, as of the Closing Date is
$750,000 ("Stockholder's Note");
and

(ii) The value, if any, of
MyFreeDesk.com, Inc. common stock
owned by Netlink as set forth in
Section 5.4 hereof.

	(b)	Adjustments. The Closing Date Balance
Sheet, as adjusted in subsection (a)
hereof, shall be compared to the Base
Balance Sheet (with similar adjustments
as provided in subsection (a) hereof).
 In the event that the stockholder's
equity as of the Closing Date as
reflected on the Closing Date Balance
Sheet (as adjusted) is at least 90% of
the stockholder's equity as reflected
on the Base Balance Sheet (as adjusted)
(the "Minimum Stockholder Equity"), no
reduction in the Merger Consideration
shall be made.  If the stockholder's
equity as of the Closing Date as
reflected on the Closing Date Balance
Sheet (as adjusted) is less than the
Minimum Stockholder Equity, the Merger
Consideration shall be reduced by the
amount such stockholder's equity as of
the Closing Date is less then the
Minimum Stockholder Equity.

			The Stockholders shall have 30
days after receipt of the Closing Date
Balance Sheet to give Stonehaven
written notice that the Stockholders
intend to dispute the auditor's
determination of Netlink's Closing Date
stockholders' equity.  Within 30 days
after receipt of the Stockholders'
written notice, Stonehaven shall
attempt to settle the dispute with the
Stockholders.  If the Stockholders and
Stonehaven do not reach settlement of
Stonehaven's claim within such 30 days,
the dispute may at any time thereafter
be submitted by the Stockholders or
Netlink to arbitration in Minneapolis,
Minnesota, before a single arbitrator
selected by the American Arbitration
Association in accordance with the
rules and procedures of the American
Arbitration Association then in effect.
 Any such arbitrator must be a
certified public accountant practicing
with a "Big 5" accounting firm other
than PricewaterhouseCoopers LLP.  The
Stockholders and Stonehaven agree that
the arbitrator's award shall be final
and binding upon them with respect to
the dispute and may be entered in any
court having jurisdiction thereof.  All
costs of the arbitration (including the
reasonable legal expenses of all
parties thereto) shall be borne by the
Stockholders and/or Stonehaven in the
amounts determined by the arbitrator,
who shall base such determination upon
the relative merits of the respective
positions of the Stockholders and
Stonehaven in the dispute.

			Any reductions in the Merger
Consideration as determined above shall
be effected by the Stockholders
delivering to Stonehaven within ten
(10) business days after written
demand, shares of Stonehaven Common
Stock for cancellation.  In determining
the number of shares of Stonehaven
Common Stock to be canceled under this
subsection (b), such shares shall be
valued at the Valuation Price per share
on the Closing Date of the Merger
determined pursuant to Section 3.2.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF
NETLINK AND THE STOCKHOLDERS

As a material inducement to Stonehaven to enter into this Agreement and to consummate the transactions contemplated hereby, Netlink and the Stockholders, jointly and severally, hereby make to Stonehaven each of the representations and warranties set forth in this Section 5.

5.1	Organization and Qualification. Netlink
is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or as such business is currently conducted. The copies of Netlink's
Articles of Incorporation, as amended to date
(hereinafter referred to as its "Articles"), certified by the Secretary of State of the State of Minnesota, and of Netlink's Bylaws, as amended to date (hereinafter referred to as its "Bylaws"), certified by Netlink's Secretary, both as attached under Exhibit 5.1(a) hereto, are complete and correct and no amendments thereto have been filed or are pending. Netlink is and has been at all times in compliance with its Articles and Bylaws.
Netlink is duly qualified or licensed to conduct business as a foreign corporation in and is in good standing in each jurisdiction in which the nature of the business conducted by Netlink or the character and nature of the property or assets owned or leased by Netlink makes such qualification necessary, all of which jurisdictions are listed on the Schedule of Foreign Qualifications attached hereto as Exhibit 5.1(b).

5.2	Authority. Netlink has full right,
power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Netlink pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument by Netlink have been duly and validly authorized and approved by all necessary action on the part of Netlink and no other action on the part of Netlink or the Stockholders is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by Netlink pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Netlink, each enforceable in accordance with their respective terms. The execution, delivery and performance by Netlink of this Agreement and each such agreement, document and instrument:

(a) does not and will not violate any
foreign, federal, state, local or
other laws, regulations or
ordinances applicable to Netlink;

(b) does not or will not violate any
term or provision of the Articles
or Bylaws of Netlink; and
(c) does not and will not result in a
breach of, constitute or result
in a default under, accelerate
any obligation under or give rise
to a right of termination of, any
indenture or loan or credit
agreement or any other agreement,
contract, instrument, mortgage,
lien, lease, permit,
authorization, order, writ,
judgment, injunction, decree,
determination or arbitration
award to which Netlink is a party
or by which the property of
Netlink is bound or affected, or
result in the creation or
imposition of any mortgage,
pledge, lien, security interest
or other charge or encumbrance on
any of Netlink's assets.

No consent or waiver by, approval of, or designation, declaration or filing with, any Person is required in connection with the execution, delivery and performance by Netlink and the Stockholders of this Agreement and each agreement, document and instrument to be executed and delivered by Netlink or the Stockholders pursuant to this Agreement.

5.3	Capitalization. Netlink's authorized
capital stock consists solely of shares of Netlink
Common Stock, of which 1,666,500 shares are issued and outstanding and of which 333,500 shares are authorized but unissued. All shares of Netlink
Common Stock are owned of record and beneficially by the Stockholders in the amounts set forth in
Exhibit 5.3 hereto. There are no outstanding dividends, whether current or accumulated, due or payable on any of the capital stock of Netlink.
None of the Netlink Common Stock has been issued or transferred in violation of any federal or state law, including without limitation the Act. The
Netlink Common Stock is, and when delivered to Stonehaven or its designee pursuant to this Agreement will be, (i) duly authorized, validly issued and outstanding, (ii) fully paid, non-assessable and free of preemptive rights and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever. There are no outstanding options, warrants, rights, commitments or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Netlink, and there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of any Netlink Common Stock to which Netlink or the Stockholders are a party except a certain
Shareholder and Voting Control Agreement dated
January 1, 2000, which will be terminated prior to the Closing Date.

5.4	Subsidiaries. Netlink has no
subsidiaries, has not had any subsidiaries during the preceding five years and does not own any securities issued by any business organization or governmental authority except for United States government securities, bank certificates of deposit or other cash equivalents. Netlink does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind. Notwithstanding the foregoing, on or prior to the Closing Date, Odeh A.
Muhawesh shall cause to be transferred to Netlink shares representing approximately 5% of the outstanding stock of MyFreeDesk.com, Inc. No payment shall be required for the transfer, nor shall any liability for payment be reflected on the Closing Date Balance Sheet.

5.5	Financial Statements.  For each of the
past five fiscal years, Netlink's fiscal year end
has been December 31.  Exhibit 5.5 contains the
unaudited balance sheets of Netlink as of December
31, 1997, 1998 and 1999, and the related unaudited
statements of income, changes in stockholder's
equity and cash flows of Netlink for the fiscal
years then ended (all such financial statements
being referred to collectively herein as the
"Financial Statements"). The unaudited balance
sheet of Netlink as of December 31, 1999, as
adjusted in the manner set forth in Section 4.1(a),
is referred to herein as the "Base Balance Sheet"
and is also attached as Exhibit 5.5.   All of the
Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct, present fairly the financial condition of Netlink at the dates of said statements and the results of its operations for the periods covered thereby and are consistent with the books and records of Netlink.

5.6	Title to Properties; Liens; Condition
of Properties.

	(a)	Netlink does not own any real property.
The Schedule of Leases (Exhibit 5.6(a))
contains a copy of and an accurate and
complete list of all of Netlink's
leasehold interests in real and
personal property including a brief
description of each leasehold interest
(including the duration and financial
terms thereof) and, if applicable, all
liens, mortgages or other encumbrances
upon each leasehold interest.  All
leases to which Netlink is a party are
currently in full force and effect and
each party thereto has performed all of
its obligations under each of such
leases and is not in default
thereunder, and Netlink is not aware of
any event or condition which could
result in a default under any such
lease after notice or lapse of time or
both, nor has Netlink received notice
of any alleged default under any such
lease. The consummation of the
transactions contemplated by this
Agreement will not result in any
modification, termination, breach or
default or require any consent under
any such lease.

	(b)	Netlink does not own any machinery,
equipment, furniture, fixtures or
improvements (collectively, the "Fixed
Assets") with an original cost per unit
in excess of $500 or with a fair market
value in excess of $5,000, except as
set forth on the Schedule of Fixed
Assets (Exhibit 5.6(b)) attached
hereto.  Netlink has good and
marketable title to all of its personal
property and none of the personal
property or assets of Netlink is
subject to any mortgage, pledge, lien,
conditional sales agreement, security
interest, encumbrance or other charge
except as specifically reflected in the
Base Balance Sheet.

	(c)	All machinery and equipment owned or
leased by Netlink is in reasonably good
repair and in working order.

	5.7	Taxes.

	(a)	Returns and Payments. Netlink has filed
all Tax Returns that it was required to
file. All such Tax Returns were correct
and complete in all respects. All Taxes
owed by Netlink (whether or not shown
on any Tax Return) have been paid or
provided for in Netlink's Financial
Statements.  Netlink currently is not
the beneficiary of any extension of
time within which to file any Tax
Return. No claim has ever been made by
an authority in a jurisdiction where
Netlink does not file Tax Returns that
it is or may be subject to taxation by
that jurisdiction. There are no actual,
pending or threatened liens,
encumbrances or charges against any of
the assets of Netlink arising in
connection with any failure (or alleged
failure) to pay any Tax.

	(b)	Withholding Taxes. Netlink has withheld
and paid all Taxes required to have
been withheld and paid in connection
with amounts paid or owing to any
employee, independent contractor,
creditor, shareholder or other third
party.

	(c)	Tax Liabilities. None of Netlink, the
Stockholders or any of Netlink's
officers, directors or employees
responsible for Tax matters has
knowledge of any facts that would lead
them to expect any authority to assess
any additional Taxes for any period for
which Tax Returns have been filed.
There is no dispute or claim concerning
any Tax liability of Netlink either
claimed or raised by any authority in
writing or as to which any of Netlink,
the Stockholders or any of Netlink's,
officers, directors or employees
responsible for Tax matters has
knowledge based upon personal contact
with any agent of such authority.  The
Schedule of Tax Matters (Exhibit 5.7(c)
hereto) includes all Tax Returns filed
for taxable periods ended on or after,
and all examination reports, closing
agreements and statements of
deficiencies assessed against or agreed
to by Netlink since December 31, 1994,
indicates those Tax Returns that have
been audited and indicates those Tax
Returns that currently are the subject
of audit.  Netlink has disclosed on its
federal income Tax Returns all
positions taken therein that could give
rise to a substantial understatement of
federal income Tax within the meaning
of Code Section 6662.

	(d)	Statute of Limitations. Netlink has not
waived any statute of limitations in
respect of Taxes or agreed to any
extension of time with respect to a Tax
assessment or deficiency.

	(e)	Affiliated Group. Netlink has not been
a member of an affiliated group filing
a consolidated federal income Tax
Return or has any liability for the
Taxes of any other person or entity
under Treasury Regulations Section
1.1502-6 (or similar provision of
state, local, or foreign law), as a
transferee or successor, by contract or
otherwise.  Netlink is not a party to
any Tax allocation or sharing
agreement.

	(f)	Tax Attributes. Netlink is an S
Corporation within the meaning of Code
Section 1361(a).

5.8	Absence of Undisclosed Liabilities. As
of the date of the Base Balance Sheet and the date hereof, Netlink had and has no indebtedness, liabilities or obligations of any nature or kind, whether accrued, absolute, contingent or otherwise asserted or unasserted, known or unknown and whether due or to become due (including, without limitation, potential liabilities relating to products or services provided by Netlink or the conduct of Netlink's business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities which are reflected on the Base Balance Sheet.

5.9	Accounts Receivable. A complete and
accurate listing of all accounts receivable of Netlink as of December 31, 1999 accurately reflecting the aging thereof is attached hereto as the Schedule of Accounts Receivable (Exhibit 5.9).
 Netlink has no accounts receivable or loans receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees or the Stockholders, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing Date.

5.10	Unbilled Time; Work In Process. The
value of all unbilled time or work-in-process stated in the Base Balance Sheet reflect Netlink's normal valuation policies and billing practices and was determined in accordance with generally accepted accounting principles, practices and methods consistently applied.

5.11	Absence of Certain Changes.  Except as
provided in Exhibit 5.11 and since the date of the Base Balance Sheet, there has not been:

	(a)	any operation of Netlink out of the
ordinary course of business or any
change in the financial condition,
properties, assets, liabilities,
business, prospects or operations of
Netlink which change, by itself or in
conjunction with all other such
changes, has been or is likely to be
materially adverse with respect to
Netlink;

	(b)	any material purchase, sale, license or
other disposition, or any agreement or
other arrangement for the purchase,
sale, license or other disposition, of
any part of Netlink's properties or
assets (including any patents,
trademarks and copyrights) other than
purchases for and sales from inventory
in the ordinary course of business;

	(c)	any damage, destruction or loss,
whether or not covered by insurance,
adversely affecting Netlink's
properties, assets or business in
excess of $5,000 per single occurrence;

	(d)	any change with respect to the
Netlink's officers, management or
supervisory personnel other than
changes in supervisory personnel
occurring in the ordinary course of
business;

	(e)	any payment or discharge of a lien or
liability of Netlink which has been
paid or incurred other than in the
ordinary course of business;

	(f)	any obligation or liability incurred by
Netlink to any bank, to any officer,
director, employee or stockholder of
Netlink, or, other than in the ordinary
course of business, to any other
individual; or any loans or advances
made by Netlink to any officer,
director, employee or stockholder of
Netlink, except for normal compensation
and expense allowances payable to such
persons;

	(g)	any capital expenditure by Netlink in
excess of $10,000 for any one item;

	(h)	any contracts entered into by Netlink
which obligate Netlink for more than
$10,000 with respect to any one
contract or more than $25,000 with
respect to the aggregate of all such
contracts;

	(i)	any change in the accounting methods or
practices followed by Netlink or any
change in depreciation or amortization
policies or rates theretofore adopted;

	(j)	any increase in work in process levels
in excess of historical levels for
comparable periods;

	(k)	any acceleration, termination,
modification or cancellation of any
agreement, contract, lease or license
(or series of related agreements,
contracts, leases or licenses)
involving more than $10,000 to which
Netlink is a party or by which it is
bound;

	(l)	any issuance of any evidence of
indebtedness or creation, incurring,
assumption or guaranteeing of any
indebtedness for borrowed money or
capital lease obligations involving in
excess of $10,000 singly or $25,000 in
the aggregate;

	(m)	any delay or postponement of payment of
any accounts payable or other
liabilities outside the ordinary course
of business;

	(n)	any declaration, setting aside or
payment of any dividend or distribution
with respect to its capital stock, or
redemption, purchase or other
acquisition of its capital stock;

	(o)	any change in the employment terms or
employment-related benefits for any
independent sales representative or
employee outside the ordinary course of
business; or

	(p)	any agreement or understanding, whether
in writing or otherwise, for Netlink to
take any of the actions specified in
paragraphs (a) through (o) above.

5.12	Banking Relations. All of the
arrangements which Netlink has with any banking institutions are described in the Schedule of Arrangements with Banking Institutions (Exhibit
5.12) attached hereto, indicating with respect to each of such arrangements the type of arrangement maintained and the person or persons authorized to act on behalf of the Netlink in respect thereof.

5.13	Intellectual Property.

	(a)	All domestic and foreign patents,
patent applications, copyrighted works,
copyright applications and
registrations, trade names, trademarks
and service marks, registered
trademarks and trademark applications,
registered service marks and service
mark applications which are used by,
owned by or licensed to Netlink
(collectively, the "Intellectual
Property") are listed in the Schedule
of Intellectual Property (Exhibit 5.13)
attached hereto, which Schedule
indicates, with respect to each, the
nature of Netlink's interest therein
and the expiration date thereof or the
date on which Netlink's interest
therein terminates. Registered
copyrights, patents, trademarks and
service marks which are owned by or
licensed to Netlink have been duly
registered in, filed in or issued by,
as the case may be, the United States
Patent and Trademark Office, the United
States Register of Copyrights or the
corresponding offices of other
countries identified on said Schedule,
and have been properly maintained and
renewed in accordance with all
applicable provisions of law and
administrative regulations in the
United States and each such country.

	(b)	The Intellectual Property is the only
intellectual property used in or
otherwise necessary to operate the
business and operations of Netlink as
currently conducted or proposed to be
conducted.

	(c)	Use of the Intellectual Property and
any other intellectual property used by
Netlink does not require the consent of
any other person and the same are
freely transferable (except as
otherwise provided by law) and are
owned exclusively by Netlink, free and
clear of any attachments, liens,
encumbrances or adverse claims, and
neither its present or contemplated
activities, products or service
infringe, misappropriate, dilute,
impair or constitute unfair competition
with respect to any patent, tradename,
trademark, copyright or other
proprietary rights of others.

	(d)	No other person has an interest in or
right or license to use, or the right
to license others under, the
Intellectual Property. There are no
claims or demands of any other person
pertaining thereto and no proceedings
have been instituted, or are pending or
threatened, which challenge the rights
of Netlink in respect thereof and
Netlink and the Stockholders do not
know of any facts which could be the
basis of any such claims. There is no
infringement of any of the Intellectual
Property by others nor is any of the
Intellectual Property subject to any
outstanding order, decree, judgment,
stipulation, settlement, lien, charge,
encumbrance or attachment. No claim or
demand has been made and no proceeding
has been filed or is threatened to be
filed charging Netlink with
infringement of any patent, trade name,
trademark, service mark or copyright
and Netlink and the Stockholders do not
know of any facts which could be the
basis of any such claims. There are no
royalties, honoraria, fees or other
payments payable by or on behalf of
Netlink to any person with respect to
any of the Intellectual Property.

5.14	Trade Secrets and Customer Lists.
Netlink owns or has the right to use, free and clear of any claims or rights of others, all trade secrets, inventions, developments, customer lists, manufacturing and secret processes, hardware designs, programming processes, software and other information and know-how (if any) required for or used in the marketing of all services formerly or presently sold, licensed, under development or produced by Netlink, including products licensed from others. There are no payments which are required to be made by or on behalf of Netlink for the use of such trade secrets, inventions, developments, customer lists, copyrighted materials, manufacturing and secret processes and know-how. Netlink is not using or in any way making any unlawful or wrongful use of any confidential information, copyrighted materials, know-how or trade secrets of any third party, including, without limitation, any former employer of any present or past employee of Netlink or of any of Netlink's predecessors. None of the Stockholders is a party to any non-competition or confidentiality agreement with any party other than Netlink.

5.15	Contracts.  Except for contracts,
commitments, plans, agreements and licenses attached to and described in the Schedule of Contracts and Commitments (Exhibit 5.15) attached hereto, Netlink is not a party to or subject to:

	(a)	any plan or contract providing for
compensation or benefits of any type in
connection with services rendered to
Netlink by its employees or independent
contractors having an aggregate value
with respect to any one individual in
excess of $25,000 (other than those
providing for employment at will), or
involving any interest in the capital
stock of Netlink;

	(b)	any contract or agreement for the
purchase of any commodity, material or
Fixed Asset, other than purchase orders
entered into in the ordinary course of
business for less than $10,000 each and
which in the aggregate do not exceed
$30,000;

	(c)	any contract or agreement for the sale
of any product, material, Fixed Assets
or service, other than contracts with
customers entered into in the ordinary
course of business;


	(d)	any contract or agreement providing for
the purchase of all or substantially
all of its requirements of a particular
product from a supplier, or for
periodic minimum purchases of a
particular product from a supplier;

	(e)	any contract or agreement which by its
terms does not terminate or is not
terminable without penalty by Netlink
and any successor or assignee of
Netlink on 30 days' notice;

	(f)	any contract containing covenants
limiting in any material respect
Netlink's freedom to compete in any
line of business or with any Person;

	(g)	any license agreement (as licensor or
licensee);

	(h)	any contract or agreement with any
present or former officer, director or
stockholder of Netlink or with any
persons or organizations controlled by
or affiliated with any of them;

	(i)	any contract, agreement or arrangement
providing for a guarantee or
indemnification by Netlink;

	(j)	any agreement concerning a partnership
or joint venture; or

	(k)	any agreement under which the
consequences of a default or
termination could have a material
adverse effect on the business,
financial conditions or prospects of
Netlink.

Copies of all contracts, commitments, plans, agreements or licenses attached to and described in the Schedule of Contracts and Commitments are true, correct and complete, and have been subject to no amendment, extension or other modification as of the date hereof. Each contract, commitment, plan agreement and license described in the Schedule of Contracts and Commitments or the Schedule of Customers, Distributors and Independent Sales
Representatives (Exhibit 5.27) is binding and enforceable in accordance with its terms and is in full force or effect without any default thereunder by Netlink or, to the knowledge of Netlink or any Stockholder, by any other party thereto (a
"default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default). The execution, delivery and performance of this Agreement, and the agreements, documents and instruments contemplated hereby, by Netlink and the Stockholders and the change in control of Netlink effected hereby does not and will not affect the validity or enforceability of, or in any way modify Netlink's rights or obligations under any contract, lease, commitment, plan, agreement or license to which Netlink is a party or under which it is entitled to benefits.

	5.16	Litigation.  There are no suits,
actions or administrative, arbitration or other proceedings or governmental investigations pending or threatened against or relating to Netlink or Netlink's properties or business. Netlink is not otherwise engaged as a party in any suit, action or administrative, arbitration or other proceeding.
Netlink has not entered into or been subject to any consent decree, compliance order or administrative order with respect to any property owned, operated, leased or used by Netlink. Netlink has not received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any property owned, operated, leased or used by Netlink or any facilities or operations thereon. There are no existing or, to the knowledge of Netlink or the Stockholders, threatened warranty or other similar claims, or any facts upon which a claim of such nature could be based, against Netlink for services which are defective or fail to meet any service or product warranties. Neither Netlink nor any Stockholder is aware of any facts providing a basis for any matter addressed in this Section 5.16 or has any reason to believe that any such matters will be forthcoming.

5.17	Compliance with Laws. Netlink is not in
material violation of any laws, rules or regulations which apply to the conduct of its business or any facilities or property owned, leased, operated or used by Netlink. There has never been any citation, fine or penalty imposed, asserted or threatened against Netlink under any foreign, federal, state, local or other law or regulation relating to employment, immigration, occupational safety, zoning or environmental matters, and neither Netlink nor the Stockholders is aware of any circumstances, occurrences or conditions likely to result in the imposition or assertion of such a citation, fine or penalty, nor has Netlink or the Stockholders received any notice to the effect that Netlink is in violation of any such laws or regulations.

5.18	Insurance. The physical properties and
assets of Netlink are insured to the extent disclosed in the Schedule of Insurance (Exhibit
5.18) attached hereto, and all other insurance policies and arrangements of Netlink are disclosed in said Schedule, including present product liability insurance policies and product liability insurance policies held by Netlink over the past five years. All such present policies of insurance are with insurance companies believed by Netlink to be financially sound and reputable and are in full force and effect, all premiums with respect thereto are currently paid and Netlink is in compliance with the terms thereof. Said insurance policies are sufficient for compliance by Netlink with all requirements of law and all agreements and leases to which Netlink is a party and provide insurance coverage for the properties, assets, operations and employees of Netlink generally comparable in type and amount to that which is customarily carried by other corporations engaged in similar businesses and of approximately the same size and similarly situated as Netlink. The workers' compensation insurance of Netlink complies with applicable statutory requirements as to the amount of such coverage. Neither this Agreement nor the consummation of the transactions contemplated hereby will cause any such insurance policy not to be in full force and effect.

5.19	Service Warranties. Each service
performed by Netlink has been in material conformity with all applicable contractual commitments and all express and implied warranties.
Netlink has no material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand which may give rise to any liability) for reperformance of any service or other damages in connection therewith, subject only to the reserve for service warranty claims set forth in the Base Balance Sheet (if any) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Netlink. No service performed by Netlink is subject to any guaranty, warranty or other indemnity.

5.20	Service Liability.   Netlink has no
material liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of any service performed by Netlink.

5.21	Powers of Attorney. Neither Netlink nor
any Stockholder has entered into any outstanding power of attorney relating to Netlink or its business or assets.

5.22	Finder's Fee. Neither Netlink nor any
of the Stockholders have incurred or will incur or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

5.23	Authorizations. Netlink has obtained
and is in compliance with all federal, foreign, state, provincial, municipal, local or other governmental consents, certifications, licenses, permits, registrations, grants and other authorizations (collectively the "Authorizations" and individually an "Authorization") which are necessary to permit it to conduct its business as presently conducted, and no proceeding is pending or threatened in which any Person or governmental authority is seeking to revoke or deny the renewal of any Authorization. All Authorizations are listed in the Schedule of Authorizations (Exhibit 5.23).
Each Authorization is in full force and effect without any default thereunder by Netlink (a
"default" being defined for purposes hereof as an actual default or any set of facts which would, upon receipt of notice or passage of time, constitute a default), will remain in full force and effect after giving effect to the transactions contemplated by this Agreement, and Netlink has not received notice of any claim or charge that Netlink has breached any Authorization.

5.24	Transactions with Interested Persons.
Neither the Stockholders nor any officer, supervisory employee or director of Netlink nor any of their respective spouses or children, owns, directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director or in another similar capacity of, any customer, competitor or supplier of Netlink, or any organization which has a material contract or arrangement with Netlink.

5.25	Employee Benefit Plans.

	(a)	All employee benefit plans, as that
term is defined in Section 3(3) of
ERISA, which now are or ever have been
maintained by Netlink (or any
subsidiary of Netlink) or to which
Netlink (or any subsidiary of Netlink)
now has or has ever had an obligation
to contribute (the "Employee Benefit
Plans") are described in the Schedule
of Employee Benefit Plans
(Exhibit 5.25) attached hereto. No
event has occurred nor has there been
any omission which would result in
violation of any laws, rulings or
regulations applicable to any Employee
Benefit Plan. There are no claims
pending or threatened with respect to
any Employee Benefit Plan, other than
claims for benefits by employees,
beneficiaries or dependents arising in
the normal course of the operation of
any such plan.

	(b)	Each Employee Benefit Plan that is
intended to be qualified under Section
401(a) or 401(k) of the Code is
identified as a "Qualified Plan" on the
Schedule of Employee Benefit Plans and
has in fact been so qualified from the
effective date of its establishment and
continues to be so qualified (unless
such plan has been terminated, in which
case such plan continued to be so
qualified until its date of
termination). No event or omission has
occurred which would cause any such
plan to lose its qualification under
Section 401(a) or 401(k) of the Code,
or which would cause Netlink to incur
liability for any excise tax under the
Code with respect to the maintenance,
operation or any other aspect of any
such Qualified Plan.

	(c)	Neither Netlink nor any member of any
group of trades or businesses under
common control with Netlink, within the
meaning of Section 4001(b)(1) of ERISA,
(i) has ever had an obligation to
contribute to a multiemployer plan,
within the meaning of Section 3(37) of
ERISA, (ii) has incurred any liability
under Title IV of ERISA, which will not
be paid in full prior to the Closing
Date or (iii) has ever made
contributions to or has had an
obligation to contribute to an
association established under Section
501(c)(9) of the Code. With respect to
each employee benefit plan as that term
is defined in Section 3(3) of ERISA,
maintained by Netlink or any member of
any "controlled group" (as defined in
Section 412(n) of the Code) of which
Netlink is or has been a member (a
"Controlled Group") to which Netlink or
any member of any Controlled Group has
had an obligation to contribute there
are no "accumulated funding
deficiencies" within the meaning of
Section 302 of ERISA or Section 412 of
the Code, or contributions or premiums
required to be made which have not been
either paid or accrued as a liability
by Netlink. All payments and
contributions required to be made under
any and all collective bargaining
agreements, or any other agreements, to
which Netlink or any member of any
Controlled Group is a party or is
otherwise subject, have been made on a
timely basis.

	(d)	With respect to each "group health
plan" (as defined in Section 607(1) of
ERISA) that has been maintained by
Netlink or any member of any Controlled
Group, all notices required pursuant to
Section 606 of ERISA have been provided
on a timely basis and each such plan
has otherwise complied in all material
respects with the requirements of
Sections 606 through 608 of ERISA.
Except as required by Section 601 of
ERISA, neither Netlink nor any member
of any Controlled Group has made any
commitment or is otherwise obligated to
provide any non-pension benefits to any
employee, former employee or spouse or
dependent of any such employee or
former employee.

	(e)	With respect to each Employee Benefit
Plan maintained by Netlink (or any
subsidiary of Netlink) within the three
years preceding the Closing, complete
and correct copies of the following
documents (if applicable to such
Employee Benefit Plan) are attached as
part of the Schedule of Employee
Benefit Plans: (i) all documents
embodying or governing such Employee
Benefit Plan, as they may have been
amended to the date hereof; (ii) the
most recent IRS determination letter
with respect to such Employee Benefit
Plan and any applications for
determination subsequently filed with
the IRS; (iii) the three most recently
filed IRS Forms 5500, with all
applicable schedules attached thereto;
(iv) the three most recent actuarial
valuation reports completed with
respect to such Employee Benefit Plan;
(v) the summary plan description for
such Employee Benefit Plan and all
modifications thereto; and (vi) any
insurance policy (including any
fiduciary liability insurance policy)
related to such Employee Benefit Plan.

5.26 Intentionally deleted.

5.27	Customers. Distributors and Independent
Sales Representatives. The Schedule of Customers,
Distributors and Independent Sales Representatives
(Exhibit 5.27) sets forth the names and addresses of all customers to which, and independent sales representatives and distributors through which,
Netlink has sold or distributed in excess of $50,000 of its services during any of the last three fiscal years of Netlink. Such schedule also indicates all customers, distributors and independent sales representatives with which
Netlink has entered into a contract or agreement.
During such period and through the date hereof, no such customer or distributor has canceled or otherwise terminated its relationship with Netlink or decreased materially its usage or purchase of the services of Netlink. To the knowledge of Netlink or any of the Stockholders, no such customer or distributor has any plan or intention to terminate, cancel or otherwise modify its relationship with Netlink in a manner which would be materially adverse to Netlink.

5.28	Labor Relations: Employees. Netlink
employs approximately 28 employees as of the date hereof and generally enjoys a good employer-employee relationship. Each employee of Netlink who is compensated in the aggregate in excess of $25,000 annually and his or her current rate of compensation is listed, together with a copy of any employment agreement, in the Schedule of Employee
Compensation (Exhibit 5.28) attached hereto.
Netlink is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of Netlink's employees, neither Netlink nor Stonehaven will by reason of anything done prior to the Closing be liable to any of such employees for "severance pay" or any other payments. Netlink is in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment and wages and hours. There are no charges of employment discrimination or unfair labor practices, claims by employees against Netlink the asserted value of which exceeds $5,000 individually or $15,000 in the aggregate or strikes, slowdowns, stoppages of work or any other concerted interference with normal operations existing, pending or threatened against or involving Netlink. No question concerning representation exists respecting the employees of Netlink. No grievance which might have an adverse effect on Netlink or the conduct of its business or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by Netlink.

5.29	Other Agreements and Claims. Except as
set forth in the Schedule of Other Agreements
(Exhibit 5.29) attached hereto, there are no material agreements or arrangements not contained herein, or disclosed in any Schedule hereto, to which any Stockholder, or any individual serving as director or officer of Netlink, is a party relating to the business of Netlink or to such Stockholder's, director's or officer's rights and obligations as a stockholder, partner of a stockholder, director or officer of Netlink. As of the Closing Date, each Stockholder represents that he or she has no known material claims for damages, reimbursement, entitlement or otherwise against
Netlink.

5.30	Copies of Documents. Netlink has
included in the Schedules and Exhibits attached hereto true and correct copies of (a) all material documents referred to in this Section 5 including, without limitation, those referred to in the Schedules delivered to Stonehaven pursuant to this Agreement, and (b) all other corporate books and records including, without limitation, all stock record books, all minutes of stockholders' and directors' meetings and all consents in lieu of such meetings, which accurately record all action taken by its stockholders and Board of Directors and committees thereof from the date of organization of Netlink through the date hereof.
However, if Netlink has previously provided a copy of any documents to Stonehaven, Netlink's obligations hereunder will be satisfied by describing the document on any Schedule or Exhibit hereto and indicating its prior delivery to Stonehaven.

5.31	Disclosure of Material Information and
Potentially Adverse Developments.  Netlink and the
Stockholders have reported to Stonehaven any and all material information of which Netlink or any of the Stockholders has knowledge as to potentially adverse factors in the business of Netlink, other than factors affecting the industry generally.

5.32	Netlink Common Stock.  The Stockholders
own of record and beneficially the number of shares of Netlink Common Stock set forth opposite his or her name in Exhibit 5.3 hereto, free and clear of any and all restrictions on transfer (other than any restrictions under the Act and state securities laws which do not prohibit the transfer of Netlink
Common Stock to Stonehaven as contemplated herein and other than the Shareholder and Voting Control
Agreement referred to in Section 5.3 hereof), pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever. No
Stockholder is a party to any contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any capital stock of Netlink (other than this Agreement, and the Shareholder and Voting Control Agreement referred to in Section 5.3 hereof). No Stockholder is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Netlink other than the Shareholder and Voting Control Agreement referred to in Section 5.3 hereof.

5.33	Authority. The Stockholders have full
right, authority, power and capacity: (i) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of him or her pursuant to this Agreement;
(ii) to carry out the transactions contemplated hereby and thereby; and (iii) to transfer, sell and deliver the Netlink Common Stock to Stonehaven (or its designee) in the Merger pursuant to this Agreement. This Agreement and each agreement, document and instrument executed and delivered by each Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Stockholders, each enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument by the
Stockholders: (i) does not and will not violate any foreign, federal, state, local or other laws, regulations or ordinances applicable to the Stockholders or require the Stockholders to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made;
and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Stockholders are a party or by which the property of the Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the property or assets of Netlink.

5.34	Certain Securities Law Matters;
Investment Representations. Each Stockholder acknowledges being furnished by Stonehaven with a copy of Stonehaven's recent filings with the SEC, including Form SB-21A filed October 25, 1999, Form
10QSB/A filed November 16, 1999, Form 8K filed
January 13, 2000 and Form 8-K/A filed January 14,
2000, and being offered the opportunity to ask questions of, and receive answers from, Stonehaven's officers with respect to Stonehaven's business and financial affairs. Each Stockholder hereby acknowledges and agrees that the Stonehaven
Common Stock to be acquired pursuant to this Agreement is being acquired for his or her own account and not for any other person, or with a view to distribution or sale thereof, and that such securities have not been registered under the Act or applicable state securities or "Blue Sky" laws, and therefore cannot be resold unless so registered or exempted therefrom. The Stockholders agree and understand that certificates representing such securities will bear the following legend reflecting the foregoing restrictions on transfer:

"The shares of stock represented by
this certificate have not been
registered under the Securities Act of
1933, as amended (the "Act")
or under any applicable state
securities laws (the "Laws").  The
shares
may not be sold, transferred, assigned,
pledged or otherwise disposed
of at any time unless they are
registered under such Act and Laws
or unless in the opinion of legal
counsel for the Company such
disposition will not result in a
violation of such Act or any such
Laws."

	5.35	Further Assurances.  The
representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Netlink to Stonehaven pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact, and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF
STONEHAVEN AND SUBSIDIARY

Stonehaven and Subsidiary, jointly and
severally, hereby make to the Stockholders each of the representations and warranties set forth in this Section 6 as follows:

6.1	Organization and Good Standing.
Stonehaven is a real estate investment trust duly organized, legally existing, and in good standing under the laws of the State of Maryland with full corporate power to conduct its business as now being conducted. Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware with full corporate power to conduct business as now being conducted.

6.2	Authority. Stonehaven and Subsidiary
have full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by them pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each such other agreement, document and instrument by them has been duly and validly authorized and approved by all necessary action on the part of each of them and no other action on the part of each of them is required in connection therewith. This Agreement and each agreement, document and instrument to be executed and delivered by each of them pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each of them, each enforceable in accordance with their respective terms. The execution, delivery and performance by Stonehaven and Subsidiary of this Agreement and each such agreement, document and instrument:

(a)	does not and will not violate any
foreign, federal, state, local or other
laws, regulations or ordinances
applicable to Stonehaven;

(b)	does not or will not violate any term
or provision of the Declaration of
Trust of Stonehaven or the Articles of
Incorporation or Bylaws of Stonehaven
and Subsidiary; or

(c)	does not and will not result in a
breach of, constitute or result in a
default under, accelerate any
obligation under or give rise to a
right of termination of, any indenture
or loan or credit agreement or any
other agreement, contract, instrument,
mortgage, lien, lease, permit,
authorization, order, writ, judgment,
injunction, decree, determination or
arbitration award to which Stonehaven
or Subsidiary is a party or by which
the property of Stonehaven or
Subsidiary is bound or affected, or
result in the creation or imposition of
any mortgage, pledge, lien, security
interest or other charge or encumbrance
on any of Stonehaven's or Subsidiary's
assets.

No consent or waiver by, approval of, or designation, declaration or filing with, any Person or authority (governmental or otherwise) is required in connection with the execution, delivery and performance by Stonehaven or Subsidiary of this Agreement and each agreement, document and instrument to be executed and delivered by Stonehaven pursuant to this Agreement.

	6.3.	Stonehaven Common Stock.  The
Stonehaven Common Stock is, and when delivered to the Stockholders pursuant to this Agreement will be, (i) duly authorized, validly issued and outstanding, (ii) fully paid, non-assessable and free of preemptive rights, and (iii) free and clear of any and all pledges, claims, restrictions, charges, liens, security interests, encumbrances or other interests of third parties of any nature whatsoever, except for restrictions imposed by state or federal securities laws and any other restriction imposed by this Agreement.

	6.4	SEC Reports.  Stonehaven has filed all
required forms, reports and documents with the SEC which, when filed comply as to form in all material respects with all applicable requirements of the Act and the Securities Exchange Act of 1934, as amended, and there has been no material adverse change in the assets or financial condition of Stonehaven since the date upon which Stonehaven made its last filing with the SEC.

	6.5	Further Assurances.  The
representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Stonehaven to Netlink and the Stockholders pursuant to this Agreement, when taken together, do not and shall not contain any untrue statement of a material fact, and do not and shall not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances in which they were made.

SECTION 7.	PRE-CLOSING COVENANTS OF NETLINK AND
THE STOCKHOLDERS

Each of Netlink and the Stockholders,
jointly and severally, hereby make the covenants and agreements set forth in this Section 7.

7.1	Conduct of Business. Between the date
of this Agreement and the Closing Date, Netlink will, and the Stockholders will cause Netlink to:

	(a)	conduct its business only in the
ordinary course and refrain from
changing or introducing any method of
management or operations or entering
into any agreement or commitment except
in the ordinary course of business and
consistent with prior practices;

	(b)	refrain from making any purchase, sale
or disposition of any asset or property
other than in the ordinary course of
business, from purchasing any capital
assets costing more than $25,000 in the
aggregate and from mortgaging,
pledging, subjecting to a lien or
otherwise encumbering any of its
properties or assets other than in the
ordinary course of business;

	(c)	refrain from incurring any contingent
liability as a guarantor or otherwise
with respect to the obligations of
others, and from incurring any other
contingent or fixed obligations or
liabilities except those that are in
the ordinary course of business;

	(d)	refrain from making any change or
incurring any obligation to make a
change in its Articles, Bylaws or
authorized or issued capital stock;

	(e)	refrain from declaring, setting aside
or paying any dividend, making any
other distribution in respect of its
capital stock or making any direct or
indirect redemption, purchase or other
acquisition of its stock;

	(f)	refrain from making any change in the
compensation payable or to become
payable to any of its officers,
employees, agents or independent
contractors;

	(g)	refrain from increasing short or long-
term debt except in the ordinary course
of business, prepaying any loans from
its stockholders, officers or directors
(if any) or making any change in its
borrowing arrangements;

	(h)	prevent any change with respect to its
management and supervisory personnel
and banking arrangements;

	(i)	keep intact its business organization,
keep available its present officers and
employees and preserve the goodwill of
all suppliers, customers, distributors,
independent contractors and others
having business relations with it;

	(j)	have in effect and maintain at all
times all insurance of the kind, in the
amount and with the insurers set forth
in the Schedule of Insurance hereto or
equivalent insurance with any
substitute insurers or insurance
policies approved by Stonehaven in
writing prior to such change of insurer
or issuance of new insurance policy;

	(k)	furnish Stonehaven with unaudited
monthly balance sheets and statements
of income of Netlink within ten (10)
days after each month end for each
month ending more than ten (10) days
before the Closing; and

	(l)	permit Stonehaven and its authorized
representatives to have full access to
all of its properties, assets, records,
tax returns, contracts and documents
and furnish to Stonehaven or its
authorized representatives such
financial and other information with
respect to Netlink's business or
properties as Stonehaven may from time
to time reasonably request.

7.2	Authorization from Others. Prior to the
Closing Date, Netlink and each of the Stockholders will obtain all authorizations, consents and permits of others required to permit the consummation by Netlink and each of the Stockholders of the transactions contemplated by this Agreement.

7.3	Breach of Representations and
Warranties. Neither Netlink nor any Stockholder shall take any action which would result in any of the representations and warranties contained in
Section 5 hereof being untrue in any material respect. Promptly upon the occurrence of, or promptly upon Netlink or a Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Netlink or such Stockholder prior to the date hereof, of any of the representations and warranties of Netlink or the Stockholders contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Netlink or such Stockholder, as the case may be, shall give detailed written notice thereof to Stonehaven and shall use its, his or her best efforts to prevent or promptly remedy the same.

7.4	Consummation of Agreement. Netlink and
the Stockholders, jointly and severally, shall use their best efforts to perform and fulfil all conditions and obligations on their parts to be performed and fulfilled under this Agreement.
Netlink will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors, in accordance with the laws of the state of incorporation of Netlink.

7.5	Cooperation with Stonehaven.  Netlink
and the Stockholders, jointly and severally, shall cooperate with all reasonable requests of Stonehaven and Stonehaven's counsel in connection with the consummation of the transactions contemplated hereby.

7.6	No Solicitation of Other Offers.  Until
the earlier of March 1, 2000 or the date that Stonehaven notifies Netlink in writing of Stonehaven's intention to abandon this Agreement, none of Netlink, the Stockholders, nor any of their respective officers, directors, agents or representatives will, directly or indirectly, (i) solicit, initiate discussions or engage in negotiations with, any person, other than Stonehaven, relating to the possible acquisition of Netlink or any of Netlink's assets or capital stock, including whether by merger or other business combination (except in the ordinary course of business of Netlink); (ii) provide, or cause any other person to provide, any information to any person, other than Stonehaven, relating to the possible acquisition of Netlink or any of Netlink's assets or capital stock, including whether by merger or other business combination (except in the ordinary course of business of Netlink); or (iii) enter into a transaction with any Person, other than Stonehaven, concerning the possible acquisition of Netlink or any of Netlink's assets or capital stock, including whether by merger or other business combination (except in the ordinary course of business of Netlink). None of the Stockholders will vote their Netlink Common Stock in favor of any acquisition proposed by a party other than Stonehaven. The Stockholders will notify Stonehaven immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

7.7	Confidentiality.  Netlink and the
Stockholders, jointly and severally,  agree that
(a) Netlink, the Stockholders and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use, any "Confidential Information" obtained in connection with this transaction or Agreement with respect to the business of Stonehaven, except for the purpose of Netlink's internal evaluation of the transactions contemplated by this Agreement; (b) if such transactions are not consummated, Netlink will return to Stonehaven all copies of such Confidential Information, including but not limited to worksheets, reports, manuals, lists, memoranda and other documents prepared by or made available to Netlink or the Stockholders in connection with this transaction; and (c) they will treat the existence of this Agreement and the transactions contemplated hereby as strictly confidential and will not disclose them to any Person without the prior written consent of Stonehaven. "Confidential
Information" includes all business and financial information of Stonehaven, including financial statements, tax returns, business and marketing plans and customer and supplier data, but does not include publicly available information obtained from a third party source not under an agreement or obligation to maintain in the confidentiality of such information and information independently developed by a party without the use of otherwise confidential information.

7.8	Landlord Estoppel Certificates.
Netlink and the Stockholders will use their reasonable best efforts to obtain from Netlink's landlords (the "Landlords") estoppel certificates acceptable in form and substance to Stonehaven providing that (i) each lease is in full force and effect and has not been modified, altered or supplemented in any way; (ii) on the date of such estoppel certificate, there are no existing defenses, off-sets or credits which the Landlord has against Netlink under the lease, and the Landlord is not aware of any action or inaction that has occurred or failed to occur that by the passage of time or upon notice duly given would constitute a defense to the lease or create a right of off-set or to a credit, or if such an action or inaction has occurred, the nature of the action or inaction; and (iii) stating the amount of rent and the date through which such rent has been paid.

SECTION 8.	 PRE-CLOSING COVENANTS OF STONEHAVEN
AND SUBSIDIARY

8.1	Consummation of Agreement. Stonehaven
and Subsidiary shall use their best efforts to perform and fulfil all conditions and obligations on their part to be performed and fulfilled under this Agreement. Stonehaven and Subsidiary will obtain prior to the Closing all necessary authorizations or approvals of their Board of Trustees or Board of Directors and stockholders (in the case of Subsidiary), in accordance with the laws of the States of Maryland and Delaware, respectively.

8.2	Confidentiality.  Stonehaven and
Subsidiary agree that, unless and until the Closing has been consummated, (a) Stonehaven and Subsidiary and their officers, directors, agents and representatives will hold in strict confidence, and will not use, any "Confidential Information" obtained in connection with this transaction or Agreement with respect to the business of Netlink, except for the purpose of their internal evaluation of this transaction or the consummation of the transaction contemplated herein and (b) if the transactions contemplated by this Agreement are not consummated, Stonehaven and Subsidiary will return to Netlink all copies of such Confidential
Information, including but not limited to worksheets, reports, manuals, lists, memoranda and other documents prepared by or made available to Stonehaven and Subsidiary in connection with this transaction. "Confidential Information" includes all business and financial information of Netlink, including financial statements, tax returns, business and marketing plans and customer and supplier data, but does not include publicly available information obtained from a third party source not under an agreement or obligation to maintain the confidentiality of such information and information independently developed by a party without the use of otherwise confidential information. Nothing in this Agreement shall be construed to prevent Stonehaven and Subsidiary from, or in any way subject Stonehaven and Subsidiary to liability for, making such disclosures regarding this Agreement or the negotiation of the transactions contemplated herein as Stonehaven and Subsidiary shall reasonably determine are necessary under the federal securities laws so long as Stonehaven and Subsidiary shall have sent to Netlink, by facsimile, written notice of Stonehaven's intention to make such disclosure.

8.3	Authorization from Others. Prior to the
Closing Date, Stonehaven and Subsidiary will obtain all authorizations, consents and permits of others, if any, required to permit the consummation by Stonehaven and Subsidiary of the transactions contemplated by this Agreement.

8.4	Breach of Representations and
Warranties. Neither Stonehaven nor Subsidiary shall take any action which would result in any of the representations and warranties contained in Section
6 hereof being untrue in any material respect.
Promptly upon the occurrence of, or promptly upon Stonehaven or Subsidiary becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Stonehaven or Subsidiary prior to the date hereof, of any of the representations and warranties of Stonehaven or Subsidiary contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Stonehaven or Subsidiary, as the case may be, shall give detailed written notice thereof to Netlink and shall use its best efforts to prevent or promptly remedy the same.

8.5	Cooperation with Netlink.  Stonehaven
shall cooperate with all reasonable requests of Netlink and Netlink's counsel in connection with the consummation of the transactions contemplated hereby.

SECTION 9.	CONDITIONS PRECEDENT TO STONEHAVEN'S
AND SUBSIDIARY'S OBLIGATIONS

The obligation of Stonehaven and Subsidiary to consummate this Agreement and the transactions contemplated hereby is subject to the fulfilment, prior to or at the Closing, of the conditions precedent set forth in this Section 9.

9.1	Instruments of Transfer. The
Stockholders shall have delivered to Stonehaven stock certificates representing all outstanding shares of Netlink Common Stock in accordance with
Section 3.

9.2	Intentionally deleted.

9.3	Opinions of Counsel. Stonehaven shall
have received the opinion, dated the Closing Date and satisfactory in form and substance to it, of counsel for Netlink and the Stockholders, which opinion shall be substantially in the form of
Exhibit 9.3 hereto.

9.4	Employment Arrangements.  Odeh A.
Muhawesh, Mary Henschel and Ann Wessels shall have executed and delivered to Stonehaven an Employment
Agreement in substantially the form of Exhibit 9.4 attached hereto. In addition, each of such Netlink employees, and such other Netlink employees as may be elected by Stonehaven, shall have agreed to become employees of Subsidiary on terms acceptable to Stonehaven.

9.5	Intentionally deleted.

9.6	Trustee Resignations.  The trustees of
Netlink's retirement and profit sharing plans shall have agreed to resign as trustees thereof upon the request of Stonehaven.

9.7	Resignations of Officers and Directors.
Stonehaven shall have received the resignations, dated as of the Closing Date, of all of the officers and directors of Netlink.

9.8	Representations and Warranties. Each of
the representations and warranties of Netlink and the Stockholders set forth in Section 5 hereof, respectively, shall be true and correct in all respects on and as of the Closing Date as though made on and as of the Closing Date (and all references to the "date hereof" in Section 5 shall for purposes of this Section 9.8, be deemed to refer to the Closing Date). Netlink and the Stockholders shall have delivered to Stonehaven a complete and accurate update of the Schedule of Accounts Receivable through the Closing Date. All action necessary to authorize the execution, delivery and performance by Netlink and the Stockholders of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of Netlink and the Stockholders.

9.9	Covenants. Each of Netlink and the
Stockholders shall, on or before the Closing Date, have performed all of its or his or her obligations hereunder that by the terms hereof are to be performed on or before the Closing Date.

9.10	No Material Adverse Change. There shall
have been no material adverse change in the financial condition, properties, assets, liabilities, prospects, business or operations of Netlink since the date hereof.

9.11	Absence of Litigation. No order shall
have been entered by any court or administrative body, and no private or governmental proceeding shall be pending or threatened which seeks to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

9.12	Authorization and Consents. Netlink
shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Netlink in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Netlink subsequent to the Closing, and Netlink and Stonehaven shall have received all required authorizations, waivers, consents and permits, satisfactory to Stonehaven, from all third parties required in connection with the consummation of the transactions contemplated by this Agreement, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

9.13	Delivery of Other Documents.  Netlink
and the Stockholders shall have delivered to Stonehaven all consents, approvals, documents and certificates contemplated by this Agreement or reasonably requested by Stonehaven or its counsel and copies of all contracts, commitments, leases and other documents required to be identified on the Schedules hereto. Stonehaven shall have received the original stock record books and the original minute books of Netlink.

9.14	Intentionally deleted.

9.15	Due Diligence Review. Stonehaven shall
have had full opportunity to make such business, accounting and legal review of the business, operations, properties and financial condition of Netlink as it desires and shall be satisfied with the results of such review.


SECTION 10.	 CONDITIONS PRECEDENT TO NETLINK'S AND
STOCKHOLDERS'
		 OBLIGATIONS

The obligations of Netlink and the
Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the fulfilment, prior to or at the Closing, of the conditions precedent set forth in this Section 10.

10.1	Representations, Warranties and
Covenants. Each of the representations and warranties of Stonehaven and Subsidiary in Section
6 hereof shall be true and correct on the Closing
Date as though made on and as of the Closing Date
(and all references to the "date hereof" in Section
6 shall, for purposes of this Section 10.1, be deemed to refer to the Closing Date). All action necessary to authorize the execution, delivery and performance by Stonehaven and Subsidiary of this Agreement and each agreement, document and instrument to be executed and delivered pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby shall have been duly taken by Stonehaven and Subsidiary.

10.2	Covenants.  Stonehaven and Subsidiary
shall, on or before the Closing Date, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing Date.

10.3	Instruments of Transfer. Stonehaven
shall have delivered to the Stockholders stock certificates representing Stonehaven Common Stock in accordance with Section 3.

10.4	Opinions of Counsel. The Stockholders
shall have received the opinion, dated the Closing
Date and satisfactory in form and substance to it, of counsel for Stonehaven, which opinion shall be substantially in the form of Exhibit 10.4 hereto.

	10.5 	No Material Adverse Change. There shall
have been no material adverse change in the financial condition, properties, assets, liabilities, prospects, business or operations of Stonehaven since the date hereof.

	10.6	Absence of Litigation. No order shall
have been entered by any court or administrative body, and no private or governmental proceeding shall be pending or threatened which seeks to restrain, enjoin or otherwise prevent the consummation of the transactions contemplated hereby.

	10.7	Authorization and Consents. Stonehaven
shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Stonehaven in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Stonehaven subsequent to the Closing, and Stonehaven and Netlink shall have received all required authorizations, waivers, consents and permits, satisfactory to Netlink, from all third parties required in connection with the consummation of the transactions contemplated by this Agreement, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

	10.8	 Delivery of Other Documents.
Stonehaven shall have delivered to Netlink and the Stockholders all consents, approvals, documents and certificates contemplated by this Agreement or reasonably requested by Netlink, the Stockholders or their counsel and copies of all consents, approvals, certificates and other documents required to be identified on the Schedules hereto.

	10.9	Intentionally deleted.

	10.10	Due Diligence Review. Netlink and the
Stockholders shall have had full opportunity to make such business, accounting and legal review of the business, operations, properties and financial condition of Stonehaven as it desires and shall be satisfied with the results of such review.

SECTION 11.	TERMINATION OF AGREEMENT

11.1	Termination. At, or at any time prior
to, the Closing, this Agreement may be terminated
(i) by mutual consent of Netlink, the Stockholders and Stonehaven; (ii) by Stonehaven if any of the conditions stated in Section 9 have not been satisfied at or prior to the Closing; or (iii) by Netlink and the Stockholders if any of the conditions stated in Section 10 have not been satisfied at or prior to the Closing.

11.2	Effect of Termination.

	(a)	All obligations of the parties
hereunder shall cease upon termination
as provided above, except that the
provisions of this Section and of
Sections 7.7, 8.2, 12 and 13.2 shall
survive any termination of this
Agreement, and except that nothing
herein shall relieve any party from any
liability for any knowing breach or
inaccuracy of any representation or
warranty contained herein or any
failure to comply with any covenant or
agreement contained herein.

	(b)	Despite any other provisions of this
Agreement, if this Agreement is
terminated by any party hereto on the
basis of a material breach of or
inaccuracy in any representation or
warranty made by any other party
hereto, failure of any condition or any
material breach of any covenant made
herein where such breach, failure or
inaccuracy is deliberate or wilful, the
party whose breach, inaccuracy or
failure is the basis of such
termination will be liable to each
other party hereto for all expenses
incurred by such other parties in
connection with negotiating, preparing
and entering into this Agreement and
the other agreements contemplated
hereby and preparing to carry out the
transactions contemplated hereby and by
such other agreements.

11.3	Right to Proceed. Anything in this
Agreement to the contrary notwithstanding, if any of the conditions specified in Section 9 hereof have not been satisfied, Stonehaven shall have the right to proceed with the transactions contemplated hereby without waiving any of Stonehaven's or Subsidiary's rights hereunder, and if any of the conditions specified in Section 10 hereof have not been satisfied, Netlink and the Stockholders shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 12.	INDEMNIFICATION

12.1	Materiality; Survival. All
representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the parties and shall survive the Closing hereof for a period of twelve (12) months after which no claim for an incorrect representation or warranty under this Agreement may be brought, and no litigation with respect thereto may be commenced, and no party shall have any liability or obligation with respect thereto, unless the Indemnified Party (as hereinafter defined) gives written notice to the indemnifying parties specifying with particularity the incorrect representation or warranty claimed on or before the expiration of such period; provided, however, that the representations contained in Sections 5.7, 5.25 and 5.34 shall survive until the expiration of the applicable statute of limitations.


12.2	Indemnification by the Stockholders.

(a)	The Stockholders, jointly and
severally,  agree to defend, indemnify
and hold Stonehaven and Subsidiary and
their respective subsidiaries and
affiliates and the persons serving as
officers, directors, partners,
employees or agents thereof
(hereinafter collectively referred to
in this Section 12.2 as the
"Indemnified Parties" or individually
as an "Indemnified Party") harmless
from and against any damages,
liabilities, losses, fines, penalties,
study costs and expenses, including,
without limitation, reasonable counsel
fees and expenses as the same are
incurred (together referred to as
"Losses") of any kind or nature
whatsoever which may be sustained or
suffered by any of them arising out of
or based upon or in connection with any
of the following matters:

(i)	a breach of any representation,
warranty, agreement, covenant or
obligation made by Netlink or any
of the Stockholders in this
Agreement or in any Exhibit,
Schedule, certificate or
financial statement delivered
hereunder or in connection
herewith (notwithstanding any
investigation by or knowledge of
any of the Indemnified Parties)
or by reason of any claim, action
or proceeding asserted or
instituted growing out of any
matter or thing constituting a
breach of such representations,
warranties or covenants;  or

(ii)	fraud in connection with the
making by Netlink or any
Stockholder of any
representation, warranty,
covenant or obligation or an
intentional misrepresentation or
breach by Netlink or any
Stockholder of any
representation, warranty,
covenant or obligation.

(b)	Stonehaven shall give prompt written
notice to the Stockholders of any
claim, liability or expense to which
the indemnification obligations
hereunder would apply. Such notice
shall state the information then
available regarding the amount of such
claim, liability or expense and shall
specify the provision or provisions of
this Agreement under which the claim,
liability or expense is asserted. The
failure to promptly notify the
Stockholders as provided above shall
not relieve the Stockholders of any
liability hereunder except to the
extent that the rights of the
Stockholders have been materially and
adversely prejudiced as a result of the
failure to give, or the delay in
giving, such notice.

	(c)	If such indemnification claim,
liability or expense is the subject of
litigation, the Stockholders shall have
the right to participate at their own
expense in the defense of any such
litigation, or if in the opinion of
Stonehaven the financial condition or
business of the Subsidiary would not be
impaired thereby, Stonehaven may
authorize the Stockholders,  if they so
desire, to take over the defense of
such litigation so long as such defense
is expeditious and is undertaken by
counsel acceptable to Stonehaven.

	(d)	Any claims, liabilities or expenses for
indemnification hereunder shall be paid
or otherwise satisfied by the
Stockholders within 10 days after
notice thereof is given by Stonehaven
unless within such 10-day period the
Stockholders indicate in a writing
delivered to Stonehaven that they
dispute the nature or amount of the
claim, liability or expense.   In this
latter case and upon the election of
any party hereto after such 10-day
period, the dispute shall be referred
to the American Arbitration Association
to be settled by arbitration in
Minneapolis, Minnesota, in accordance
with the commercial arbitration rules
of such Association.  The fees and
expenses of the arbitrator shall be
borne by that person or entity among
the Stockholders and Stonehaven whose
last offer of settlement differed by a
greater amount from the arbitrator's
award than did the last offer of
settlement of the other party;
provided, however, that no offer of
settlement shall be disclosed to the
arbitrator until after the arbitrator
renders an award on the merits.  The
determination of the arbitrator as to
the amount, if any, of the
indemnification claim, liability or
expense which is properly allowable
shall be conclusive and binding upon
the parties hereto and payment shall be
made as so determined within five
business days of the date of such
award.  The judgment upon the award may
be entered in any court having
jurisdiction thereof.  There shall be
added to the amount of any arbitration
award interest at the rate of 10% per
annum, accrued daily, on the amount
required to be paid pursuant to such
award.  This interest will be computed
from the date payment would have been
paid if not disputed to the date paid
and the arbitrator shall include
provisions therefor in any award
rendered.

	(e)	Notwithstanding the foregoing, the
Stockholders shall not have any
liability to the Indemnified Parties
until the aggregate amount of all
indemnifiable damages incurred by the
Indemnified Parties exceeds $40,000 in
aggregate, at which point the
Stockholders shall be jointly and
severally liable to the Indemnified
Parties for all such indemnifiable
damages in excess of such amount.

	12.3	Indemnification by Stonehaven and
Subsidiary.

(a)	Stonehaven and Subsidiary agree to
defend, indemnify and hold the
Stockholders (hereinafter collectively
referred to in this Section 12.3 as the
"Indemnified Parties" or individually
as an "Indemnified Party") harmless
from and against any damages,
liabilities, losses, fines, penalties,
study costs and expenses, including,
without limitation, reasonable counsel
fees and expenses as the same are
incurred (together referred to as
"Losses") of any kind or nature
whatsoever which may be sustained or
suffered by any of them arising out of
or based upon or in connection with any
of the following matters:

(i)	a breach of any representation,
warranty, agreement, covenant or
obligation made by Stonehaven or
Subsidiary in this Agreement or
in any Exhibit, Schedule,
certificate or financial
statement delivered hereunder or
in connection herewith
(notwithstanding any
investigation by or knowledge of
any of the Indemnified Parties)
or by reason of any claim, action
or proceeding asserted or
instituted growing out of any
matter or thing constituting a
breach of such representations,
warranties or covenants;  or

(ii)	fraud in connection with the
making by Stonehaven or
Subsidiary of any representation,
warranty, covenant or obligation
or an intentional
misrepresentation or breach by
Stonehaven or Subsidiary of any
representation, warranty,
covenant or obligation.

(b)	The Stockholders shall give prompt
written notice to Stonehaven and
Subsidiary of any claim, liability or
expense to which the indemnification
obligations hereunder would apply. Such
notice shall state the information then
available regarding the amount of such
claim, liability or expense and shall
specify the provision or provisions of
this Agreement under which the claim,
liability or expense is asserted. The
failure to promptly notify Stonehaven
and Subsidiary as provided above shall
not relieve Stonehaven and Subsidiary
of any liability hereunder except to
the extent that the rights of
Stonehaven and Subsidiary have been
materially and adversely prejudiced as
a result of the failure to give, or the
delay in giving, such notice.

	(c)	If such indemnification claim,
liability or expense is the subject of
litigation, Stonehaven and Subsidiary
shall have the right to participate at
their  own expense in the defense of
any such litigation, or if in the
opinion of the Stockholders, the
financial condition or business of the
Stockholders would not be impaired
thereby, the Stockholders may authorize
Stonehaven and Subsidiary ,  if they so
desire, to take over the defense of
such litigation so long as such defense
is expeditious and is undertaken by
counsel acceptable to the Stockholders.

	(d)	Any claims, liabilities or expenses for
indemnification hereunder shall be paid
or otherwise satisfied by Stonehaven
and Subsidiary within 10 days after
notice thereof is given by the
Stockholders unless within such 10-day
period Stonehaven and Subsidiary
indicate in a writing delivered to the
Stockholders that they dispute the
nature or amount of the claim,
liability or expense.   In this latter
case and upon the election of any party
hereto after such 10-day period, the
dispute shall be referred to the
American Arbitration Association to be
settled by arbitration in Minneapolis,
Minnesota, in accordance with the
commercial arbitration rules of such
Association.  The fees and expenses of
the arbitrator shall be borne by that
person or entity among the Stockholders
and Stonehaven and Subsidiary whose
last offer of settlement differed by a
greater amount from the arbitrator's
award than did the last offer of
settlement of the other party;
provided, however, that no offer of
settlement shall be disclosed to the
arbitrator until after the arbitrator
renders an award on the merits.  The
determination of the arbitrator as to
the amount, if any, of the
indemnification claim, liability or
expense which is properly allowable
shall be conclusive and binding upon
the parties hereto and payment shall be
made as so determined within five
business days of the date of such
award.  The judgment upon the award may
be entered in any court having
jurisdiction thereof.  There shall be
added to the amount of any arbitration
award interest at the rate of 10% per
annum, accrued daily, on the amount
required to be paid pursuant to such
award.  This interest will be computed
from the date payment would have been
paid if not disputed to the date paid
and the arbitrator shall include
provisions therefor in any award
rendered.

	(e)	Notwithstanding the foregoing,
Stonehaven and Subsidiary shall not
have any liability to any of the
Indemnified Parties until the aggregate
amount of all indemnifiable damages
incurred by the Indemnified Parties
exceeds $40,000 in aggregate, at which
point Stonehaven and Subsidiary shall
be liable to the Indemnified Parties
for all such indemnifiable damages in
excess of such amount.

SECTION 13. 	POST-CLOSING COVENANTS OF
STONEHAVEN, SUBSIDIARY,
			NETLINK AND THE STOCKHOLDERS.

	Stonehaven, Subsidiary, Netlink and the
Stockholders, as the case may be, make the following covenants and agreements to be performed on and after the Closing Date:

	13.1	Lock-Up Agreement.  In addition to the
restrictions on transfer of the Stonehaven Common
Stock to be acquired pursuant to this Agreement set forth in Section 5.34, and except as permitted in the next sentence of this Section 13.1, the Stockholders agree that the Stockholders will not, directly or indirectly, issue, offer, sell
(including any short sale), grant any option for the sale of, acquire any option to dispose of, assign, transfer, pledge or otherwise encumber or dispose of, any shares of such Stonehaven Common
Stock or securities convertible into or exercisable or exchangeable for or evidencing any right to purchase or subscribe for any shares of such Stonehaven Common Stock or any beneficial interest therein held by the Stockholders and received as a result of the transactions contemplated by this Agreement without the prior written consent of Stonehaven. The Stockholders and Stonehaven agree that 33-1/3% of such Stonehaven Common Stock held by any Stockholder shall be released from the foregoing restrictions one (1) year following the Closing Date; 66-2/3% of the Stonehaven Common
Stock, held by any Stockholder shall be released from the foregoing restrictions two (2) years following the Closing Date; and 100% of such Stonehaven Common Stock held by any Stockholder shall be released from the foregoing restrictions three (3) years following the Closing Date;
provided however, that notwithstanding the foregoing, each Stockholder may (a) transfer shares of such Stonehaven Common Stock to (i) his or her spouse, parent, sibling or lineal descendants or
(ii) any trust for the benefit of such persons, if such transferee agrees in writing to be bound by the terms of these provisions to the same extent as the Stockholder; (b) sell or otherwise dispose of any shares of Stonehaven Common Stock purchased by a Stockholder in the open market; and (c) sell or otherwise dispose of any shares of Stonehaven
Common Stock upon the termination of a
Stockholder's employment with Stonehaven or
Subsidiary for any reason other than a voluntary termination by such Stockholder or a termination
"for cause". As used in the preceding sentence, the term "for cause" shall mean the termination of a Stockholder's employment on the basis of, or as a result of, one or more of the following circumstances: (i) a violation by a Stockholder of any applicable material law or regulation respecting the business of Stonehaven or Subsidiary; (ii) a Stockholder being found guilty of, or being publicly associated with, a felony or an act of dishonesty or an act of wilful or reckless behaviour in connection with the performance of his or her duties on behalf of Stonehaven or Subsidiary, or otherwise; or (iii) a Stockholder's course of conduct constituting the wilful or negligent failure of the Stockholder to perform his duties hereunder and which is, or may result in a material detriment to Stonehaven or Subsidiary as reasonably determined by the Board.

	Notwithstanding the foregoing, any transfer of each Stonehaven Common Stock is and remains subject to the requirements of Section 5.34 requiring registration of each Stonehaven Common
Stock under the Act (and/or applicable state securities or "Blue Sky" laws), unless an exemption from registration is available.

	Section 13.2	Piggyback Registration.

(a)	Subject to the terms of
this Agreement, in the
event Stonehaven decides to
register additional shares
of Stonehaven Common Stock
on a form that would be
suitable for registration,
Stonehaven will: (i)
promptly give each
Stockholder written notice
thereof (which shall
include a list of the
jurisdictions in which
Stonehaven intends to
attempt to qualify such
securities under the
applicable "Blue Sky" or
other state securities
laws); and (ii) include in
such registration, and in
any underwriting involved
therein, all of the shares
of Stonehaven Common Stock
issued to Stockholders
pursuant to this Agreement,
as specified in a written
request delivered to
Stonehaven by any
Stockholder within twenty
(20) days after delivery of
a written notice from
Stonehaven to the
Stockholders.

			(b)	If the registration of
which Stonehaven gives
notice is for a registered
public offering involving
an underwriting, Stonehaven
shall so advise the
Stockholders as part of the
written notice.  In such
event, the right of any
Stockholder to registration
shall be conditioned upon
such underwriting and the
inclusion of any
Stockholder's Stonehaven
Common Stock received
pursuant to this Agreement
in any such underwriting to
the extent provided in this
subsection. All
Stockholders proposing to
distribute their Stonehaven
Common Stock through such
underwriting shall
(together with Stonehaven
and other shareholders
distributing their
securities through such
underwriting) enter into an
underwriting agreement with
the underwriter's
representative for such
offering. The Stockholders
shall have no right to
participate in the
selection of the
underwriters for an
offering pursuant to this
subsection.  In addition to
the foregoing, the
underwriter's
representative may require
a limitation of the number
of shares to be
underwritten based upon
market conditions in which
event such shares shall be
excluded from registration
proportionately including
the Stonehaven Common
Shares received by the
Stockholders. Any of the
Stockholders who disapprove
of the terms of any such
underwriting may elect to
withdraw therefrom by
providing no less than
seven (7) days prior
written notice to
Stonehaven and any such
underwriter at least seven
(7) days prior to the
effective date of a
registration statement.

			(c)	In the case of any
registration effected
pursuant to this Section
13.2, Stonehaven shall bear
all registration and
qualification fees and
expenses (including
underwriters' discounts,
commissions and expenses),
and all legal, accounting
or printing expenses;
provided, however, that
each selling Stockholder
shall bear the fees and
expenses of any separate
counsel he or she may
select.

	Section 13.3	Trustee Seat.  At the next
annual meeting of the shareholders of Stonehaven, Stonehaven will cause Odeh A. Muhawesh to be nominated for a seat on the Board of Trustees of Stonehaven. Should a vacancy occur on the Board of Trustees prior to the next annual meeting of the shareholders of Stonehaven, Odeh A. Muhawesh shall be appointed to fill such vacancy.

	Section 13.4	Note due to Stockholder.
On or before May 31, 2000, Stonehaven will cause the Subsidiary to reduce the outstanding balance of the Stockholder's Note referred to in Section
4.1(a)(ii) by $415,000. A copy of the Stockholder's
Note is attached hereto as part of Exhibit 5.29.
In addition to the foregoing, on or before January
2, 2001, Stonehaven will cause the Subsidiary to pay the remaining balance of the Stockholder's Note in full. The payment on or before January 2, 2001, may, at the option of Stonehaven and the Subsidiary, be paid in cash or cash equivalents or by delivery of unrestricted Stonehaven Common
Shares having a then current value equal to the outstanding balance of the Stockholder's Note.

	Section 13.5	Reservation of Option
Shares. Stonehaven agrees to reserve under its 1998 Share Option Plan (the "Plan") not less than
200,000 shares of Stonehaven Common Stock for issuance to key employees of Subsidiary. Options to acquire such shares shall be granted by the Compensation Committee of Stonehaven within one year after the Closing Date upon terms reasonably established by the Compensation Committee in accordance with the Plan.


SECTION 14.	 MISCELLANEOUS

14.1	Fees and Expenses.  Except as otherwise
provided herein, each of the parties to this Agreement will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.
Notwithstanding the foregoing, the Subsidiary shall assume the legal expenses actually incurred by Netlink and the Stockholders in an amount not to exceed $10,000.. All sales and transfer taxes, fees and duties under applicable law (including all stock transfer taxes, fees and duties, if any) incurred in connection with this Agreement or the transactions contemplated thereby will be borne and paid by the Stockholders.

14.2	Law Governing.  This Agreement shall be
governed by and construed in accordance with the laws of the State of Minnesota without reference to the choice of law provisions thereof. The parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Minnesota and of the United States of America located in the State of Minnesota in connection with any suit, action or proceeding relating to this Agreement and the transactions contemplated hereby (without, however, derogating from the exclusivity of the arbitration procedures set forth in subparagraphs 12.2(d) and 12.3(d) hereof) and agree not to commence any action, suit or proceeding relating thereto except in such courts.

14.3	Notices. All notices, requests, demands
and other communications hereunder shall be deemed to have been duly given if delivered by hand, sent by certified or registered mail, postage prepaid, by overnight courier service, or by telex, telecopy or other written form of electronic confirmation confirmed in writing:

	To:	STONEHAVEN REALTY TRUST:
	Attn:  Duane H. Lund, CEO

	11000 Prairie Lakes Drive, Suite 614

	Eden Prairie, MN  55344

	With a copy to:
	William M. Habicht, Esq.

	Messerli & Kramer P.A.

	1800 Fifth Street Towers
								150
South Fifth Street

	Minneapolis, MN  55402-4218

	To:	NTLI ACQUISITION CORPORATION:	Attn:
Duane H. Lund, CEO
					11000 Prairie
Lakes Drive, Suite 614

	Eden Prairie, MN  55344

	With a copy to:
	William M. Habicht, Esq.

	Messerli & Kramer P.A.

	1800 Fifth Street Towers
								150
South Fifth Street

	Minneapolis, MN  55402-4218

	To:	NETLINK INTERNATIONAL, INC.
	Odeh A. Muhawesh, President

	2550 University Avenue West

	Suite 240 N
								St.
Paul, MN  55114

	With a copy to:
	Gene H. Hennig, Esq.

	Rider Bennett Egan & Arundel LLP
								333
South Seventh Street

	Suite 2000

	Minneapolis, MN  55402


	To the STOCKHOLDERS:				c/o
Odeh A. Muhawesh

	2550 University Avenue West

	Suite 240 N
								St.
Paul, MN  55114

	With a copy to:
	Gene H. Hennig, Esq.

	Rider Bennett Egan & Arundel LLP
								333
South Seventh Street

	Suite 2000

	Minneapolis, MN  55402


or to such other address of which any party may notify the other parties thereof as provided above.

14.4	Entire Agreement. This Agreement,
including the Schedules and Exhibits referred to herein, constitutes the entire agreement among the parties with respect to its subject matter and supersedes all previous written or oral negotiations, commitments and writings; no promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such Schedules and Exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by all the parties hereto have been expressed herein or in said Schedules or Exhibits or in such other writings.

14.5	Assignability. This Agreement shall be
binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and permitted assigns.
 This Agreement may not be assigned by any party without the prior written consent of all other parties hereto.

14.6	Waivers;  Severability.  The failure of
any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and the parties will use all reasonable efforts to substitute for such invalid, illegal or unenforceable provisions one or more valid, legal and enforceable provisions which, insofar as practicable, implement the purposes and intents hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

14.7	Specific Performance.  Each of the
parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matters (subject to the provisions set forth in Section 13.2), in addition to any other remedy to which they may be entitled, at law or in equity.

14.8	Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

14.9	Amendments. This Agreement may not be
amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

	IN WITNESS WHEREOF, the undersigned have affixed their signatures hereto as of the date first above written.

STONEHAVEN REALTY TRUST			NETLINK
INTERNATIONAL INC.
a Maryland  real estate investment trust		a
Minnesota corporation


By:	/s/ Duane H. Lund				By:  	/s/
Odeh A. Muhawesh
     Duane H. Lund, Chief Executive Officer

	Ode
h A.
Muha
wesh
,
Chie
f
Exec
utiv
e

	Officer

NTLI ACQUISITION CORPORATION		STOCKHOLDERS:
a Delaware corporation

/s/ Odeh A. Muhawesh
By:	/s/ Duane H. Lund				Odeh A.
Muhawesh
     Duane H. Lund, Chief Executive Officer
							/s/
Mary Henschel
				Mary Henschel

							/s/
Alan Schmidt
						Alan
Schmidt

							/s/
Ahmah Yassine
						Ahmad
Yassine


	/s/Patrick Archbold
						Patrick
Archbold

							/s/
Ann Wessels
						Ann
Wessels

							/s/
Art Curruth
						Art
Carruth

							/s/
Patricia Hewitt
						Patricia
Hewitt

							/s/
Thomas Walker
						Thomas
Walker

							/s/
Sherry Ajax
						Sherry
Ajax

SCHEDULE OF EXHIBITS

Exhibit A		Plan of Merger
Exhibit 5.1(a)		Articles of Incorporation
and Bylaws of Netlink
Exhibit 5.1(b)		Schedule of Foreign
Qualifications
Exhibit 5.3		Schedule of Stockholders
Exhibit 5.5		Financial Statements
Exhibit 5.6(a)		Schedule of Leases
Exhibit 5.6(b)		Schedule of Fixed Assets
Exhibit 5.7(c)		Schedule of Tax Matters
Exhibit 5.9		Schedule of Accounts Receivable
Exhibit 5.11		Changes Since the Date of
the Base Balance Sheet
Exhibit 5.12		Schedule of Arrangements
with Banking Institutions
Exhibit 5.13		Schedule of Intellectual
Property
Exhibit 5.15		Schedule of Contracts and
Commitments
Exhibit 5.18		Schedule of Insurance
Exhibit 5.23		Schedule of Authorizations
Exhibit 5.25		Schedule of Employee
Benefit Plans
Exhibit 5.27		Schedule of Customers,
Distributors and Independent Sales Representatives
Exhibit 5.28		Schedule of Employee
Compensation
Exhibit 5.29		Schedule of Other
Agreements




EXHIBIT A
PLAN OF MERGER


PLAN OF MERGER, dated as of February 23,
2000, by and among STONEHAVEN REALTY TRUST, a Maryland real estate investment trust
("Stonehaven"), NTLI ACQUISITION CORPORATION, a
Delaware corporation and a wholly-owned subsidiary of Stonehaven ("Subsidiary"), and NETLINK
INTERNATIONAL INC., a Minnesota corporation
("Netlink") (Subsidiary and Netlink being hereinafter collectively referred to as the "Constituent Corporations").

RECITALS

	A.	Odeh A. Muhawesh, Mary Henschel, Alan
Schmidt, Ahmid Yassine, Patrick Archbold, Ann
Wessels, Art Carruth, Patricia Hewitt, Thomas
Walker and Sherry Ajax (each individually a
"Shareholder" and collectively the "Shareholders") own all of the issued and outstanding capital stock of Netlink, which consists of 1,666,500 shares of common stock, no par value (the "Netlink Common
Stock "). Stonehaven owns all of the issued and outstanding capital stock of Subsidiary.

B.	Prior to the execution of this Plan of
Merger, Stonehaven, Subsidiary, Netlink and the
Shareholders entered into an Agreement and Plan of Reorganization dated as of February 23, 2000 (the
"Plan of Reorganization") providing for certain representations, warranties and agreements in connection with the transaction contemplated.

C. The Board of Trustees of Stonehaven and the Board of Directors of Subsidiary and Netlink approved the merger of Netlink into Subsidiary (the
"Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization in accordance with the applicable provisions of the Minnesota Business Corporation
Act (the "MBCA") and the General Corporation Laws of Delaware (the "GCLD").

D. For federal and income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended
(the "Code").

AGREEMENT

	Therefore, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


ARTICLE I

THE MERGER

1.1 The Merger.

	(a)	At the Effective Time (as defined in
Section 1.2 hereof) and subject to the terms and conditions of this Agreement and the Plan of Reorganization, Netlink shall be merged with and into Subsidiary, and the separate existence of Netlink shall thereupon cease, in accordance with the applicable provisions of the MBCA and the GCLD.

	(b)	Subsidiary will be the surviving
corporation in the merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Subsidiary and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the GCLD, will continue unaffected by the Merger.

	(c)	The Merger will have the effects
specified by the MBCA and the GCLD.

	1.2	Effective Time.  The Merger shall be
effective upon the filing of this Plan of Merger together with the Articles of Merger and such other documents as are required by the MBCA and the GCLD to be filed with the Secretary of State of the State of Minnesota or the Secretary of State of the State of Delaware. Subject to and in accordance with the laws of the States of Minnesota and Delaware, the Merger will become effective at the date and time the Articles of Merger are filed with the office of the Secretary of State of the State of Delaware, or such later time or date as may be specified in the Articles of Merger (the "Effective
Time").

ARTICLE II

THE SURVIVING CORPORATION

	2.1	Articles of Incorporation.  The
Articles of Incorporation of Subsidiary as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, except as amended pursuant to Section 2.2 hereof.

	2.2	Amendment to Articles of Incorporation.
 Article I of the Articles of Incorporation of the Surviving Corporation is hereby amended to read as follows:

		The name of the corporation
is "Netlink International, Inc."

	2.3	By-Laws.  The By-Laws of Subsidiary as
in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time.

	2.4	Board of Directors.  The directors of
Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving
Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

2.5 Officers. The officers of Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

ARTICLE III

CONVERSION OF SHARES

	3.1	Conversion of Netlink Shares in the
Merger. As of the Effective Time, by virtue of the Merger each issued and outstanding share of Netlink
Common Stock shall be converted into the right to receive .54863 shares of Stonehaven common stock, $.01 par value (the "Stonehaven Common Stock"), subject to certain adjustments set forth in the Plan of Reorganization. Each such share of Stonehaven Common Stock shall be fully paid and nonassessable.

	3.2	Status of Subsidiary Shares.  At the
Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Subsidiary, each issued and outstanding share of common stock of Subsidiary shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

	3.3	Exchange of Certificates.  At the
Closing, (as defined in the Plan of
Reorganization), the Shareholders shall deliver the certificates representing all issued and outstanding shares of Netlink Common Stock properly endorsed in blank in exchange for the certificates representing shares of Stonehaven Common Stock into which such Shareholder's Netlink Common Stock has been converted pursuant to Section 3.1 hereof.

	3.4	Rights of Holders of Netlink Common
Stock. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Netlink Common Stock, shall be entitled to receive in exchange therefor, upon surrender thereof to Stonehaven, a certificate or certificates representing the number of shares of Stonehaven Common Stock (subject to certain later adjustments set forth in the Plan of Reorganization). From and after the Effective
Time, Stonehaven shall be entitled to treat the certificates which immediately prior to the Effective Time represented shares of Netlink Common
Stock and which have not yet been surrendered for exchange as evidencing the ownership of the number of full shares of Stonehaven Common Stock into which the shares of Netlink Common Stock represented by such certificates shall have been converted pursuant to Section 3.1 hereof, notwithstanding the failure to surrender such certificates. However, notwithstanding any other provision of this Agreement or the Plan of Reorganization, until holders or transferees of certificates which immediately prior to the Effective Time represented shares of Netlink Common
Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates. Upon surrender of a certificate which immediately prior to the Effective Time represented outstanding shares of Netlink Common
Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Stonehaven Common Stock represented by the certificate or certificates issued upon such surrender. If any certificate for shares of Stonehaven Common Stock is to be issued in a name other than that in which the certificate, which immediately prior to the Effective Time represented shares of Netlink Common Stock, surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange pay any transfer or other taxes required by reason of the issuance of certificates for such shares of Stonehaven Common
Stock in a name other than that of the registered holder of any such certificate surrendered.

	3.5	No Fractional Shares.  Notwithstanding
any other provision of this Agreement or the Plan of Reorganization, and in order to avoid the issuance of any certificates for fractional shares of Stonehaven Common Stock, Stonehaven shall issue a full share of its Common Stock in lieu of any such fractional share.

ARTICLE IV

MISCELLANEOUS

	4.1	Termination.  This Agreement shall
terminate in the event of and upon termination of the Plan of Reorganization.

	4.2	Amendment.  This Agreement may be
amended by the parties hereto, at any time before or after approval hereof by the Shareholders, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Netlink Common
Stock is to be converted into Stonehaven Common
Stock pursuant to Section 3.1, subject to the adjustments set forth in the Plan of Reorganization, (b) in any way materially adversely affects the rights of holders of Netlink Common
Stock or (c) changes any of the principal terms of this Agreement, in each case, without the further approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	4.3	Waiver.  At any time prior to the
Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

	4.4	Notices.  All notices required or
permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United
States mail, postage prepaid, registered or certified mail, addressed to the applicable party as provided in the Plan of Reorganization.

	4.5	Entire Agreement.  This Agreement and
the Plan of Reorganization constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Reorganization, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the Plan of Reorganization, it being intended that no such prior representations or statements shall survive the execution and delivery of this Agreement and the Plan of Reorganization.

	4.6	Non-Waiver.  The failure in any one or
more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	4.7	Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

	4.8	Severability.  The invalidity of any
provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

	4.9	Governing Law.  This Agreement and the
Plan of Reorganization shall be construed in accordance with the laws of the State of Minnesota applicable to contracts made to be performed entirely therein.

	4.10	Binding Effect; Benefit.  This
Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

	4.11	Assignability.  This Agreement shall
not be assignable by any party without the prior written consent of the other parties (which consent shall not be unreasonably withheld).

	4.12	Headings.  The headings contained in
this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.


	IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the date first above written.



	STONEHAVEN REALTY TRUST


					By:	/s/
Duane H. Lund

Duane H. Lund, Chief Executive Officer


					NTLI
ACQUISITION CORPORATION


					By:	/s/
Duane H. Lund

Duane H. Lund, Chief Executive Officer


					NETLINK
INTERNATIONAL, INC.


					By:	/s/
Odeh A. Muhawesh
							     Odeh
A. Muhawesh, President



(Certificate should be executed by the surviving corporation)

CERTIFICATE OF MERGER
OF NETLINK INTERNATIONAL, INC.,
A MINNESOTA CORPORATION
INTO
NTLI ACQUISITION CORPORATION,
A DELAWARE CORPORATION

 	The undersigned corporation
	DOES HEREBY CERTIFY:
 	FIRST:  That the name and state of
incorporation of each of the constituent
corporations of the merger is as follows:
		NAME					STATE OF
INCORPORATION

		Netlink International, Inc.
	Minnesota
		NTLI Acquisition Corporation
	Delaware

	SECOND: That a Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of
Delaware.
	THIRD: That the Certificate of Incorporation of NTLI Acquisition Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation and the name of the surviving corporation after the merger shall be "Netlink
International, Inc."
	FOURTH: That the executed Plan and Agreement of Merger is on file at an office of the surviving corporation, the address of which is 11000 Prairie
Lakes Drive, Suite 610, Eden Prairie, MN  55344.
	FIFTH: That a copy of the Plan and Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.


	SIXTH: The authorized capital stock of each corporation which is a party to the merger is as follows:

		Par value per share or

		statement that shares
Corporation			Class			Number of
Shares	are without par value

Netlink International Inc.
(MN)				Common		2,000,000
		no par value

NTLI Acquisition Corporation
(DE)				Voting Common	10,000
			$.01

				Non-Voting
				Common		10,000
			$.01



Dated:  February 23, 2000.

NTLI
ACQUISITION
CORPORATION,
a Delaware
corporation



By     /s/
Duane H. Lund

  							Duane H.
Lund, Chief Executive Officer


EXHIBIT B
EMPLOYMENT AGREEMENT OF
MUHAWESH

ODEH A. MUHAWESH
EMPLOYMENT AGREEMENT

ODEH A. MUHAWESH
EMPLOYMENT AGREEMENT

	This Employment Agreement (this "Agreement"), is made and entered into with effect as of the 23rd day of February, 2000 (the "Effective Date"), by and between Stonehaven Realty Trust, a Maryland real estate investment trust (the "Employer"), and Odeh A. Muhawesh (the "Executive").

RECITALS

A. The Employer desires to employ the
Executive as the President of the Employer and Chief Executive Officer of the Employer's subsidiary corporation, Netlink International, Inc.
("Netlink") for a specified term.

B. The Executive is willing to accept such employment, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, it is covenanted and agreed by and between the parties hereto as follows:

AGREEMENTS

1. Position and Duties.  The Employer
hereby employs the Executive as the President of Employer and Chief Executive Officer of Netlink, or in such other comparable or other capacities as shall be mutually agreed between the Employer and the Executive. During the period of the Executive's employment hereunder, the Executive shall devote his best efforts and full working time, energy, skills and attention to the business and affairs of the Employer. The Executive's duties and authority shall consist of and include all duties and authority customarily performed and held by persons holding equivalent positions with companies in similar businesses as that of the Employer and similar in nature and size to the Employer, as such duties and authority are reasonably defined, modified and delegated from time to time by the Board of Trustees (the "Board") and the Chief Executive Officer of the Employer.
The Executive shall have the powers necessary to perform the duties assigned to him, and shall be provided such supporting services, staff, secretarial and other assistance, office space and accouterments as shall be reasonably necessary and appropriate in light of such assigned duties.

Notwithstanding the foregoing, the Executive shall have the right to continue involvement with the businesses and investments listed on Exhibit A attached hereto ("Other Activities"); provided, that the Executive devotes no more than 50 hours per month in the aggregate toward the Other
Activities, and provided further, that the specific businesses for which the Other Activities were formed or created are not now, nor in the future will be, competitive with those of the Employer and its subsidiaries, specifically including Netlink.

2. Compensation. As compensation for the services to be provided by the Executive hereunder, the Executive shall receive the following compensation and other benefits:

(a) Base Salary.  The Executive shall
receive a "Base Salary" at the rate of One Hundred
Twenty Thousand Dollars ($120,000) per annum, payable in periodic installments in accordance with the regular payroll practices of the Employer.

(b) Performance Bonus.  Provided that
company objective and subjective performance criteria are met, in the opinion of the Board or its Compensation Committee, the Executive shall also receive a discretionary annual cash performance bonus in such amounts as are determined by the Board or its Compensation Committee.

(c) Benefits.  The Executive shall be
entitled to all perquisites, plans and benefits extended to similarly situated executives by the Employer. The Employer shall also pay up to $650 per month in lease payments or as an allowance for an automobile for use by the Executive in performance of his duties hereunder. Upon termination of the Executive's employment hereunder, the Executive shall, if requested by the Employer, assume any remaining lease obligations with respect to the automobile and shall hold the Employer harmless from any obligations associated therewith. In addition, the Executive shall be entitled to participate in all plans and benefits generally, from time to time, accorded to employees of the Employer ("Benefit Plans"), all as determined by the Board or its Compensation
Committee from time to time.

(d) Withholding.  The Employer shall
be entitled to withhold, from amounts payable to the Executive hereunder, any federal, state or local withholding or other taxes or charges which, from time to time, it is required to withhold. The
Employer shall be entitled to rely upon the advice and counsel of its independent accountants with regard to any question concerning the amount or requirement of any such withholding.

3. Term and Termination.

(a) Term.  The term of this Agreement
and the Executive's employment hereunder shall be extended through March 31, 2002, unless sooner terminated at any time by either party, with or without cause, such termination to be effective as of either (i) ten (10) business days after written notice to that effect is delivered by the Employer to the Executive except as and to the extent otherwise required under subparagraphs (e) and (g) of this Section 3; or (ii) ten (10) days after written notice to that effect is delivered to the Employer by the Executive, whichever is applicable to the termination in question.

(b) Voluntary Termination by
Executive. In the event that the Executive voluntarily terminates his employment under this Agreement, other than pursuant to Section 3(d) of this Agreement, the Employer shall only be required to pay the Executive such Base Salary and other benefits as shall have accrued through the effective date of the termination, and the Employer shall not be obligated to pay any performance bonus for the then-current fiscal year or have any further obligations whatsoever to the Executive
(other than payment of amounts remaining unpaid pursuant to declared performance bonuses for prior fiscal years and reimbursement of approved expenses).

(c) Premature Termination by
Employer. In the event of termination of the employment of Executive under this Agreement by the Employer for any reason other than in accordance with the provisions of subparagraph (e) ("for cause"), subparagraph (f) (death), or subparagraph
(g) (disability) of this Section 3, then, notwithstanding any actual or allegedly available alternative employment or other mitigation of damages by (or which may be available to) the Executive, the Executive shall be entitled to a "Lump Sum Payment" equal to: (x) the product of his monthly Base Salary then payable, multiplied by twenty-four (24); plus (y) the product of one-twelfth (1/12) of the average of the two (2) most recent annual performance bonuses that the Executive received from the Employer, multiplied by the number of full calendar months the Executive was employed during the then-current fiscal year of the Employer. In the event of a termination governed by this subparagraph (c) of Section 3, the Employer shall also: (z) continue for the Executive (provided that such items are not available to him by virtue of other employment secured after termination) the then existing perquisites, plans and benefits being provided by the Employer, plus all Benefit Plans, as of and after the date of termination, provided such plans or benefits permit such continuation, all items in
(z) being collectively referred to as "Post-
Termination Perquisites and Benefits," for twenty-four (24) months following such termination. The payments and benefits provided under (x), (y) and
(z) above shall be in addition to such Base Salary as shall have accrued and remain unpaid as well as any expense reimbursements or other payments relating to the period preceding such termination and remaining due and owing to the Executive, and shall be in addition to the payment of any theretofore declared performance bonus compensation for any prior fiscal year that remains unpaid as of the date of termination.

(d) Constructive Discharge.  If, at
any time during the term of this Agreement, except in connection with a "for cause" termination pursuant to subparagraph (e) of this Section 3 or the Executive's death or disability termination pursuant to subparagraphs (f) or (g), respectively, of this Section 3, the Executive is Constructively
Discharged (as hereinafter defined), the Executive shall have the right, by written notice to the Employer given within one hundred and twenty (120) days of such Constructive Discharge, to terminate his services hereunder, effective as of thirty (30) days after such notice, and the Executive shall have no further obligations under this Agreement except as specified in Section 5 hereof. The
Executive shall in such event be entitled to a Lump
Sum Payment, as well as all of the Post-Termination
Perquisites and Benefits, as if such termination of his employment had been effectuated pursuant to subparagraph (c) of this Section 3 and subject to all of the conditions set forth in subparagraph (c) of this Section 3.

For purposes of this Agreement,
the Executive shall be deemed to have been "Constructively Discharged" upon the occurrence of any one of the following events:

(i) The Executive is
removed from the positions with the Employer set forth in Section 1 hereof, other than as a result of the Executive's appointment to a position of comparable or superior authority and responsibility, or other than for cause, and provided further, that the Employer shall be permitted to broaden and expand the Executive's responsibilities, whether in the same or different position without such change constituting a "Constructive Discharge" hereunder;

(ii) The Executive shall
fail to be vested by the Employer with the power, authority and support services customarily attendant to said offices other than for cause;

(iii) The Employer shall
formally notify the Executive in writing, that the employment of the Executive will be terminated
(other than for cause) or materially modified
(other than for cause) in the future, or that the Executive will be Constructively Discharged in the future;

(iv) The Employer changes
the primary employment location of the Executive to a place that is more than one hundred (100) miles from St. Paul, Minnesota as of the Effective Date of this Agreement; or

(v) The Employer commits
a material breach of its obligations under this Agreement, which it fails to cure or commence to cure within thirty (30) days after receipt of written notice thereof from the Executive (or if cure is not possible within such thirty (30) days, then the Employer must have failed to either commence to cure within thirty (30) days of have failed to complete to cure within sixty (60) days).

(e) Termination for Cause.  The
employment of the Executive under this Agreement may be terminated by the Employer on a "for cause" basis, as hereinafter defined. If the Executive's employment is terminated by the Employer "for cause" under this subparagraph (e), the Employer shall only be obligated to pay the Executive such Base Salary as shall have accrued through the effective date of the termination, and the Employer shall not be required to pay the Executive any performance bonus for the current fiscal year, or have any further obligations whatsoever to the Executive (other than payment of amounts remaining unpaid pursuant to declared performance bonuses for prior fiscal years and reimbursement for previously approved expenses). Termination "for cause" shall mean the termination of Executive's employment on the basis of, or as a result of, one or more of the following circumstances: (i) a violation by the Executive of any applicable material law or regulation respecting the business of the Employer;
(ii) the Executive being found guilty of, or being publicly associated with, a felony or an act of dishonesty or an act of willful or reckless behavior in connection with the performance of his duties as an officer of the Employer, or otherwise;
or (iii) the Executive's course of conduct constituting the willful or negligent failure of the Executive to perform his duties hereunder and which is, or may result in a material detriment to the Company as reasonably determined by the Board.
 The Executive shall be entitled to thirty (30) days' prior written notice (the "Termination
Notice") of the Employer's intention to terminate his employment for cause. Such Termination Notice shall specify the grounds for such termination, afford the Executive a reasonable opportunity to cure any conduct or act (if curable) alleged as grounds for such termination; and afford the Executive a reasonable opportunity to present to the Board his position regarding any dispute relating to the existence of such cause.
Notwithstanding the foregoing procedure, the
Employer (through the Board) shall have the unilateral right to make the final substantive determination as to whether the Executive has properly remedied or otherwise addressed those matters described in the Termination Notice as grounds for termination of the Executive's employment. In the event the Employer determines
(as of the expiration of the above-contemplated 30-day period) that the Executive has not appropriately remedied or otherwise addressed those matters, the Executive's term of employment shall in all events automatically terminate as of the thirtieth (30th) day after the Employer delivers the Termination Notice, without any responsibility or obligation of the Employer to provide the Executive with any further notice or explanation of the grounds for his termination.

(f) Payments Upon Death.  This
Agreement shall terminate upon the death of the Executive. Upon the Executive's death and termination of this Agreement, the Employer shall only be obligated to pay: (i) such Base Salary as shall have accrued through the date of death; plus
(ii) one-twelfth (1/12) of the average of the two
(2) most recent annual performance bonuses that the Executive received from the Employer, multiplied by the number of full calendar months the Executive was employed during the then-current fiscal year of the Employer, and the Employer shall not have any further obligations to the Executive (other than payment of amounts remaining unpaid pursuant to declared performance bonuses for prior fiscal years and reimbursement of approved expenses). The amount the Employer shall be obligated to pay upon the Executive's death shall be made to such beneficiary, designee or fiduciary as Executive may have designated in writing or, failing such designation, to the executor or administrator of his estate, in full settlement and satisfaction of all claims and demands on behalf of the Executive.
 Such payments shall be in addition to any other death benefits of the Employer made available for the benefit of the Executive, and in full settlement and satisfaction of all payments provided for in this Agreement.

(g) Disability Determination.  The
Employer may deliver a Termination Notice and terminate the Executive's employment if the Executive is determined to be "disabled," which term shall mean the Executive's inability, as a result of physical or mental incapacity, substantially to perform his duties hereunder for a period of either six (6) consecutive months, or one hundred and twenty (120) business days within a consecutive twelve (12) month period. In the event of a dispute regarding the Executive's
"disability," such dispute shall be resolved through arbitration as provided in subparagraph (d) of Section 9 hereof, except that the arbitrator appointed by the American Arbitration Association shall be a duly licensed medical doctor. The
Executive shall be entitled to the compensation and benefits provided under this Agreement during any period of incapacitation occurring during the term of this Agreement prior to the establishment of Executive's "disability" and subsequent termination of his employment. Upon the Executive's termination of employment under this Section 3(g), the Employer shall only be obligated to pay the
Executive: (i) such Base Salary as shall have accrued through the effective date of termination;
plus (ii) one-twelfth (1/12) of the average of the two (2) most recent annual performance bonuses that the Executive received from the Employer, multiplied by the number of full calendar months the Executive was employed during the then-current fiscal year of the Employer, and the Employer shall not have any further obligations to the Executive
(other than payment of amounts remaining unpaid pursuant to declared performance bonuses for prior fiscal years and reimbursement of approved expenses).

(h) Termination Upon Change in
Control.

(i) In the event of a Change in
Control (as defined below)
of the Employer and the
termination of the
Executive's employment by
Executive or by the
Employer under either of
subparagraphs (1) or (2)
below in connection
therewith ("Change in
Control Termination"), the
Executive shall be entitled
to the Lump Sum Payment and
Post-Termination
Perquisites and Benefits
determined under
subparagraph (c) of this
Section 3.  The following
shall constitute Change in
Control Termination under
this subparagraph (h):

(1) The Executive
terminates his
employment under this
Agreement pursuant to
a written notice to
that effect delivered
to the Board within
sixty (60) days after
the occurrence of an
event constituting a
Change in Control.

(2) Executive's
employment is
terminated (other
than for cause or
death or disability),
but including
Constructive
Discharge, by the
Employer or its
successor, either
within one (1) year
prior to or following
an event constituting
a Change in Control.

(ii) For purposes of this
subparagraph (h), the term
"Change in Control" shall
mean the approval by the
shareholders of the
Employer of:  (1) a merger
or consolidation of the
Employer, if the
shareholders of the
Employer immediately before
such merger or
consolidation do not, as a
result of such merger or
consolidation, own,
directly or indirectly,
more than fifty percent
(50%) of the combined
voting power of the then
outstanding voting
securities of the entity
resulting from such merger
or consolidation in
substantially the same
proportion as was
represented by their
ownership of the combined
voting power of the voting
securities of the Employer
outstanding immediately
before such merger or
consolidation; (2) a
complete or substantial
liquidation or dissolution,
or an agreement for the
sale or other disposition,
of all or substantially all
of the assets of the
Employer; or (3) a complete
or substantial liquidation
or dissolution or an
agreement for the sale or
other disposition of its
ownership interest in
Netlink International, Inc.
 Notwithstanding the
foregoing, a Change in
Control shall not be deemed
to occur solely because
forty percent (40%) or more
of the combined voting
power of the then-
outstanding securities is
acquired by:  (1) a trustee
or other fiduciary holding
securities under one or
more employee benefit plans
maintained for employees of
the entity; or (2) any
corporation or other entity
which, immediately prior to
such acquisition, is
substantially owned,
directly or indirectly, by
the stockholders of the
Employer in the same
proportion as their
ownership of stock in the
Employer immediately prior
to such acquisition.

(iii) If it is determined, in the
opinion of the Employer's
independent accountants, in
consultation with the
Employer's independent
counsel, that any amount
payable to the Executive by
the Employer under this
Agreement, or any other
plan or agreement under
which the Executive
participates or is a party,
would constitute an "Excess
Parachute Payment" within
the meaning of Section 280G
of the Internal Revenue
Code of 1986, as amended
(the "Code") and be subject
to the excise tax imposed
by Section 4999 of the Code
(the "Excise Tax"), the
Employer shall pay to the
Executive a "grossing-up"
amount equal to the amount
of such Excise Tax and all
federal and state income or
other taxes with respect to
the payment of the amount
of such Excise Tax,
including all such taxes
with respect to any such
grossing-up amount.  If, at
a later date, the Internal
Revenue Service assesses a
deficiency against the
Executive for the Excise
Tax which is greater than
that which was determined
at the time such amounts
were paid, the Employer
shall pay to the Executive
the amount of such
unreimbursed Excise Tax
plus any interest,
penalties and professional
fees or expenses, incurred
by the Executive as a
result of such assessment,
including all such taxes
with respect to any such
additional amount.  The
highest marginal tax rate
applicable to individuals
at the time of payment of
such amounts will be used
for purposes of determining
the federal and state
income and other taxes with
respect thereto.  The
Employer shall withhold
from any amounts paid under
this Agreement the amount
of any Excise Tax or other
federal, state or local
taxes then required to be
withheld.  Computations of
the amount of any grossing-
up supplemental
compensation paid under
this subparagraph (h) shall
be made by the Employer's
independent accountants, in
consultation with the
Employer's independent
legal counsel.  The
Employer shall pay all
accountant and legal
counsel fees and expenses.

4. Confidentiality and Loyalty.  The
Executive acknowledges that prior to his entry into this Agreement he has produced, received and had access to, and may hereafter during the course of his employment continue to produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, "Confidential Information") regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to any termination of this Agreement, on any basis, the Executive shall hold in confidence and shall not, directly or indirectly, disclose, use, copy or make lists of any such Confidential Information, except to the extent that (a) such information is or thereafter becomes lawfully available from public sources; or
(b) such disclosure is authorized in writing by the Employer; or (c) such disclosure is required by law or by any competent administrative agency or judicial authority; or (d) such disclosure is otherwise reasonably necessary or appropriate in connection with the performance by the Executive of his duties hereunder. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the Employer's business, which the Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer's premises without its written consent, and shall be promptly returned to the Employer upon termination of the Executive's employment hereunder. The Executive agrees to abide by the Employer's general policies, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting or appearing to be in conflict with those of the Employer.

5. Non-Competition Covenant.

(a) Restrictive Covenant.  The
Employer and the Executive have jointly reviewed the tenant and customer lists, property submittals, logs, broker lists, and operations of the Employer, and have agreed that, in consideration of this Agreement, and the payment of the amounts described in Sections 2 and 3 hereof, the Executive hereby agrees that, except with the express prior written consent of the Employer, during the term of Executive's employment with the Employer hereunder
(the "Restrictive Period"), he will not, directly or indirectly, compete with the business of the Employer, including, but not by way of limitation, by directly or indirectly violating any duty the Executive owes the Employer under applicable state law, owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of Employer to terminate employment with Employer and become employed by any person, firm, partnership, corporation, trust or other entity which owns or operates a business similar to that of the Employer and its subsidiaries (the "Restrictive Covenant").
 For purposes of this subparagraph (a), a business shall be considered "similar" to that of the Employer if it is engaged in the ownership, acquisition, development, ownership, operation, management or leasing of multi-unit residential, commercial or industrial property (i) in any geographic market or territory in which the Employer owns properties, either as of the date hereof or as of the date of termination of the Executive's employment; or (ii) in any "Target
Market" publicly identified by the Employer; or
(iii) in any market in which an acquisition is pending at the time of the termination of the Executive's employment. In addition to the foregoing, for purposes of this subparagraph (a), a business shall be considered "similar" to that of Employer if it is engaged in e-commerce and specifically "e-mall" or "e-real estate" concepts;
Internet access; computer network design, operation and consulting; and/or any other product or service offered by the Employer or Netlink. If the Executive violates the Restrictive Covenant and the Employer brings legal action or seeks injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive
Covenant shall be deemed to have the duration specified in this paragraph (a), computed from the date the relief is granted, but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Restrictive Covenant by the Executive. In the event that a successor of the Employer assumes and agrees to perform this Agreement or otherwise acquires the Employer, this Restrictive Covenant shall continue to apply only to the primary service area of the Employer as it existed immediately before such assumption or acquisition. This
Restrictive Covenant shall further not prohibit the Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange or quoted on the National Association of Securities Dealers
Automated Quotation System which do not represent more than five percent (5%) of the outstanding capital stock of any corporation.

	Notwithstanding the foregoing, the
Executive's affiliation with the Other Activities shall not be deemed to violate the Restrictive
Covenant, provided that the products and services offered by the Other Activities do not compete with those products and services offered by the Employer and its subsidiaries, including, specifically,
Netlink.

(b) Remedies for Breach of
Restrictive Covenant. The Executive acknowledges that the restrictions contained in Sections 4 and 5 of this Agreement are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have entered into this Agreement with the Executive without receiving the additional consideration offered by the Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under this Agreement, shall be entitled to any rights, remedies or damages available at law, in equity or otherwise under this Agreement, and shall be entitled to preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with him, as the case may be, while awaiting the decision of the arbitrator selected in accordance with paragraph
(d) of Section 9 of this Agreement, which decision, if rendered adverse to the Executive, may include permanent injunctive relief to be granted by the court.

6. Intercorporate Transfers.  If the
Executive shall be transferred by the Employer to an affiliate of the Employer, such transfer shall not be deemed a Constructive Discharge or otherwise be deemed to terminate or modify this Agreement, and the employing corporation to which the Executive shall have been transferred shall, for all purposes of this Agreement, be construed as standing in the same place and stead as the Employer as of the date of such transfer. For purposes hereof, an affiliate of the Employer shall mean any corporation or other entity directly or indirectly controlling, controlled by, or under common control with the Employer. For all relevant purposes hereof, the tenure of the Executive shall be deemed to include the aggregate term of his employment by both the Employer and its affiliate.

7. Interest in Assets and Payments.
Neither the Executive nor his estate shall acquire any rights in any funds or other assets of the Employer, otherwise than by and through the actual payment of amounts payable hereunder; nor shall the Executive or his estate have any power to transfer, assign, anticipate, pledge, hypothecate or otherwise encumber any of said payments; nor shall any of such payments be subject to seizure for the payment of any debt, judgment, alimony, separate maintenance or be transferable by operation of law in the event or as a result of any bankruptcy, insolvency or to any other legal proceeding otherwise relating to the Executive.

8. Indemnification.

		(a)	The Employer shall provide the
Executive (including his heirs, personal representatives, executors and administrators), during the term of this Agreement and thereafter, throughout all applicable limitations periods, with coverage under the Employer's then-current directors' and officers' liability insurance policy, at the Employer's expense. In addition to the insurance coverage provided for in paragraph
(a) of this Section 8, the Employer shall defend, hold harmless and indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law, and subject to the requirements, limitations and specifications set forth in the Bylaws and other organizational documents of the Employer, against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Employer
(whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

		(b)	In the event the Executive
becomes a party, or is threatened to be made a party, to any action, suit or proceeding for which the Employer has agreed to provide insurance coverage or indemnification under this Section 8, the Employer shall, to the full extent permitted under applicable law, advance all expenses
(including the reasonable attorneys' fees of the attorneys selected by Employer and approved by Executive for the representation of the Executive), judgments, fines and amounts paid in settlement
(collectively "Expenses") incurred by the Executive in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by the Employer of a written undertaking from the Executive covenanting: (i) to reimburse the Employer for all Expenses actually paid by the Employer to or on behalf of the Executive in the event it shall be ultimately determined by a court of competent jurisdiction that the Executive is not entitled to indemnification by the Employer for such Expenses; and (ii) to assign the Employer all rights the Executive has to insurance proceeds, under any policy of directors' and officers' liability insurance or otherwise, to the extent of the amount of Expenses actually paid by the Employer to or on behalf of the Executive.

	9.	General Provisions.

		(a)	Successors; Assignment.  This
Agreement shall be binding upon and inure to the benefit of the Executive, the Employer, the Executive's personal representatives and the
Employer's successors and assigns. Any successor or assignee of the Employer shall be deemed the successor to all or substantially all of the business and/or assets of the Employer, whether directly or indirectly, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Employer would be required to perform if no such succession had taken place.
The Executive may neither assign his duties or obligations this Agreement, nor sell, assign, pledge, encumber, transfer or hypothecate his entitlement hereunder, and the Employer shall have no obligation to recognize any such purported alienation, or pay any funds to any party claiming the benefit thereof.

		(b)	Entire Agreement; Modifications.
 This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by the Executive and the Employer.

		(c)	Enforcement and Governing Law.
The provisions of this Agreement shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This
Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Minnesota as it constitutes the situs of the Employer and the employment hereunder, without references to the law regarding conflicts of law.

		(d)  Arbitration.  Except as otherwise
provided in paragraph (b) of Section 5, any dispute or controversy arising under or in connection with this Agreement or the Executive's employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration
Association (the "AAA") then in effect. The arbitrator shall be selected by the parties from a list of eleven (11) arbitrators provided by the AAA provided that no arbitrator shall be related to or affiliated with either of the parties. Not later than ten (10) days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in Minneapolis, Minnesota, or telephonically. At that meeting, the party who sought arbitration shall eliminate one (1) proposed arbitrator and then the other party shall eliminate one (1) proposed arbitrator. The parties shall continue to alternatively eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five (5) proposed arbitrators.
 The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute ("Proposed Solution"), and the arbitrator shall be obligated to choose one (1) party's specific Proposed Solution, without being permitted to effectuate any compromise or "new" position;
provided, however, that the arbitrator is authorized to award amounts not in dispute during the pendency of any dispute or controversy arising under or in connection with this Agreement. The party whose Proposed Solution is not selected shall bear the costs of all counsel, experts or other representatives that are retained by both parties, together with all costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses imposed or incurred by the arbitrator. Judgment may be entered on the arbitrator's award in any court having jurisdiction; including, if applicable, entry of a permanent injunction under paragraph (b) of Section
5.

		(e)	Press Releases and Public
Disclosure. Any press release or other public communication by either the Executive or the Employer with any other person concerning the terms, conditions or circumstances of Executive's employment, or the termination of such employment, shall be subject to prior written approval of both the Executive and the Employer, subject to the proviso that the Employer shall be entitled to make requisite and appropriate public disclosure of the terms of this Agreement and any termination hereof, without the Executive's consent or approval, as may be required under applicable statutes, and the rules and regulations of the Securities and Exchange Commission and NASDAQ. The Employer shall be entitled to rely on the advice and counsel of its professional advisors in determining whether any such disclosure is required.

		(f)	Waiver.  No waiver by either
party, at any time, of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

		(g)	Notices.  Notices given pursuant
to this Agreement shall be in writing, and shall be deemed given when received if personally delivered, or on the first (1st) business day after deposit with a commercial overnight delivery service.
Notices to the Employer shall be addressed and delivered to the principal headquarters office of the Employer, Attention: Chairman. Notices to the
Executive shall be sent to the address set forth below the Executive's signature on this Agreement, or to such other address as Executive may hereafter designate in a written notice given to the Employer and its counsel.

	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

STONEHAVEN REALTY TRUST
EXECUTIVE:


By:		/s/Duane H. Lund
	/s/Odeh A. Muhawesh
		Duane H. Lund
	Odeh A. Muhawesh
		Chief Executive Officer
	Address of Executive:

	2250 University Avenue West

	Suite 240N
							St.
Paul, MN  55114



EXHIBIT A


Schedule of Other Activities


Those companies that should be excluded from this merger transaction are:

1. Internet Pizza
2. Service Bidding, Inc.
3. RSSI, Inc.
4. 3 B Soft/Explain
5. MyFree Desk Inc.
6. Konbon

EXHIBIT 2.3
CONTRIBUTION AGREEMENT


CONTRIBUTION AGREEMENT
Between
WELLINGTON PROPERTIES TRUST
WELLINGTON PROPERTIES INVESTMENTS, L.P.
PLYMOUTH PARTNERS II, LLC,
AND THE OTHER LP UNIT RECIPIENTS REFLECTED ON THE
SIGNATURE PAGE HERETO

Dated as of February 29, 2000

IN MAKING AN INVESTMENT DECISION INVESTORS
MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER
AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS
AND RISKS INVOLVED. THE SECURITIES REFERENCED
HEREIN HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR
STATE SECURITIES COMMISSION OR REGULATORY
AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES
HAVE NOT CONFIRMED THE ACCURACY OR ADEQUACY OF THIS
DOCUMENT. ANY REPRESENTATION TO THE CONTRARY  IS A
CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO
RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY
NOT BE TRANSFERRED OR RESOLD EXCEPT AS  PERMITTED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO
REGISTRATION OR EXEMPTION THEREFROM.
INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED
TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR
AN INDEFINITE PERIOD OF TIME.


TABLE OF CONTENTS
Page

1.  CONTRIBUTION.	1
1.1.  LLC INTERESTS	1
1.2.  PROPERTIES	1
2.  CONTRIBUTION CONSIDERATION; LP UNITS; TAX
MATTERS.	1
2.1.  CONTRIBUTION CONSIDERATION	2
2.2.  LP UNITS.	2
2.3.  CERTAIN INFORMATIONAL MATERIALS	3
2.4.  TRANSFER REQUIREMENTS	4
3.  INSPECTION.	4
3.1.  CONTRIBUTOR'S DELIVERY OF
SPECIFIED DOCUMENTS	4
3.2.  DUE DILIGENCE	4
3.3.  TENANT ESTOPPELS	5
3.4.  SERVICE CONTRACTS	6
3.5.  TRANSITION INFORMATION	6
4.  TITLE AND SURVEY REVIEW.	6
4.1.  DELIVERY OF TITLE COMMITMENT AND
SURVEY	6
4.2.  TITLE REVIEW AND CURE	7
4.3.  DELIVERY OF TITLE POLICY AT
CLOSING	7
4.4.  TITLE AND SURVEY COSTS	8
5.  CONTRIBUTOR CALl OPTION.	8
5.1.  CALL OPTION	8
6.  CLOSING.	8
6.1.  CLOSING	8
6.2.  TERMINATION	9
7.  CONTRIBUTORS' REPRESENTATIONS AND
WARRANTIES	9
7.1.  DESCRIPTIVE INFORMATION	9
7.2.  TITLE	9
7.3.  CONTRIBUTOR'S DELIVERIES	9
7.4.  NO VIOLATIONS	9
7.5.  DEFAULTS	10
7.6.  AUTHORITY	10
7.7.  QUALIFICATION	10
7.8.     SUCCESSOR LIABILITY	10
7.9.     CONTRACTS	10
7.10.	PHYSICAL CONDITION	11
7.11.	IMPROVEMENTS	11
7.12.	EMPLOYEES	11
7.13.	COMPLIANCE WITH LAWS AND CODES	11
7.14.	LITIGATION	12
7.15.	INSURANCE	12
7.16.	FINANCIAL INFORMATION	12
7.17.	RE-ZONING	12
7.18.	PERSONAL PROPERTY	12
7.19.	REAL ESTATE TAXES	12
7.20.	UNITED STATES PERSON	13
7.21.	EXISTING MORTGAGES	13
7.22.	CONDEMNATION	13
7.23.	LEASED PERSONAL PROPERTY	13
7.24.	INTELLECTUAL PROPERTY	13
7.25.	INVESTMENT REPRESENTATION	14
7.26.	ASSIGNED INTERESTS	14
7.27.	WARRANTIES AS TO LEASES	14
7.28.	TAX MATTERS.	15
8.  ACQUIROR'S REPRESENTATIONS AND WARRANTIES	16
8.1.  X STATUS	16
8.2.  ACQUIROR AUTHORITY	16
8.3.  QUALIFICATION	16
8.4.  INFORMATIONAL MATERIALS	16
8.5.  NO MATERIAL ADVERSE CHANGE	16
9.  PRE-CLOSING COVENANTS	17
9.1.  IMPLEMENTING AGREEMENT	17
9.2.  NEW LEASES	17
9.3.  NEW CONTRACTS	17
9.4.  OPERATION OF PROJECTS	17
9.5.  CONSENTS AND APPROVALS	18
9.6.  CONTINUATION OF EMPLOYEES	18
9.7.  EXCLUSIVITY	18
9.8.  MONTHLY UPDATES OF RENT ROLLS AND
OPERATION
        STATEMENTS	18
9.9.  DAMAGE	18
9.10.	CONDEMNATION	19
10.  PRORATIONS AND ADJUSTMENTS.	19
10.1.	PRORATIONS	19
10.2.	WORK CONTRACTS	21
10.3.	TENANT DEPOSITS	21
10.4.	DEPOSITS	21
10.5.	WAGES	22
10.6.	LEASING COMMISSIONS	22
10.7.	POST-CLOSING ADJUSTMENTS.	22
11.  ENVIRONMENTAL WARRANTIES AND AGREEMENTS.	22
11.1.	DEFINITIONS	22
11.2.	WARRANTIES	24
12.  CONDITIONS PRECEDENT TO CLOSING.	25
12.1.	ACQUIROR'S CONDITIONS PRECEDENT	25
12.2.	CONTRIBUTOR'S CONDITIONS
PRECEDENT	27
12.3.	MUTUAL CONDITIONS PRECEDENT	27
13.  CLOSING DELIVERIES.	27
13.1.	CONTRIBUTOR'S	27
13.2.	ACQUIROR'S	29
14.  BROKERAGE	30
15.  LP UNIT RECIPIENTS	31
15.1.	LP UNIT SCHEDULE	31
15.2.	LP UNIT RECIPIENTS	31
16.  DEFAULT.	31
16.1.	REMEDIES.	31
16.2.	NO MERGER; SURVIVAL	32
16.3.	LITIGATION EXPENSES	32
17.  INDEMNIFICATION.	32
17.1.	BY CONTRIBUTORS AND LP UNIT
RECIPIENTS	33
17.2.	BY ACQUIROR AND OPERATING
PARTNERSHIP	33
17.3.	REMEDIES UPON FRAUD	33
17.4.	INDEMNIFICATION OF THIRDPARTY
CLAIMS	33
17.5.	PAYMENT	34
17.6.	JURISDICTION	35
17.7.	NO WAIVER	35
18.  NOTICES	35
19.  MISCELLANEOUS.	35
19.1.	SUCCESSORS AND ASSIGNS	35
19.2.	BENEFIT	36
19.3.	FURTHER ASSURANCES	36
19.4.	ENTIRE AGREEMENT	36
19.5.	TIME OF THE ESSENCE	36
19.6.	CONDITIONS PRECEDENT	36
19.7.	CONSTRUCTION	36
19.8.	GOVERNING LAW	37
19.9.	PARTIAL INVALIDITY	37
19.10.	WAIVER OF CONDITIONS PRECEDENT	37
19.11.	CERTAIN SECURITIES MATTERS	37
19.12.	COUNTERPARTS	37

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this
"AGREEMENT") is effective as of the 29th day of February, 2000 (the "EFFECTIVE DATE"), by and among
Steven B. Hoyt ("CONTRIBUTOR"), Plymouth Partners
II, LLC, a limited liability company, Wellington
Properties Investments, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"),
Stonehaven Realty Trust, a Maryland real estate investment trust ("ACQUIROR") and the parties identified on the signature page hereto as "LP UNIT
RECIPIENTS."
1. CONTRIBUTION.

1.1	LLC INTERESTS.  Contributor agrees to
contribute and assign to the Operating Partnership, and Acquiror agrees to cause the Operating
Partnership to accept and assume from Contributor, on the terms and conditions set forth herein, all of Contributor's interest in and to the Property
Owners (the "ASSIGNED INTEREST").

1.2	PROPERTIES.  Each of the Property
Owners owns certain improved real properties, which properties include those certain buildings (the
"BUILDINGS"), each containing that number of net rentable square feet, as specified on Exhibit A attached hereto. The Buildings are leased to Tenants (as defined below). Each of the Buildings is commonly known by the respective street address in the cities, counties and states described on Exhibit A attached hereto. For purposes of this Agreement the term, "PROJECTS," shall be deemed to mean, collectively: (i) all of the parcels of land
(collectively, the "LAND") owned by the Property
Owners, together with all rights, easements and interests appurtenant thereto, including, but not limited to, any streets or other public ways adjacent to said Land and any water or mineral rights owned by, or leased to, the owner of such land; (ii) all improvements located on the Land, including, but not limited to, the Buildings, and all other structures, systems, and utilities associated with, and utilized, by the owner thereof, in the ownership and operation of the Buildings (all such improvements being collectively referred to herein as the "IMPROVEMENTS"); (iii) all personal property owned by each Property Owner
(collectively, the "PERSONAL PROPERTY"), including, without limitation, all fixtures and other built-in improvements and equipment necessary to operate the Projects; (iv) all building materials, supplies, hardware, carpeting and other inventory owned by each Property Owner and maintained in connection with each such owner's ownership and operation of the Land and/or Improvements and not owned by Tenants; (v) all trademarks, tradenames, development rights and entitlements and other intangible property used or useful in connection with the foregoing (collectively, the "INTANGIBLE
PERSONAL PROPERTY"); and (vi) the respective interest of each Property Owner in all leases and other agreements to occupy, or concerning the occupancy of, all or any portion of either or both of the Land and the Improvements (collectively, the "LEASES").


2. CONTRIBUTION CONSIDERATION;
LP UNITS; TAX MATTERS.

2.1	CONTRIBUTION CONSIDERATION.  Acquiror
shall cause the Operating Partnership to pay to Contributor, as consideration for Contributor's assignment of all of the Assigned Interest (the
"CONTRIBUTION CONSIDERATION"), consideration consisting of that number of LP Units (as defined below) having an aggregate value, calculated as provided in Section below, equal to: (A) $901,060;
minus (B) any applicable prorations described in Section ("PRORATIONS") and credited, as of the Closing Date (as defined below), to or on behalf of Acquiror; plus (C) any applicable Prorations credited, as of the Closing Date, to Contributor;
minus (D) any other adjustments described in this Agreement ("ADJUSTMENTS") occurring on or prior to the Closing Date in favor of Acquiror; and plus (E) any Adjustments occurring on or prior to the Closing Date in favor of the Contributor (in each case, as reflected on the Closing Statement on the Closing Date and subject to adjustment pursuant to Section . If the above-described calculation of Contribution Consideration would result in a fractional number of LP Units to be delivered to Contributor, Acquiror shall round that fraction up or down, as the case may be, to the nearest whole number of LP Units. Provided that all applicable conditions precedent to Acquiror's obligations to close as set forth in this Agreement (collectively, "ACQUIRER'S CONDITIONS PRECEDENT") have been satisfied and fulfilled, or waived in writing by Acquiror, the Contribution Consideration shall be paid to Contributor at the Closing pursuant to Section below. At Closing, Contributor shall distribute the Contribution Consideration to its respective LP Unit Recipients, in the respective percentages set forth on the LP Unit Schedule (as defined below).

2.2 LP UNITS.

(a)	The Contribution Consideration shall be
paid by Acquiror's delivery of partnership units
(the "LP UNITS") in Operating Partnership, which partnership units shall have the terms set forth on Exhibit B. The LP Units will be redeemable for preferred shares of beneficial interest of the Acquiror ("SHARES") in accordance with the provisions of the Redemption Agreement substantially in the form attached hereto as Exhibit C. Contributor acknowledges that the LP
Units will not be certificated and that, therefore, the issuance of the LP Units shall be evidenced by the execution and delivery of an amendment (the
"AMENDMENT") to the Partnership Agreement (as defined below), which amendment shall be executed and delivered by Acquiror and Contributor at the Closing.

(b)	For purposes of determining the number
of LP Units to be delivered in satisfaction of payment of the Contribution Consideration, the Contribution Consideration shall be divided by a unit price equal to $4.35 per LP Unit ("UNIT
PRICE").

(c)	Contributor shall deliver to Acquiror,
and shall cause its direct and indirect partners, shareholders and members, as the case may be ("INTEREST HOLDERS"), to deliver to Acquiror, or to any other party designated by Acquiror, a completed questionnaire and representation letter providing, among other things, information concerning
Contributor's, each Interest Holder's, and each LP
Unit Recipient's status as an accredited investor
("ACCREDITED INVESTOR"), as such term is defined in Regulation D promulgated under the Securities Act of 1933 (as amended, the "SECURITIES ACT"), as amended, and shall provide or cause to be provided to Acquiror, or to any other party designated by Acquiror, such other information and documentation as may reasonably be requested by Acquiror in furtherance of the issuance of the LP Units as contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary, in the event that, in the reasonable opinion of Acquiror, based on advice of its securities counsel, (x) any such person or entity providing Investor Materials
(as hereinafter defined) is not considered an Accredited Investor, (y) the proposed issuance of LP Units hereunder might not qualify for the exemption from the registration requirements of
Section 5 of the Securities Act, or (z) the proposed issuance of LP Units hereunder would violate any applicable federal or state securities laws, rules or regulations, or agreements to which the Operating Partnership or Acquiror is or becomes privy, or any tax-related or other legal rules, agreements or constraints applicable to the Operating Partnership or Acquiror shall so advise
Contributor, in writing (the "REGULATORY VIOLATION
NOTICE"). In the event a Regulatory Violation
Notice is delivered, this Agreement shall terminate, and no party shall have any further liability hereunder except (i) as otherwise expressly set forth in this Agreement and (ii) to the extent a breach of this Agreement gives rise to, or becomes the basis for, the Regulatory
Violation Notice.

(d)	Contributor and each LP Unit Recipient
hereby covenants and agrees that it shall deliver and shall cause each of its Interest Holders to deliver to Acquiror, or to any other party designated by Acquiror, any documentation that may be required under the Partnership Agreement or any charter document of Acquiror, and such other information and documentation as may reasonably be requested by Acquiror, at such time as any LP Units are redeemed for Shares ("CONVERSION SHARES"). The provisions of this Section shall survive the Closing indefinitely and shall not merge into any of the conveyancing documents delivered at the Closing.

(e)	The parties acknowledge that
Contributor intends to treat   the assignment of
the Assigned Interest in exchange for LP Units as a tax-free partnership contribution pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "CODE"). Acquiror shall cooperate, and shall cause the Operating Partnership to cooperate, in all reasonable respects with Contributor to effectuate such Exchange. The provisions of this Section shall survive Closing indefinitely and shall not merge into any conveyancing documents delivered at the Closing.

2.3	CERTAIN INFORMATIONAL MATERIALS.  For
purposes hereof, the term "PARTNERSHIP AGREEMENT"
shall mean the Operating Partnership's Limited
Partnership Agreement dated as of August 31, 1998,
as amended from time to time. Contributor and the
LP Unit Recipients hereby acknowledge and agree
that the ownership of LP Units by them and their
rights and obligations as limited partners of the
Operating Partnership (including, without
limitation, its right to transfer, encumber, pledge
and exchange LP Units) shall be subject to all of
the express limitations, terms, provisions and
restrictions set forth in this Agreement and in the
Partnership Agreement. In that regard, Contributor
and each LP Unit Recipient hereby covenants and
agrees that, at the Closing, it shall execute any
and all documentation   reasonably required by
Acquiror and the Operating Partnership to formally memorialize the foregoing (collectively, the
"PARTNERSHIP AGREEMENT ADOPTION MATERIALS").
Contributor and each LP Unit Recipient acknowledges that each has received and reviewed, at the Effective Date and prior to the Closing Date, the following: (i) Acquirer's Annual Report on Form 10-
KSB for the year ended December 31, 1998 (the "10-
K"); (ii) Acquiror's Notice of Annual Meeting of
Shareholders and Proxy Statement in connection with Acquiror's 1999 Annual Meeting of Shareholders;
(iii) documents filed with the United States
Securities and Exchange Commission ("SEC") subsequent to the 10-K; and (iv) the Partnership
Agreement. Contributor and each LP Unit Recipient acknowledges that, prior to the Closing Date, it:
(x) has had an opportunity to conduct a due diligence review of the affairs of Acquiror and Operating Partnership; and (y) has been afforded the opportunity to ask questions of, and receive additional information from, Acquiror and Operating
Partnership regarding Acquiror and Operating
Partnership.

2.4	TRANSFER REQUIREMENTS. Contributor and
each LP Unit Recipient may only sell, transfer, assign, pledge or encumber, or otherwise convey any or all of the LP Units and, if applicable, any Conversion Shares, in strict compliance with this Agreement, the Partnership Agreement, the charter documents of Acquiror, the registration and other provisions of the Securities Act (and the rules promulgated thereunder), any state securities laws, the rules of the National Association of Securities
Dealers Automated Quotation System ("NASDAQ") and the Registration Rights Agreement (as defined in the Partnership Agreement), in each case as may be applicable. The provisions of this Section shall survive the Closing indefinitely and shall not merge into any of the conveyancing documents delivered at the Closing.

3.	INSPECTION.

3.1	CONTRIBUTOR'S DELIVERY OF SPECIFIED
DOCUMENTS. Within 5 business days after execution of this Agreement by Contributor, Contributor shall provide to Acquiror or make available to Acquiror copies of each and every item set forth on Exhibit
D to this Agreement (the "PROJECTS INFORMATION").
The terms "RENT ROLL," "OPERATION STATEMENTS,"
"COMMISSION SCHEDULE," and "SERVICE CONTRACTS" used herein are defined in Exhibit D. Upon delivery of, or making available to Acquiror, the last item of Projects Information, Contributor shall deliver to Acquiror a written notice (the "PROJECTS
INFORMATION NOTICE") certifying that this obligation has been satisfied together with an itemization of the matters delivered or made available to Acquiror. If any such item is not in Contributor's possession or control, Contributor shall provide to Acquiror a written acknowledgment to that effect. Contributor shall have the continuing obligation during the pendency of this Agreement to provide Acquiror with any document described above and coming into Contributor's possession or produced or entered into by Contributor after the initial delivery of the Projects Information.

3.2	DUE DILIGENCE.  Acquiror shall have
through the 30th day following the Effective Date
(the "DUE DILIGENCE PERIOD") in which to examine, inspect, and investigate the Projects and, in Acquiror's sole and absolute judgment and discretion, to determine whether the Projects are satisfactory to Acquiror and to obtain appropriate internal approval to proceed with this transaction.
 Acquiror may terminate this Agreement pursuant to this Paragraph by giving notice of termination to Contributor on or before the last day of the Due
Diligence Period. Upon such termination, all further rights and obligations of the parties under this Agreement shall terminate, except any obligation which by its terms survives any termination of this Agreement. This Agreement shall continue in full force and effect if Acquiror does not give the notice of termination under this Agreement. During the pendency of this Agreement, Acquiror and its agents, employees, and representatives shall have a continuing right of reasonable access to the Projects (and any records relating to the Projects) for the purpose of examining and making copies of all books and records and other materials relating to the Projects in Contributor's or its Projects manager's possession and for the purpose of conducting analyses, surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling) of the Projects, and any other inspections, studies, or tests reasonably required by Acquiror.
 In the course of its investigations, Acquiror may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, Projects managers, parties to Service Contracts and Work
Contracts (as defined below) and municipal local and other government officials and representatives, and Contributor consents to such inquiries.
Acquiror shall keep the Projects free and clear of any liens and will indemnify, defend, and hold
Contributor harmless from all liens or any claims asserted by third parties against Contributor to recover for personal injury or Projects damage as a result of Acquiror's entry onto the Projects. If any inspection or test disturbs the Projects, Acquiror will restore the Projects to its condition before any such inspection or test. Acquiror's obligations under the preceding two sentences shall survive Closing or any termination of this Agreement. During the Due Diligence Period,
Acquiror shall have the right to conduct a "walk-through" of the Projects upon appropriate notice to tenants as permitted under the Leases and to conduct such additional environmental tests, samples, assessments and audits of the Projects as Acquiror may deem appropriate in order to perform pre-Closing due diligence regarding the current environmental conditions of or affecting the Projects. If Acquiror determines in its sole discretion to perform a Phase II environmental investigation, the Due Diligence Period shall continue through the 60th day after the Effective
Date and all references thereafter to "Due
Diligence Period" shall mean such 60-day period.
As a condition to Acquiror's obligation to close, there shall be no material adverse change in any condition of or affecting the Projects after the expiration of the Due Diligence Period. Material adverse change will include, without limitation, the dumping of refuse or the release, dumping or discovery of any environmental contamination.

3.3	TENANT ESTOPPELS.  Contributor shall
endeavor to secure and shall deliver to Acquiror, as and when received, but in any event by at least
10 days before the Closing Date, estoppel certificates dated not more than 15 days prior to the Closing Date from tenants under all Leases in the form satisfactory to Acquiror (the "TENANT
ESTOPPELS"). Contributor shall provide Acquiror with copies of the Tenant Estoppels for Acquiror's review and comment before delivering the Tenant
Estoppels to tenants and a Rent Roll, current as of a date no more than 15 days prior to the Closing
Date. Acquiror's obligation to close this transaction is subject to the condition that (a) prior to the Closing Date, Acquiror shall have received from any tenant(s) executing a Lease for premises containing 5,000 or more square feet of space, and 80% of the balance of the tenants in occupancy in the Projects, a current Tenant
Estoppel (dated not earlier than 15 days prior to the Closing Date) and consistent with the most recent Rent Roll; (b) as of the Closing Date, the Leases shall be in full force and effect and no material default or claim by landlord or tenant shall exist or have arisen under any Leases; and
(c) as of the Closing Date, no tenant shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding. If the required Tenant
Estoppels are not delivered to Acquiror, or if any Tenant Estoppel either does not meet the foregoing requirements or discloses any facts objectionable to Acquiror in its reasonable opinion, or if any of the other conditions set forth in the preceding paragraph which are to be satisfied as of the Closing Date are not satisfied as of such date (as it may be extended hereunder), Acquiror may elect to either: (i) terminate this Agreement by delivering written notice to Contributor on or before the Closing Date; or (ii) waive the satisfaction of this condition (and failure to provide such written notice of termination shall be deemed a waiver) and proceed with the transaction contemplated hereunder.

3.4	SERVICE CONTRACTS.  Not less than 10
days prior to the Closing Date, Acquiror shall notify Contributor as to which Service Contracts
Acquiror will assume and which Service Contracts will be terminated by Contributor 30 days after Closing. Acquiror will assume the obligations arising from and after the Closing Date under those Service Contracts that are not in default as of the Closing Date and which Acquiror has elected to assume. Contributor shall terminate at Closing, and Acquiror shall not assume, any property management agreement affecting the Projects.

3.5	TRANSITION INFORMATION.  No later than
5 days prior to the Closing or on such other date as may be specified in this Paragraph , Contributor will provide Acquiror with the following information: (i) a tenant contact list that includes the legal notification address, telephone number and emergency contact (including individual and telephone numbers) for each tenant; (ii) an aged accounts receivable list for the Projects to be generated and delivered to Acquiror on the day preceding the Closing Date; (iii) a list of all vendors for the Projects, including contacts, addresses and telephone numbers; (iv) a list of all utility providers and account numbers for the Projects; and (v) copies of invoices forwarded to tenants for the month preceding Closing, and, if then prepared, for the month of Closing.

4.	TITLE AND SURVEY REVIEW.

4.1	DELIVERY OF TITLE COMMITMENT AND
SURVEY. Acquiror shall cause to be prepared and shall deliver to Contributor and its counsel (a) a current ALTA-ACSM as-built survey of the Projects
(the "SURVEY") including a certification addressed to Acquiror in the form satisfactory to Acquiror;
(b) copies of Uniform Commercial Code searches in the name of Contributor, the Property Owners and the Projects issued by the Title Company (as defined below) or a search company acceptable to Acquiror ("UCC SEARCHES") and (c) a current, effective commitment for title insurance (the
"TITLE COMMITMENT") issued by a title company acceptable to Acquiror (the "TITLE COMPANY") in the amount of the estimated Contribution Consideration plus the amount of the Assumed Liabilities (the
"COVERAGE AMOUNT") with Acquiror as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment. No later than 20 days prior to the Closing Date, Acquiror shall cause to be prepared and will deliver to Contributor and its counsel, an updated Title Commitment (the "TITLE
DATE DOWN"), bringing title to the Projects current, and accompanied by copies of any documents not disclosed in the original Title Commitment.

4.2	TITLE REVIEW AND CURE.  During the Due
Diligence Period, Acquiror shall review title to the Projects as disclosed by the Title Commitment, the Survey and UCC Searches. Acquiror shall advise
Contributor, the Title Company and the surveyor in writing of any matters set forth on those documents to which Acquiror objects. Contributor will reasonably cooperate with Acquiror in curing
Acquiror's objections, but Contributor shall not be obligated to cure any such objections except liens and security interests created by, through or under Contributor or Property Owners (including, without limitation, those disclosed by the UCC Searches), all of which liens and security interests
Contributor shall cause to be released at Closing.
 Contributor also agrees to remove or cause to be removed any exceptions or encumbrances to title which arise after the Effective Date, other than those approved by Acquiror prior to their being placed of record. Prior to the expiration of the Due Diligence Period, the parties shall memorialize in writing those objections which Contributor is obligated to cure as aforesaid, or has elected to cure at Closing, and cause the Title Company to issue a revised Title Commitment. The term
"PERMITTED EXCEPTIONS" means all those exceptions shown on the Title Commitment, the Survey and UCC
Searches as of the expiration of the Due Diligence
Period other than those objections that Contributor has elected to cure in writing prior to the expiration of the Due Diligence Period and any matters placed of record subsequent to the Due
Diligence Period with the prior written consent of Acquiror. If the Title Date Down, or any subsequent revision to the Title Commitment, contains additional or modified conditions to obtaining any endorsement requested by Acquiror during the Due
Diligence Period or discloses any exceptions or encumbrances other than Permitted Exceptions, and if any such matters are objectionable to Acquiror, Acquiror will provide Contributor with written notice of its objection to any such new or modified matters within 10 days after receipt of the Title
Date Down, or any subsequent revision to the Title
Commitment. Acquiror may terminate this Agreement by delivering written notice to Contributor on or prior to the Closing Date if any matter to which Acquiror objects is not removed, modified or insured over in a manner satisfactory to Acquiror.
 Acquiror shall be deemed to have approved any title exception that Contributor is not obligated to remove and to which either Acquiror did not object as provided above, or to which Acquiror did object, but with respect to which Acquiror did not terminate this Agreement.

4.3	DELIVERY OF TITLE POLICY AT CLOSING.
As a condition to Acquiror's obligation to close, the Title Company shall deliver to Acquiror at Closing an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage
(i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Projects is located in a non-ALTA state), issued by the Title Company as of the Closing Date, in the amount of the Coverage Amount, containing
Acquiror's Endorsements, insuring Acquiror as owner of good, marketable and indefeasible fee simple title to the Projects, and subject only to the Permitted Exceptions (the "TITLE POLICY").
"ACQUIROR'S ENDORSEMENTS" shall mean, to the extent such endorsements are available under the laws of the state in which the Projects is located: (a) owner's comprehensive; (b) access; (c) survey
(accuracy of survey); (d) location (survey legal matches title legal); (e) separate tax lot;
(f) legal lot; (g) zoning 3.1, with parking and loading docks; and (h) such other endorsements as Acquiror may require during the Due Diligence
Period based on its review of the Title Commitment and Survey. Contributor shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents or agreements required by the Title
Company to issue the Title Policy in accordance with the provisions of this Agreement.

4.4	TITLE AND SURVEY COSTS.  Contributor
shall pay for (i) the cost of the Survey, including any revisions necessary to make the Survey conform to the requirements of this Agreement, and (ii) the base premium for the Title Policy, including any endorsements required to insure over exceptions which Contributor is required or has agreed to remove or insure over as hereinbefore provided),
(iii) the cost of extended coverage and Acquiror's endorsements and (iv) the cost of the UCC Searches.

5. CONTRIBUTOR CALL OPTION.

5.1	CALL OPTION.  On the third anniversary
of the Closing Date (the "OPTION DATE"),
Contributor shall have the one-time right to elect to purchase the Assigned Interest from Operating
Partnership (the "OPTION") in exchange for (1) the assumption of the Existing Mortgage Debt (as defined below), plus the amount of any liabilities encumbering the Projects in excess of the Existing
Mortgage Debt, (2) surrender of all LP Units issued to Contributor at Closing and (3) cash in an amount equal to the costs and expenses of Acquiror resulting from the exercise of the Option.
Contributor shall be entitled to exercise the Option only (x) upon delivery to Acquiror of written notice of its intent to exercise the Option at least 120 days prior to the Option Date and
(y) if all of the LP Units issued to Contributor at Closing are outstanding, have not been redeemed and are owned by Contributor or the LP Unit Recipients.
 Acquiror shall have a ten-day period from receipt of Contributor's notice of its exercise of the Option to either (a) consent to Contributor's exercise of the Option or (b) redeem the LP Units issued to Contributor at Closing for a per unit redemption price equal to the Unit Price. Upon acceptance of Contributor's exercise of the Option by Acquiror, Contributor shall be unconditionally obligated to consummate the purchase of the Assigned Interest within 60 days after delivery of its notice exercising the Option. The documents evidencing the consummation of the purchase pursuant to the Option shall include the agreement of Contributor and LP Unit Recipients to indemnify, protect, defend and hold Acquiror and Operating
Partnership harmless from and against any and all claims, damages, losses, suits, proceedings, costs and expenses (including reasonable attorneys' fees) arising in connection with the Assigned Interest and the Projects from and after the closing of the Option purchase. The provisions of this Section shall survive the Closing indefinitely and shall not merge into any of the conveyancing documents delivered at Closing. Contributor shall not assign its rights under the Option.

6.	CLOSING.

6.1	CLOSING.  The transactions contemplated
hereby shall be consummated at a closing (the
"CLOSING") to take place at the offices of
Acquiror. The Closing shall occur on the date (the
"CLOSING DATE"): (i) that is ten days after
conclusion of the Due Diligence Period, or (ii) at
such earlier time and at such other place as the
parties may mutually and reasonably agree upon in
writing, but (iii) no later than February 29, 2000.
The Closing shall be effective as of 12:01 a.m.
eastern standard time on the Closing Date.
6.2	TERMINATION.  If the Closing has not
occurred by February 29, 2000, each of Acquiror and Contributor may terminate this Agreement by written notice to the other, and no party shall have any further liability to any other party under this Agreement, except that all parties hereto shall remain liable under Section 16 for any breach of their representations, warranties or covenants under this Agreement prior to such termination.

7.	CONTRIBUTORS' REPRESENTATIONS AND WARRANTIES.

Contributor and each Property Owner represent and warrant to Acquiror that the following matters are true as of the Effective Date and shall be true as of the Closing Date:

7.1	DESCRIPTIVE INFORMATION. The
descriptive information concerning the Projects set forth in Section and in all exhibits referred to in Section is complete, accurate, true and correct in all material respects.

7.2	TITLE.  The Property Owners are the
legal fee simple titleholders of the Projects and, other than with respect to Permitted Exceptions, have or will have at the Closing good, marketable and insurable title to the Projects, free and clear of all mortgages and security interests, leases, agreements and tenancies (other than the Leases), licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments and other matters affecting title to the Projects.

7.3	CONTRIBUTOR'S DELIVERIES.  All items
delivered by Contributor pursuant to this Agreement are true, accurate, correct and complete in all material respects, and fairly present the information set forth in a manner that is not materially misleading. The copies of all documents and other agreements delivered or furnished and made available by Contributor to Acquiror pursuant to this Agreement include all of and the only
Leases and other written agreements relating to or affecting the ownership and operation of the Projects, there being no "side" or other written agreements in force or effect, to which the Projects are subject. Contributor and each Property
Owner have made available to Acquiror true and complete copies of its respective governing documents, including each amendment thereto.

7.4	NO VIOLATIONS.  The execution, delivery
and performance by Contributor and the Property
Owners of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any statute, law, ordinance, rule, regulation or judicial decision of any Governmental Authority (as defined below)
("LAW") or any writ, order, injunction, plan or decree of any Governmental Authority ("ORDER");
(ii) violate or conflict with, result in a breach of, constitute a default (or an event which with the passage of time or the giving of notice, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or permit cancellation of, or result in the creation of any lien upon any assets under any Service Contract, Work Contract or other legally binding indenture, mortgage, note, license, deed of trust, commitment, restriction, purchase order, or other agreement or instrument to which Contributor and the Property Owners are a party or by which Contributor and Property Owners or any of their respective assets are bound
("CONTRACT") or by which Contributor and the Property Owners or any of their respective assets may be affected; (iii) permit the acceleration of the maturity of any indebtedness of Contributor and the Property Owners or any indebtedness secured by assets; or (iv) violate or conflict with any provision of the governing document of Contributor and the Property Owners.

7.5	DEFAULTS.  The Property Owners have
not: (a) breached any provision of, nor is it in default under the terms of, any Contract to which they are a party or under which they have any rights or by which they are bound or which relates to their businesses, assets or properties and to the knowledge of the Property Owners, no other party to any such Contract has breached such Contract or is in default thereunder (nor have the Property Owners waived any such default), and no event has occurred and no condition or state of facts exists which with the passage of time or the giving of notice, or both, would constitute such a default or breach by the Property Owners or by any such other party, or give right to an automatic termination or the right of discretionary termination thereof; (b) each of the Contributor and the Property Owners have complied with its obligations, and has not breached any of its duties, under the respective Property Owners documents governing such entity; (c) each of their assets and properties is in compliance with, and no violation exists under, any Law or Order applicable in any way to the Property Owners, any of its assets or properties; and (d) no notice from any governmental entity has been received by or on behalf of the Property Owners claiming any violation of any Law (including any building, zoning or other ordinance) or Order, or requiring any work, construction or expenditure.

7.6	AUTHORITY.  Contributor and Property
Owners' execution and delivery of this Agreement and the consummation of the transaction described herein will have been duly authorized by all appropriate actions and proceedings. Contributor and Property Owners are limited liability companies duly authorized and validly existing, and in good standing, under Colorado law, and the person(s) signing this Agreement on behalf of Contributor and Property Owners has the power and authority to enter into and perform this Agreement in accordance with its terms. No consents of third parties are required in connection with Contributor and Property Owners' execution, delivery and performance of this Agreement. Assuming due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of Contributor and Property Owners enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws or court decisions from time to time in effect that effect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

7.7	QUALIFICATION. Property Owners are
qualified to do business in all states in which it is required to be so qualified in order to own and manage the Projects.

7.8	SUCCESSOR LIABILITY.  The Property
Owners have not succeeded to the liabilities of any other person by operation of law pursuant to a purchase of stock, merger, consolidation or similar transaction.

7.9	CONTRACTS.  There are no Contracts of
any kind relating to the management, leasing, operation, maintenance or repair of any Project, except as set forth on Exhibit D. The Property
Owners have performed all material obligations to be performed by them under all, and are not in default under any, of those Contracts to which reference is made in the preceding sentence. Except as set forth in Exhibit D, all of the Contracts may, by the express terms thereof be terminated without penalty or other payment by the Property
Owner (or its assignee) upon no more than 30 days' prior notice.

7.10	PHYSICAL CONDITION. There is no
existing patent or, to the best of its knowledge, latent structural or other physical defect or deficiency in the condition of any of the Projects, or any component or portion thereof, that would or could impair or impose costs upon the current use, occupancy or operation of such Project, and that has not been fully corrected. To the best of its knowledge, there is no defect or deficiency in the Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all HVAC System, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, or the roof of any Building, nor has Contributor or any Property Owner received written notice from any Tenant or any other party alleging the existence of any such defect or deficiency.

7.11	IMPROVEMENTS.  The Improvements were
completed and installed in substantial accordance with all (if any) plans and specifications that were provided to Acquiror, which were approved by all Governmental Authorities having jurisdiction thereover, and do not violate any governmental laws, ordinances, rules or regulations.

7.12	EMPLOYEES. (i) None of the
Contributor's or Property Owners' employees at the Projects is employed pursuant to a written agreement, and all employees may be terminated at will, (ii) none of such employees at the Projects is a union employee, (iii) neither Contributor nor any Property Owner nor any affiliate thereof is a party to, nor are the Projects subject to, any collective bargaining or other agreement or understanding with any labor union, (iv) neither
Contributor nor any Property Owner nor any affiliate thereof is privy to or involved in any labor or union controversy or other interaction of any kind and (v) the Property Owners have and currently are conducting their business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, the violation of which would have a material adverse effect on any Property Owner or the transactions contemplated by this Agreement.

7.13	COMPLIANCE WITH LAWS AND CODES. To the
best of its knowledge, the Projects, and the use and operation of any or all of them, are (and the use and operation of any component, portion or area of any Project is) in full compliance with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits and authorizations. Neither Contributor nor the Property Owners have received written notice from any Governmental Authority (as defined below) alleging that there are not presently and validly in effect all licenses, permits and other authorizations necessary (including, without limitation, certificates of occupancy) for the use, occupancy and operation of the Projects as they are presently being operated, whether required of the Property Owner or any Tenant. Without limiting the foregoing, the Projects fully comply with all applicable requirements of the Americans With
Disabilities Act of 1990 (42 U.S.C.A. (S)12101 et seq.). The Projects are zoned by the municipality in which they are located so as to permit the uses and structures thereon, in a manner that accommodates and is fully compatible with the Building and Improvements as they presently exist.
No Project constitutes a non-conforming use or non-conforming structure under applicable present zoning laws. No zoning, subdivision, environmental, Hazardous Material (as defined below), building code, health, fire, safety or other law, order or regulation is, or on the Closing will be, violated by the continued maintenance, operation or use of any Improvements or parking areas in the Projects, and none of Contributor or the Property Owners have received any written notice of any such violation from any Governmental Authority having jurisdiction over the Projects. All driveway entrances and exits to each Project are permanent, and no special access or other permits are required to maintain same. All existing streets and other improvements, including water lines, sewer lines, sidewalks, curbing and streets at each Project have been paid for and either enter such Project through adjoining public streets; or, if any or all of such items enter through private lands, do so in accordance with valid, irrevocable easements running with the ownership of such Project.

7.14	LITIGATION. There are no pending or to
the best of its knowledge threatened judicial, municipal or administrative proceedings affecting any Project or in which a Contributor Property
Owner is a party, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on any Project or by reason of the condition, use of, or operations on, such Project.
No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or threatened against the Contributor or any Property Owners.

7.15	INSURANCE. The Property Owners now have
in force commercially reasonable levels of property, liability and business interruption insurance relating to the Projects as specifically set forth on Schedule . Neither Contributor nor Property Owners have received any written notice from any insurance carrier concerning, nor does Contributor or Property Owners have any knowledge of, any defects or inadequacies in the Projects that, if not corrected, would result in termination of insurance coverage or increase in the normal and customary cost thereof.

7.16	FINANCIAL INFORMATION. All income,
expense and Operation Statements and all other books and records delivered to Acquiror by Contributor (the "RECORDS"), are complete, accurate, true and correct; and accurately set forth the results of the operation of the Projects for the periods covered. There has been no material adverse change in the financial condition or operation of the Projects since the period covered by the Operation Statements.

7.17	RE-ZONING. Neither Contributor nor
Property Owners have any knowledge of any pending or threatened proceeding for the rezoning of any Project or any portion thereof, or for the taking of any other action by governmental authorities that would have an adverse or material impact on the value of any Project or use thereof.

7.18	PERSONAL PROPERTY. The Personal
Property is all of the personal property owned by the Property Owners and used in (or necessary for) the operation of the Projects and all such Personal
Property is in good and operable condition and repair, and free of material defects.

7.19	REAL ESTATE TAXES. Contributor has
delivered to Acquiror all (if any) copies of the most recent real estate "TAX BILL(S)" for (and the only real estate tax bills applicable to) the Projects. Neither Contributor nor Property Owners have knowledge of any proposed increase in the assessed valuation or rate of taxation of any or all of the Projects from that reflected in the most recent Tax Bills. There is not now pending, and each of Contributor and Property Owners agrees that it will not, without the prior written consent of Acquiror, institute, prior to the Closing any proceeding or application for a reduction in the real estate tax assessment of any of the Projects or any other relief for any tax year. There are no outstanding agreements with attorneys or consultants with respect to the Tax Bills that will be binding on Acquiror or the Operating Partnership or any of the Projects after the Closing. Other than the amounts disclosed by the Tax Bills, no other real estate taxes have been, or will be, assessed against the Projects, or any portion thereof, in respect of the year 1999 or any prior year, and no special assessments of any kind
(special, bond or otherwise) are or have been levied against the Projects, or any portion thereof, that are outstanding or unpaid. Each
Property Owner has paid all real estate taxes presently due and owing with respect to the Projects.

7.20	UNITED STATES PERSON. Contributor is a
"United States Person" within the meaning of
Section 1445(f)(3) of the Code, as amended, and, if required, shall execute and deliver an "Entity
Transferor" certification at Closing.

7.21	EXISTING MORTGAGES. Schedule  sets
forth a true, correct and complete schedule of those mortgage(s) or trust deed(s) ("EXISTING
MORTGAGES") presently encumbering the Projects or any portion thereof (the "EXISTING MORTGAGE
SCHEDULE"). Each Property Owner has complied with the terms of, and all notices or correspondence received from the holder of, the promissory notes evidencing the loans (the "EXISTING LOANS") secured by the Existing Mortgages (the "EXISTING NOTES"), the Existing Mortgages, and all other documents securing the Existing Notes (collectively, with the Existing Mortgages and the Existing Notes, the
"EXISTING LOAN DOCUMENTS"). Each Property Owner has paid, on a timely basis, all sums due under the Existing Loan Documents, when and as due. The
Existing Loan Documents are in full force and effect, and none of Contributor or any Property
Owner has received any written notice alleging that any Property Owner is in default thereunder.

7.22	CONDEMNATION.  No condemnation or other
governmental taking proceedings affecting all or any part of any or all of the Projects is pending or, to the knowledge of the Contributor and the Property Owners, threatened or contemplated.

7.23	LEASED PERSONAL PROPERTY.  Schedule
lists all leases pursuant to which Property Owners hold equipment, vehicles, furniture or any other item of personal property used in connection with its respective business, other than leases terminable without penalty on less than thirty (30) days notice. All of the personal property leased by Property Owners under such leases is presently utilized by Property Owners in the ordinary course of its business. True and complete copies of all such leases have been made available to Acquiror.

7.24	INTELLECTUAL PROPERTY.  Except for the
name of the Projects, there are no trade names, trademarks, service marks, copyrights or other
Intangible Personal Property (or any registrations with any government entity of, or applications for registration pending with respect to, any of the foregoing) owned or licensed by Property Owners that are material to the conduct of the business of Property Owners.

7.25	INVESTMENT REPRESENTATION. Contributor
represents that its LP Units are being acquired by it with the present intention of holding such LP
Units for purposes of investment, and not with a view towards sale or any other distribution.
Contributor recognizes that it may be required to bear the economic risk of an investment in the LP
Units for an indefinite period of time. Contributor is an Accredited Investor. Contributor has such knowledge and experience in financial and business matters so as to be fully capable of evaluating the merits and risks of an investment in the LP Units.
Contributor has been furnished with the
informational materials described in Section
(collectively, the "INFORMATIONAL MATERIALS"), and has read and reviewed the Informational Materials and understands the contents thereof. Contributor has been afforded the opportunity to ask questions of those persons they consider appropriate and to obtain any additional information they desire in respect of the LP Units and the business, operations, conditions (financial and otherwise) and current prospects of Acquiror and the Operating
Partnership. Contributor has consulted its own financial, legal and tax advisors with respect to the economic, legal and tax consequences of delivery of the LP Units and has not relied on the Informational Materials, Acquiror, the Operating
Partnership or any of their officers, trustees, affiliates or professional advisors for such advice as to such consequences. Contributor is domiciled in the State of Colorado.

7.26	ASSIGNED INTERESTS. Contributor owns
100% of any ownership or equity interest in the Property Owners, free and clear of any liens or encumbrances.

7.27	WARRANTIES AS TO LEASES. With respect
to each of the tenants listed on any Rent Roll received by Acquiror from Contributor or any Property Owners, and any other tenants leasing space in any or all of the Projects as of the Closing (collectively, the "TENANTS"), Contributor and Property Owners represent and warrant to Acquiror that as of the Effective Date and as of the Closing, the following are true in all material respects:

(a)	Each of the Leases is in full
force and effect. Each Tenant is legally required to pay all sums and perform all obligations set forth in the Leases, without concessions, abatements, offsets or other bases for relief or adjustment.

(b)	All obligations of the lessor
under the Leases that accrue to the Closing have been performed, including, but not limited to, all required tenant improvements, cash or other inducements, rent abatements or moratoria, installations and construction
(for which payment in full has been made in all cases), and each Tenant has unconditionally accepted lessor's performance of such obligations. The transaction described herein will not result in a default or an event that, with the giving of notice or the passing of time, or both, will result in a default by the landlord under any Lease.
No Tenant has asserted (in writing) any
offsets, defenses or claims available against rent payable by it or other performance or obligations otherwise due from it under any Lease. The lessor under each Lease has no obligation to perform any tenant improvement for any Tenant other than as set forth in the Leases.

(c)	No Tenant is in default under or
is in arrears in the payment of any sums or in the performance of any obligations required of it under its Lease. No Tenant has prepaid any rent or other charges for more than one month in advance.

(d)	None of Contributor or any
Property Owner has any reason to believe that any Tenant is, or may become, unable or unwilling to perform any or all of its obligations under its Lease, whether for financial or legal reasons or otherwise.

(e)	No guarantor(s) of any Lease has
been released or discharged, partially or fully, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto.

(f)	There are no brokers'
commissions, finders' fees, or other charges payable or to become payable to any third party on behalf of the lessor as a result of or in connection with any Lease or any transaction related thereto, including, but not limited to, any exercised or unexercised option(s) to expand or renew.

(g)	No Tenant or any other party has
asserted (in writing) any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit. Other than as set forth in the Rent
Roll, under no Lease has the lessor applied any security deposit proceeds for its own benefit with respect to any current Tenant.

7.28	TAX MATTERS.

(a)	Except to the extent reflected in the
Closing Statement, there are no unpaid taxes arising from the operation of the business of the Property Owners during any period prior to the Closing Date for which the Acquiror, Operating
Partnership or the Property Owners will become liable or which will become a lien against any of the assets or properties of Acquiror, Operating
Partnership or the Property Owners following the Closing, including but not limited to payroll, withholding and social security taxes for any employee or person deemed to be an employee of such entity.

(b)	The Property Owners are qualified, and
since the date of their formation have been qualified, to be treated as a partnership for federal income tax purposes.

(c)	The Property Owners have never applied
for any tax ruling or entered into a closing agreement with any taxing authority. The Property
Owners have not received from the IRS or from the tax authorities of any state, county, local or other jurisdiction (i) any notice of underpayment of taxes or other deficiency which has not been paid, (ii) any objection to any tax return or report filed by Property Owners nor (iii) any notice of audit with respect to any tax, nor are the Property Owners currently the subject of any such audit. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or report filed by Property Owners.

(d)	All of the services provided by the
Property Owners (or any other person acting as lessor or landlord for any of their assets or properties) to the tenants of its properties (under its respective leases are customary in that geographic area for first class office space and are primarily for the convenience of the tenant as described in Section 856(d) of the Code. No formula for determining percentage rents under any lease with a tenant of the Property Owners has the effect of basing such rent on the income (as opposed to revenues) or profits of any persons.
Any rent payable by tenants of its properties attributable to personal property does not exceed
15% of the total rent under the relevant lease attributable to both real and personal property
(determined in accordance with Section 856(d)(1)(C) of the Code). Schedule lists any service contract
(including those which are terminable without penalty on thirty (30) days or less notice or requiring less than $10,000 in aggregate payments over the remaining term of the contract) for the provision of services to any Property as to which the Property Owners receive a mark-up.

8.	ACQUIROR'S REPRESENTATIONS
AND WARRANTIES.

Acquiror represents and warrants to
Contributor that the following matters are true as of the Effective Date and shall be true as of the Closing.

8.1	TAX STATUS. The Operating Partnership
has been formed to be classified as a partnership or a publicly traded partnership taxable as a partnership for federal income tax purposes and not an association taxable as a corporation or a publicly traded partnership taxable as a corporation. Acquiror is a real estate investment trust under Sections 856 through 860 of the Code and is in compliance with all of the requirements therefor under such sections of the Code, and the transactions contemplated hereby, including the formation of the Operating Partnership, shall not affect the status of the Acquiror as a real estate investment trust under the Code.

8.2	ACQUIROR AUTHORITY. Acquiror's
execution and delivery of this Agreement and the consummation of the transaction described herein will have been duly authorized by all appropriate actions and proceedings. Acquiror is a real estate investment trust duly authorized and validly existing, and in good standing, under Maryland law, and the person(s) signing this Agreement on behalf of Acquiror has the power and authority to enter into and perform this Agreement in accordance with its terms. No consents of third parties are required in connection with Acquiror's execution, delivery and performance of this Agreement.
Assuming due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of Acquiror and Operating Partnership enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws or court decisions from time to time in effect that effect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

8.3	QUALIFICATION.  Acquiror is qualified
to do business in all states in which it is required to be so qualified in order to own and manage the Projects.

8.4	INFORMATIONAL MATERIALS.  The
Informational Materials completely and accurately describe the business, operations and other material facts about of Acquiror in all material respects.

8.5	NO MATERIAL ADVERSE CHANGE.  Since
September 30, 1999, no change has occurred that would have a material adverse effect on the business, financial condition or results of operation of Acquiror, taken as a whole.

9.	PRE-CLOSING COVENANTS.

Contributor and each Property Owner hereby covenant as provided in this Article , as applicable.

9.1	IMPLEMENTING AGREEMENT.  Subject to the
terms and conditions hereof, each party hereto shall use best efforts to take all action required of it to fulfill its obligations under the terms of this Agreement, to cause the conditions to Closing to be satisfied and to facilitate the consummation of the transactions contemplated hereby.

9.2	NEW LEASES. No Property Owner shall
amend, terminate or grant concessions regarding any Lease in any economic or other material respect or executing any new lease, license, or other agreement affecting the ownership or operation of all or any portion of the Projects or for personal property, equipment, or vehicles, without
Acquiror's prior written approval.

9.3	NEW CONTRACTS. No Property Owner shall
enter into any contract with respect to the ownership and operation of all or any portion of any or all of the Projects that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of any or all of the Projects, without Acquiror's prior written approval, except for service contracts entered into in the ordinary course of business that are terminable, without penalty, on not more than 30 days' notice, for which no consent shall be required. Contributor and the Property Owners shall not acquire or pursue any acquisition of real or personal property other than the Projects without Acquiror's prior written consent.

9.4	OPERATION OF PROJECTS. Prior to
Closing, no Property Owner shall (a) operate or manage the Projects in any manner other than that which is in effect on the Effective Date in the ordinary and usual course of business consistent with past practice; (b) fail to maintain present services (including, but not limited to, pest control); (c) fail to maintain the Projects as they were maintained on the Effective Date; (d) not keep on hand sufficient materials, supplies, equipment and other Personal Property for the efficient operation and management of the Projects in the same manner as exists on the Effective Date; (e) sell or list for sale any of the Projects, (f) fail to use its best efforts to preserve its good will and advantageous relationships with tenants, customers, suppliers, independent contractors, employees and other persons material to the operation of the Projects, (g) fail to take or permit any action or omission which would cause any of its representations or warranties contained herein to become inaccurate or any of the covenants made by it to be breached, (h) cause or permit any default to occur under the Existing Mortgage Debt or cause or permit any increase in the outstanding aggregate principal balance thereof from the date hereof until the Closing, or (i) not perform, prior to delinquency, all of such Property Owner's obligations under the Leases, Contracts, licenses, permits or approvals of Governmental Authorities and other agreements relating to the Projects or in any way not in accordance with applicable laws, ordinances, rules and regulations affecting the Projects. The Property Owners shall not agree to any material change orders or additions to tenant improvements or changes in the scope of work or specifications with respect to any Contract without Acquiror's prior written approval. Each Property
Owner shall continue to maintain all insurance policies referred to in Section in full force and effect up to and including the Closing Date.

9.5	CONSENTS AND APPROVALS.  Each party
shall use its best efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.

9.6	CONTINUATION OF EMPLOYEES.  Contributor
and Property Owners agree to use best efforts to persuade those of their employees designated by Acquiror in writing to Contributor to accept employment with Acquiror immediately following the Closing, and Acquiror agrees to hire such employees immediately following the Closing provided that any such employee does not engage in malfeasance prior to the Closing.

9.7	EXCLUSIVITY. Unless and until this
Agreement is terminated pursuant to its terms, none of Contributor, any Property Owner or any LP Unit
Recipient shall, directly or indirectly, through any Affiliate, officer, director, partner, agent or otherwise, initiate, solicit or knowingly encourage
(including by way of furnishing non-public information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing
Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or knowingly permit any of the officers, directors, partners or employees of such party or any of its affiliates or any investment banker, financial advisor, attorney, accountant or other representative retained by such party or any of such party's affiliates to take any such action, and Contributor or any Property Owner or affiliate of such Property Owner shall notify Acquiror orally
(within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which Contributor or any Property Owner or affiliate of such Property Owner or any such officer, director, employee, partner, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters. A "COMPETING TRANSACTION" means, whether in a single transaction or a series of transactions, the sale by any LP Unit Recipient of any equity interest in Contributor, the sale by Contributor of any equity interest in a Property
Owner, or the sale or other transfer by any Property Owner of its assets or business, in whole or in part, whether through direct sale, merger, consolidation, asset sale, exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business.

9.8	MONTHLY UPDATES OF RENT ROLLS AND
OPERATION STATEMENTS. Contributor will promptly provide Acquiror with monthly updates of the Rent
Roll and Operation Statements for the Projects.

9.9	DAMAGE.  Contributors and the Property
Owners shall promptly give Acquiror written notice of any damage to the Projects, describing such damage whether such damage is covered by insurance and the estimated cost of repairing such damage.
If such damage would not have a material adverse effect on the damaged Project, (i) Contributor shall, to the extent possible, begin repairs prior to the Closing, (ii) at the Closing the Operating
Partnership shall receive all insurance proceeds not applied to cure the damage with respect to such Project prior to the Closing (including rent loss insurance applicable to any period from and after the Closing) due to a Property Owner for the damage, together with an assignment of any unsettled insurance claim, (iii) any uninsured damage, coinsurance or deductible and any rent abatement not covered by rent loss insurance proceeds delivered to a Property Owner, as reasonably estimated by Acquiror, shall be credited to the Operating Partnership at the Closing, and
(iv) the Operating Partnership shall assume the responsibility for the repair after the Closing.
The Operating Partnership shall be entitled to any excess of the proceeds of the respective Property
Owner's insurance over and above the actual cost of repair and restoration. If such damage is likely to have a material adverse effect on the damaged
Project ("MATERIAL DAMAGE"), Acquiror may elect, by notice to Contributor given within 20 business days after Acquiror is notified of such damage (and the Closing as to such Property shall be extended, if necessary, to give Acquiror such 20 business day period to respond to such notice) to (i) proceed in the same manner as in the case of damage that is not material, receiving a credit at the Closing equal to the amount by which the contribution value of such Project is reduced by such damage, or (ii) elect to terminate this Agreement by giving notice to Contributor on or before the Closing Date.

9.10	CONDEMNATION.  Contributor will give
Acquiror prompt written notice of the institution or threat of any exercise of the power of eminent domain on the Projects. If the proceedings in eminent domain would have a material adverse effect on the Projects subject to such proceedings
("MATERIAL EMINENT DOMAIN PROCEEDINGS"), by notice to Contributor given within 20 business days after Acquiror receives notice of proceedings in eminent domain that are contemplated, threatened or instituted by any government entity having the power of eminent domain with respect to the Projects, Acquiror may (i)proceed under this Agreement or (ii) terminate this Agreement by giving notice to Contributor on or before the Closing Date. If Acquiror elects to proceed under this Agreement, the Property Owners shall assign to the Operating Partnership at the Closing its entire right, title and interest in and to any condemnation award, and the Operating Partnership shall have the sole right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter.
 If necessary, the Closing shall be extended to give Acquiror the full 20 business day period to make such election.

10.	PRORATIONS AND ADJUSTMENTS.

10.1	PRORATIONS.  Before the Closing, the
Property Owners shall provide such information and verification reasonably necessary to support the prorations and adjustments under this Article .
All prorations set forth below in this Section shall be as of the Closing Date (the "CUTOFF
DATE"), with the Cutoff Date being a day of income and expense to the Property Owners. All income and expense with respect to the Projects and all items customarily prorated in real estate closings shall be prorated as of the Cutoff Date between Acquiror and the Property Owners with respect to the Projects, except as otherwise provided herein.

(a)  Acquiror shall receive a credit for any
real estate and tangible personal property taxes
(and any assessments imposed by private covenant),
whether or not then due or payable, imposed in
respect of a Project and applicable for the portion
of the current year or other applicable tax period
which has elapsed by the Cutoff Date (and to the
extent unpaid, for prior years or tax periods).  If
the amount of any such taxes have not been
determined as of the Closing, such credit shall be
based on a reasonable estimate of the parties as to
the full assessed value of the Properties and the
assessment ratios and tax rates anticipated to be
in effect for the current year (and if the parties
are not able to agree on such rate, the most recent
ascertainable rate shall be used).   The Property
is subject to an Assessment agreement with the Tax
Increment District.

(b)	Acquiror shall receive a credit for any
rent and other income under Leases (and any applicable or local tax on rent) collected by the Property Owners before the Closing and applicable to any period of time after the Cutoff Date. The
Contributor shall receive a credit for receivables from tenants (less any agreed on discount for uncollectibility) for rent and other income under Leases (and any applicable or local tax or rent) applicable to any period of time prior to the Cutoff Date, except to the extent that the Contributor and Acquiror agree that such receivables are unlikely to be collectible
("DOUBTFUL RECEIVABLES"). All collections of accounts receivable other than Doubtful Receivables after the Closing shall be retained by Acquiror.
After the Closing, the Operating Partnership shall apply all rent and income collected by Acquiror from a tenant, unless the tenant properly identifies the payment as being for a specific item, first to such tenant's monthly rental for the month in which Closing occurred to the extent not already paid and then to arrearages in the reverse order in which they were due, remitting to the Contributor, after deducting collection costs, any rent properly allocable to receivables constituting
Doubtful Receivables for the period ending on the Cutoff Date. Acquiror shall bill and attempt to collect such rent arrearages constituting Doubtful
Receivables in the ordinary course of business, but shall not be obligated to engage a collection agency to collect any such rent arrearages except at the Contributor's expense, or to take legal action to collect any such rent arrearages. After the Closing, the Property Owners shall not have the right to seek collection of any rents or other income applicable to any period before the Cutoff
Date. Any rent or other income received by any Property Owner after the Closing which are owed to Acquiror shall be held in trust and remitted to Acquiror promptly after receipt, and any rent collected by Acquiror which is owed to the Property
Owners shall be held in trust and remitted to the Property Owners promptly after receipt.

(c)	Estimated percentage rents accrued from
any tenant under any Lease for any lease year in which the Closing occurs (with any such percentage rents to be deemed to have been earned and received on an equal per diem basis spread throughout such lease year) shall be prorated between the Contributor and Acquiror as of the Cutoff Date

(d)	The Property Owners, as landlords under
the Leases, are currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively,
"OPERATING EXPENSE PASS-THROUGHS") incurred by them in connection with the ownership, operation, maintenance and management of the Properties. If the Property Owners collected estimated prepayments of Operating Expense Pass-Throughs in excess of any tenant's share of such expenses, then if the excess can be determined by the Closing, Acquiror shall receive a credit for the excess or, if the excess cannot be determined at the Closing, Acquiror shall receive a credit based upon an estimate. Acquiror shall be responsible for crediting or repaying those amounts to the appropriate tenants. At the Closing, Contributor shall pay or provide for all Operating Expense Pass-Throughs for the period through the Cutoff Date except to the extent reflected in the Proration Items.

(e)	Contributor shall receive a credit for
regular charges under Service Contracts assumed by its Acquiror pursuant to this Agreement paid and applicable to the period after the Cutoff Date and Acquiror shall receive a credit for such charges payable and applicable to the period ending on the Cutoff Date.

(f)	Contributor shall cause the meters, if
any, for utilities to be read on the Cutoff Date and to pay the bills rendered on the basis of such readings, except for utilities paid directly by tenants. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Cutoff Date.

10.2	WORK CONTRACTS.  At the Closing,
Contributor and Acquiror shall prorate the cost of all work under the contracts for tenant improvements under the Leases and all contracts for repairs, restorations, renovations or improvements being performed on the Projects ("WORK CONTRACTS") that has been performed through the Cutoff Date.
Acquiror shall receive a credit against the purchase price for the Property Owners' pro rata share of the work performed under the Work
Contracts through the Cutoff Date. At the Closing,
Contributor shall provide for Work Contracts under which all the work described therein has been substantially completed, lien waivers, payment affidavits, certificates of completion, and Tenant
Estoppels. For Work Contracts which are not substantially completed at the Cutoff Date, Contributor shall provide contractor progress reports and estoppels and other evidence reasonably necessary to confirm the Property Owners' compliance with their obligations pursuant to the Work Contracts and this Section . Notwithstanding the foregoing, lien waivers and payment affidavits will not be required for Work Contracts under which all the work described therein has been substantially completed but payment for contractual retention has not been made pending completion of punch list items. At the Closing, Contributor and the Property Owners shall also provide such indemnity or other assurance to enable the Title
Company to issue the Title Policy without exception for mechanics' and materialmens' liens related to work performed by the Property Owners under the Work Contracts.

10.3	TENANT DEPOSITS.  All tenant security
deposits (and interest thereon if required by Law or contract to be earned thereon) shall remain with Property Owners at Closing without adjustment to any party.

10.4	DEPOSITS.  All utility deposits and
escrows for taxes and insurance and similar types of deposits and escrows shall remain with Property
Owners at Closing without adjustment to any party.


10.5	WAGES.  Acquiror and the Operating
Partnership shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing prior to the Closing for employees of Contributor or the Property Owners except to the extent reflected on the Closing Statement.

10.6	LEASING COMMISSIONS.  On or before the
Closing Date, Contributor shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Lease
(determined without regard to any unexercised termination or cancellation right but including any commissions due in respect of renewal options or terms that have been exercised or are in effect as of the Closing Date); provided, however, that if any leasing agent will not accept such payment, then Acquiror shall receive a credit at Closing in an amount equal to the then-unpaid leasing commissions.

10.7 POST-CLOSING ADJUSTMENTS.

(a)	Either party shall be entitled to a
post-Closing adjustment for any incorrect Proration or Adjustment or for any Proration or Adjustment for which a final reconciliation cannot be completed at Closing. Any dispute regarding the determination of the final Closing Statement shall be resolved by a "Big 5" accounting firm other than a firm that provides services to Contributor or Acquiror (which shall be selected by lot or such other procedure as the parties may agree) whose decision shall be binding on the parties.

(b)	If post-Closing adjustments are made to
the Contribution Consideration pursuant to this Section , either (i) Contributor shall surrender to Acquiror for cancellation LP Units equal to the amount, if any, charged against Contributor in such post-Closing adjustment (determined based on the Unit Price); or (ii) Acquiror shall deliver to Contributor that number of additional LP Units arrived at by dividing the Unit Price into the amount, if any, charged against Acquiror in such post-Closing adjustment.

11.	ENVIRONMENTAL WARRANTIES
AND AGREEMENTS.

11.1	DEFINITIONS. Unless the context
otherwise requires:

(a)	"ENVIRONMENTAL LAW" or "ENVIRONMENTAL
LAWS" shall mean all applicable past, present or future federal, state and local statutes, regulations, directives, ordinances, rules, court orders, decrees, arbitration awards and the common law, which pertain to environmental matters, contamination of any type whatsoever or health and safety matters, as such have been amended, modified or supplemented from time to time (including all present and future amendments thereto and re-authorizations thereof). Environmental Laws include, without limitation, those relating to: (a) the manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; (b) air, soil, surface, subsurface, groundwater or noise pollution; (c) Releases; (d) protection of wildlife, endangered species, wetlands or natural resources; (e) Tanks; (f) health and safety of employees and other persons; and (g) notification requirements relating to the foregoing. Without limiting the above, Environmental Law also includes the following: (i) the Comprehensive Environmental
Response, Compensation and Liability Act (42 U.S.C.
(S)(S) 9601 et seq.), as amended ("CERCLA"); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C.
(S)(S) 6901 et seq.), as amended ("RCRA"); (iii) the Emergency Planning and Community Right to Know
Act of 1986 (42 U.S.C. (S)(S) 11001 et seq.), as
amended; (iv) the Clean Air Act (42 U.S.C. (S)(S)
7401 et seq.), as amended; (v) the Clean Water Act
(33 U.S.C. (S)1251 et seq.), as amended; (vi) the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), as amended; (vii) the Hazardous Materials
Transportation Act (49 U.S.C. (S)(S) 1801 et seq.), as amended; (viii) the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), as amended; (ix) the Federal Safe Drinking
Water Act (42 U.S.C. (S) 300f et seq.), as amended;
(x) the Federal Radon and Indoor Air Quality
Research Act (42 U.S.C. (S) 7401 note, et seq.);
(xi) the Occupational Safety and Health Act (29
U.S.C. (S) 651 et seq.), as amended; (xii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to (including counterparts of) any of the statutes listed above;
and (xiii) any rules, regulations, directives, orders or the like adopted pursuant to or implementing any of the above.

(b)	"ENVIRONMENTAL PERMIT" or
"ENVIRONMENTAL PERMITS" shall mean licenses, certificates, permits, directives, requirements, registrations, government approvals, agreements, authorizations, and consents which are required under or are issued pursuant to an Environmental
Law or are otherwise required by Governmental
Authorities.

(c)	"GOVERNMENTAL AUTHORITY" or
"GOVERNMENTAL AUTHORITIES" shall mean any agency, commission, department or body of any municipal, township, county, local, state or Federal governmental or quasi-governmental regulatory unit, entity or authority having jurisdiction or authority over all or any portion of the Projects or the management, operation, use or improvement thereof.

(d)	"HAZARDOUS CONDITION" or "HAZARDOUS
CONDITIONS" refers to the existence or presence of any Hazardous Materials on, in, under, or at, the Projects (including air, soil and groundwater) or any portion of any of them.

(e)	"HAZARDOUS MATERIAL" or "HAZARDOUS
MATERIALS" shall mean:

(i)	any chemical, pollutant,
contaminant, pesticide, petroleum or
petroleum product or by product,
radioactive substance, solid waste
(hazardous or extremely hazardous),
special, dangerous or toxic waste,
substance, chemical or material
regulated, listed, limited or
prohibited under any Environmental Law,
including without limitation: (i)
friable or damaged asbestos, asbestos
containing material, presumed asbestos-
containing material, polychlorinated
biphenyls ("PCBS"), solvents and waste
oil; (ii) any "hazardous substance" as
defined under CERCLA; and (iii) any
"hazardous waste" as defined under
RCRA; and
(ii)	even if not prohibited,
listed, limited or regulated by an
Environmental Law, all pollutants,
contaminants, hazardous, dangerous or
toxic chemical materials, wastes or any
other substances, including without
limitation, any industrial process or
pollution control waste (whether or not
hazardous within the meaning of RCRA)
which could pose a hazard to the
environment, or the health and safety
of any person or impair the use or
value of any portion of the Projects.
(f)	"RELEASE" means any spill, discharge,
leak, migration, emission, escape, injection, dumping or other release or threatened release of any Hazardous Material into the environment, whether or not notification or reporting to any Governmental Authority was or is required. Release includes, without limitation, historical releases and the meaning of Release as defined under CERCLA.

(g)	"QUALIFIED CONSULTING FIRM" shall mean
a first-class nationally or regionally recognized environmental engineering and/or consulting firm.

(h)	"TANK" or "TANKS" means above-ground
and underground storage tanks, vessels and related equipment, including appurtenant pipes, lines and fixtures, containing or previously containing any Hazardous Material or fraction thereof.

11.2	WARRANTIES. Contributor and each
Property Owner hereby represents and warrants as follows with respect to each Project as of the Effective Date and as of the Closing:

(a)	Contributor and each Property Owner has
made available or delivered to Acquiror originals
(or true, complete and accurate copies) of all (if
any) of the following documents:
(i)	All approvals, plans,
specifications, test borings,
percolation tests, engineering studies,
surveys or other environmental data
concerning the Projects;

(ii)	All permits (including
Environmental Permits), approvals,
registrations, Tank registration and/or
closure documentation, certificates,
applications, notices, orders,
directives, legal pleadings,
correspondence or other documents of
any nature that Contributor, Property
Owners, any tenant of Property Owners,
any of Property Owners' predecessors-
in-title or any tenant of Property
Owners' predecessors-in-title have
submitted to, or received from, any
Governmental Authority regarding the
Projects and their use, compliance or
non-compliance with Environmental Laws;
and
(iii)	The results of any
investigation of any of the Projects
including, but not limited to, Phase I
or Phase II site assessments, asbestos
inspection and/or removal reports,
tests or investigations of soil or
other substrate air, groundwater,
surface water, or the building
interior, and any testing or
investigation results relating to the
removal or abandonment of any Tanks
from the Projects.
(b)	The Project has been and continues to
be owned and operated in full compliance with all Environmental Laws and Environmental Permits.

(c)	There are no pending:  (i) claims,
complaints, notices, correspondence or requests for information received by the Property Owners with respect to any violation or alleged violation of any Environmental Law or Environmental Permit or with respect to any corrective or remedial action for or cleanup of the Project or any portion thereof; and (ii) written correspondence, claims, complaints, notices, or requests for information from or to the applicable Property Owner regarding any actual, potential or alleged liability or obligation under or violation of any Environmental
Law or Environmental Permit with respect to the Project or any portion thereof.

(d)	There have been no Releases of a
Hazardous Material on, in, under or at the Project or any portion thereof. To Contributor's knowledge, none of the Projects are listed, proposed or nominated for listing on the National Priorities
List pursuant to CERCLA, the Comprehensive
Environmental Response and Liability Information
System or on any other similar list of sites under analogous state laws.

(e)	There are no Tanks at, on or under any
or all of the Projects; no Property Owner has removed, closed or abandoned any Tanks at the Project; and any and all Tanks that have heretofore been removed from or closed at the Projects have been removed or closed in accordance with all Environmental Laws.

(f)	There are no PCBs or friable or damaged
asbestos at the Project.

(g)	There has been no storage, treatment,
disposal, generation, transportation or Release of any Hazardous Materials by any Property Owner or its predecessors in interest, or by any other person or entity for which a Property Owner is or may be held responsible, on, in, under or at the Project (or any portion thereof) in violation of, or which could give rise to any claim, obligation or liability under, Environmental Laws.

12.	CONDITIONS PRECEDENT TO CLOSING.

12.1  ACQUIROR'S CONDITIONS PRECEDENT. In
addition to the other conditions enumerated in this Agreement, the following shall be additional conditions precedent ("CONDITIONS PRECEDENT") to
Acquiror's obligation to close hereunder:

(a)	TITLE INSURANCE. Title Company shall be
irrevocably committed to issue a title insurance policy to Acquiror for the Projects pursuant to Section hereof.

(b)	PHYSICAL CONDITION. The physical
condition of each Project shall be substantially the same on the Closing Date as on the Effective
Date, reasonable wear and tear excepted.

(c)	NO MATERIAL ADVERSE CHANGE.  Since the
date of execution of this Agreement, there shall not have been any change, circumstance or event which has had or would reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement taken as a whole.

(d)	DELIVERY OF DOCUMENTS.  All of the
documents and agreements required to be delivered and performed pursuant to Section have been so delivered and performed.

(e)	PENDING ACTIONS. At the Closing, there
shall be no administrative agency, litigation or governmental proceeding of any kind whatsoever, pending or threatened, that, after the Closing would, in Acquiror's sole discretion, materially and adversely affect the value or marketability of any Project or the Projects as a whole, or the ability of Acquiror to operate any or all of the Projects in the manner it is (they are) being operated on the Effective Date.

(f)	REAL ESTATE TAXES. As of the Closing,
there shall have been no actual or pending reassessment to materially increase the value of any Project for the purpose of calculating real estate taxes or any increase in the real estate tax rate applicable to any Project.

(g)	ZONING. On the Closing Date, no
proceedings shall be pending or threatened that could or would involve the material change, redesignation, redefinition or other modification of the zoning classifications of (or any building, environmental, or code requirements applicable to) any or all of the Projects, or any portion thereof, or any property adjacent to any Project.

(h)	FLOOD INSURANCE. As of the Closing, if
any Project is located in a flood plain, Acquiror shall have obtained flood plain insurance in form and substance acceptable to Acquiror.

(i)	UTILITIES. On the Closing, no
moratorium or proceeding shall be pending or threatened materially affecting the availability, at regular rates and connection fees, of sewer, water, electric, gas, telephone or other services or utilities servicing the Projects.

(j)	EXISTING INDEBTEDNESS. Except as is
otherwise mutually and reasonably agreed by Acquiror and Contributor, Acquiror shall have been provided with a pay-off letter (the "PAY-OFF
LETTER") issued by each mortgagee holding an Existing Mortgage, setting forth the amount of principal and interest outstanding under the Existing Notes at the Closing. Acquiror shall also have been provided with a statement of account from each other creditor holding any indebtedness of the Property Owners, setting forth the amount necessary to retire such Assumed Indebtedness, which such statement(s) of account shall also constitute Pay-
Off Letters for purposes of this Agreement.

(k)	BANKRUPTCY. As of Closing, no
Contributor, no Property Owner and no Project is the subject of any bankruptcy proceeding for which approval of this transaction has not been given and issued by the applicable bankruptcy court.

(l)	REPRESENTATIONS AND WARRANTIES TRUE.
The representations and warranties of Contributor and Property Owners contained in this Agreement shall be true and correct as of the Closing, in all respects, as though such representations and warranties were made on such date.

(m)	COVENANTS PERFORMED. All covenants,
obligations and agreements of Contributor and Property Owners required to be performed on or prior to the Closing shall have been performed, in all material respects.

12.2	CONTRIBUTOR'S CONDITIONS PRECEDENT. The
following shall be Conditions Precedent to Contributor's obligation to close hereunder:

(a)	REPRESENTATIONS AND WARRANTIES TRUE.
The representations and warranties of Acquiror contained in this Agreement shall be true and correct as of the Closing, in all respects, as though such representations and warranties were made on such date.

(b)	COVENANTS PERFORMED. All covenants,
obligations and agreements of Acquiror and the Operating Partnership required to be performed on or prior to the Closing shall have been performed, in all material respects.

(c)	DELIVERY OF DOCUMENTS.  All of the
documents and agreements required to be delivered and performed pursuant to Section have been so delivered and performed.

12.3	MUTUAL CONDITIONS PRECEDENT. The
following shall be additional Conditions Precedent to the obligations of each of Contributor and Acquiror to close hereunder:

(a)	MANAGEMENT AGREEMENTS. As of the
Closing, the Operating Partnership shall have entered into mutually acceptable agreements with Hoyt Properties, Inc. with respect to the management of the Projects.

(b)	NO INJUNCTION.  There shall not be in
effect any order, writ, injunction, judgment or decree which enjoins or prohibits consummation of the transactions contemplated hereby.

13. CLOSING DELIVERIES.

13.1	CONTRIBUTOR'S. At the Closing (or such
other times as may be specified below), Contributor shall deliver or cause to be delivered to Acquiror the following, in form and substance reasonable acceptable to Acquiror and its counsel:

(a)	ASSIGNMENT OF CONTRACTS. An assignment,
executed by Contributor and the Operating
Partnership, to the Operating Partnership of Contributor's right, title and interest in and to the Assigned Interest.

(b)	CLOSING STATEMENT. A closing statement
conforming to the proration and other relevant provisions of this Agreement (the "CLOSING
STATEMENT") duly executed by Contributor and the Property Owners.

(c)	ORGANIZATIONAL DOCUMENTS.  (i) Copies
of the organizational documents of Acquiror and Property Owners, certified by their states of organization and certified good standing certificates from such states, (ii) certified good standing certificates for Property Owners from the Secretary of State of Colorado and (iii) a copy, certified by the Secretary of Contributor, of the resolutions of Contributor's board authorizing the transactions described herein.

(d)	PARTNERSHIP AGREEMENT DOCUMENTS. The
Partnership Agreement Adoption Materials, duly executed by Contributor.

(e)	LP UNIT SCHEDULE. A schedule (the "LP
UNIT SCHEDULE") showing the allocation of LP Units to each LP Unit Recipient, duly executed by Contributor.

(f)	CLOSING CERTIFICATE. A certificate,
signed by Contributor, Property Owners and the LP
Unit Recipients, certifying to Acquiror that the representations and warranties of Contributor and the LP Unit Recipients contained in this Agreement are true and correct, in all material respects, as of the Closing, and that all covenants required to be performed by Contributor and Property Owners prior to the Closing have been performed, in all material respects.

(g)	REDEMPTION AGREEMENT.  The Redemption
Agreement, executed by Contributor.

(h)	REGISTRATION RIGHTS AGREEMENT.  The
Registration Rights Agreement, executed by
Contributor.

(i)	LEGAL OPINION.  An opinion of counsel,
as to such matters as counsel to Acquiror may reasonably request prior to the Closing.

(j)	MANAGEMENT AGREEMENT.  Management
Agreement, executed by Wellington Properties
Investments, L.P.

(k)	TENANT ESTOPPELS.  Tenant Estoppels
pursuant to Section in form and substance satisfactory to Acquiror.

(l)	LENDER ESTOPPELS.  Estoppel letters
from each lender under the Existing Mortgage Debt in form and substance satisfactory to Acquiror.

(m)	AFFIDAVITS. Owner's affidavits to the
extent reasonably and customarily required by the Title Company to issue the Title Policy to the Operating Partnership and to close this transaction in accordance with the terms hereof, and any other documents which are reasonably and customarily required by the Title Company to provide the endorsements and to issue the Title Policy subject only to the Permitted Exceptions.

(n)	PERMITS AND APPROVALS. Evidence
reasonably satisfactory to Acquiror to the effect that the Property Owners possess the material licenses, permits, approvals, zoning exceptions and approvals, consents and orders of government entities relating to the ownership, operation and use of the Projects, including, without limitation, certificates of occupancy for the Projects, and assignments thereof to the Operating Partnership to the extent they are assignable.

(o)	TERMINATIONS. Terminations, effective
no later than the Closing, of those Contracts which Acquiror and Contributor have agreed that the Operating Partnership shall not assume.

(p)	LIEN WAIVERS. Affidavits or other
evidence reasonably satisfactory to Acquiror that no person has a right now or in the future to file any liens against the Projects for brokerage commissions or fees in connection with the Leases or the transactions set forth herein.

(q)	BOOKS AND RECORDS. Delivery to the
offices of the Operating Partnership of the original Leases and Contracts (or copies if the originals cannot be located) and to the extent now or subsequently coming into the possession or control of Contributor or Property Owners: copies or originals (including information stored electronically) of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits;
unpaid bills and other papers or documents which pertain to the Projects; all advertising materials, booklets, keys and other items, if any, used in the operation of the Projects; and the original "as-built" plans and specifications and all other available plans and specifications. The Contributor or Property Owners shall cooperate with Acquiror after the Closing to provide to the Operating
Partnership any such information stored
electronically and to answer questions of Acquiror from time to time regarding pre-Closing matters
(e.g., in connection with the preparation of tax returns or financial statements).

(r)	OTHER. Such other documents and
instruments as may reasonably be required by Acquiror, its (or its underwriters' or lenders') counsel or the Title Company and that may be necessary to consummate the transaction that is the subject of this Agreement and to otherwise give effect to the agreements of the parties hereto.

13.2	ACQUIROR'S. At the Closing (or such
other times as may be specified below), Acquiror shall deliver or cause to be delivered to Contributor the following, in form and substance reasonably acceptable to Contributor and its counsel:

(a)	REGISTRATION CERTIFICATE. A certificate
from Acquiror's transfer agent, attesting to the registration of the LP Units in the books and records of the Operating Partnership.

(b)	PARTNERSHIP AGREEMENT. A copy of the
Operating Partnership Agreement, duly certified by the secretary of Acquiror as true, complete and correct.

(c)	AMENDMENT. The Amendment, duly executed
by Acquiror.

(d)	ORGANIZATIONAL DOCUMENTS. (i) A copy
certified by the State of Maryland Department of Assessments and Taxation of the Amended and Restated Declaration of Trust of Acquiror and a certified good standing certificate for Acquiror from the State of Maryland; (ii) a copy certified by the Secretary of State of the State of Delaware of (x) the certificate of limited partnership of the Operating Partnership and (y) a good standing certificate of the Operating Partnership; (iii) a certified good standing certificate for the Operating Partnership (and, if required in the reasonable determination of Contributor, for
Acquiror) from the Secretary of the States in which the Projects are located; and (iv) a copy, certified by the Secretary of Acquiror, of the resolution of Acquiror's board of trustees, authorizing the transactions described herein.

(e)	ASSIGNMENT OF CONTRACTS. An assignment
of the Assigned Interest duly executed by Acquiror.

(f)	CLOSING STATEMENT. A Closing Statement
duly executed by Acquiror and Operating
Partnership.


(g)	LP UNIT SCHEDULE. The LP Unit Schedule,
duly executed by Acquiror.

(h)	ELECTION TO BOARD.  [ Intentionally
deleted ]

(i)	CLOSING CERTIFICATE. A certificate,
signed by Acquiror and the Operating Partnership, certifying to Contributor that the representations and warranties of Contributor and the Operating
Partnership contained in this Agreement are true and correct as of the Closing, and that all covenants required to be performed by Contributor and the Operating Partnership prior to the Closing have been performed.

(j)	OTHER. Such other documents and
instruments as may reasonably be required by Contributor, its counsel or the Title Company and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

14.	BROKERAGE.

Each party hereto represents and warrants to
the other that it has dealt with no brokers or
finders in connection with this transaction except
Tim Richey and Michael Winn of Cushman & Wakefield
(the "BROKER") and that no other broker, finder or
other party is entitled to a commission, finder's
fee or other similar compensation as a result
hereof. Contributor shall be liable for payment of
any commission due the Broker as a result of this
transaction.  Contributor hereby indemnifies,
protects and defends and holds Acquiror harmless
from and against all losses, claims, costs,
expenses, damages (including, but not limited to,
attorneys' fees of counsel selected by Acquiror)
resulting or arising from the claims of Broker or
any other broker, finder or other such party,
claiming by, through or under the acts or
agreements of Contributor. Acquiror hereby
indemnifies, defends and holds Contributor harmless
from and against all losses, claims, costs,
expenses, damages (including, but not limited to,
attorneys' fees of counsel selected by Contributor)
resulting or arising from the claims of any broker,
finder or other such party claiming by, through or
under acts or agreements of Acquiror. The
obligations of this Section   shall survive any
termination of this Agreement and the Closing indefinitely, and shall not be merged into any of the conveyancing documents delivered at the Closing.

15.	LP UNIT RECIPIENTS.

The parties hereto acknowledge and agree that Contributor shall distribute certain LP Units which it may receive at the Closing to the LP Unit
Recipients, all of which are members of
Contributor.

15.1	LP UNIT SCHEDULE.  Contributor hereby
directs Acquiror to cause the Operating Partnership to deliver to Contributor, at Closing, LP Units issued in the names of and for distribution to Contributor and those LP Unit Recipients set forth on the LP Unit Schedule. Each such person shall receive that number of LP Units (subject to appropriate rounding to eliminate fractional LP
Units) as shall be set forth on the LP Unit
Schedule.

15.2	LP UNIT RECIPIENTS.  With respect to
the provisions of Sections  (Transfer
Requirements),  (Investment Representation) and
(Indemnification), each LP Unit Recipient shall be bound by the representations, warranties and covenants of Contributor that are applicable to the LP Unit Recipients (as if references to Contributor were references to the LP Unit Recipients), the LP
Units or the Conversion Shares and shall receive the benefit of representations, warranties and covenants of Acquiror with respect to Contributor
(as if references to Contributor were references to the LP Unit Recipients), the LP Units or the
Conversion Shares.

16.	DEFAULT.
16.1	REMEDIES.

(a)	If representations and warranties of a
party hereto (a "DEFAULTING PARTY") contained herein shall not be true and correct on the Effective Date or on the Closing Date, or if such party fails to perform any of the covenants and agreements contained herein to be performed by such party (including the obligation to close), any other party hereto (a "NON-DEFAULTING PARTY") may elect: (x) in the event the Closing has not occurred, either to (i) terminate all Non-
Defaulting Parties' obligations under this
Agreement by written notice to all other parties, in which event all Non-Defaulting Parties shall retain all rights and remedies available to them, or (ii) close, if no Non-Defaulting Parties have elected (i), to close, in which event any Non-
Defaulting Parties may file an action for either or both of specific performance and damages to compel
Defaulting Parties, as the case may be, to cure all or any of such default(s), in whole or in part, whereupon the Non-Defaulting Parties shall be entitled to adjust the Contribution Consideration to reflect the cost of such action and cure, and all reasonable expenses incurred by the Non-
Defaulting Parties in connection therewith, including, but not limited to, attorneys' fees of the Non-Defaulting Parties' counsel; or (y) in the event the Closing has occurred, to pursue whatever remedies they may have at law or in equity.
Notwithstanding anything to the contrary herein and in addition to any other remedies of the Non-
Defaulting Parties, the Non-Defaulting Parties shall be entitled to recover actual and consequential damages suffered thereby by reason of any Defaulting Party's defaults hereunder and/or any delay occasioned thereby.

(b)	All rights and remedies of any party
hereunder are cumulative and in addition to any rights and remedies which such party may have under applicable law. The exercise of any one right or remedy against one party hereto will not deprive the exercising party of any right or remedy against that party or any other parties hereto. No right, power or remedy conferred upon or reserved to a party under this Agreement is exclusive of any other right, power or remedy in this Agreement, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under this Agreement, or now or hereafter existing at law, in equity or by statute.

16.2	NO MERGER; SURVIVAL. No representation,
warranty or covenant made in this Agreement shall be merged into any of the conveyancing documents delivered at the Closing, but each shall survive for the periods of time specified in this Agreement. Except as may otherwise be specifically provided in this Agreement, any party shall have the right to claim a breach of the covenants set forth in Section , and any other covenant set forth in this Agreement that specifically obligates either or both of them on a pre-closing basis only, at any time after the Closing. Nothing contained in the immediately preceding sentence shall limit the remedies that may be available to any party in the event another party breaches a post-closing covenant set forth in this Agreement.

16.3	LITIGATION EXPENSES. In the event of
litigation between the parties with respect to any Project, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys' fees of counsel selected by the prevailing party. The parties hereby further acknowledge and agree that in the event of litigation between them, as contemplated above, and the resolution of that litigation through compromise, settlement, or partial judgment, the court before which such litigation is initially brought shall have the right to allocate responsibility, between the parties thereto, for all costs and expenses (including, but not limited to, attorneys' reasonable fees) incurred by both
Contributor and Acquiror in the pursuit of that litigation resolved through compromise, settlement or partial judgment. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section shall survive termination of this Agreement and the Closing, if applicable, and shall not be merged into any of the conveyancing documents delivered at Closing.


17.	INDEMNIFICATION.

17.1	BY CONTRIBUTORS AND LP UNIT RECIPIENTS.
 For a period of two years from the Closing Date
(except for Claims related to any tax or related to Claims for breach of the representations or warranties in Section (Environmental), for which the survival period shall be the applicable statute of limitation related to such Claim), Contributor and each LP Unit Recipient hereby agree, jointly and severally, to indemnify, defend and hold harmless Acquiror, Partnership and their respective trustees, officers, employees and other affiliates, from and against all actions, causes of action, suits, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, trespasses, damages, judgments, executions, penalties, fines, claims, liabilities and demands whatsoever, in law or equity ("CLAIM") asserted against, resulting to, imposed upon, or incurred, directly or indirectly, by any such person or the assets transferred to such person pursuant to this Agreement by reason of, arising out of, or resulting from (i) the inaccuracy or breach of any representation or warranty of Contributor or any Property Owner contained in or made pursuant to this Agreement, including closing certificates (regardless of whether such breach is deemed "material"); (ii) the breach of any covenant of Contributor or any Property Owner contained in this Agreement (regardless of whether such breach is deemed "material"); or (iii) any Claim accruing prior to the Closing Date.

17.2	BY ACQUIROR AND OPERATING PARTNERSHIP.
 For a period of two years from the Closing Date
(except with respect to the inaccuracy of any form or report filed with the SEC in which case the survival period shall be the applicable statute of limitations) and subject to the terms and conditions of this Article , Acquiror and Operating
Partnership hereby agree, jointly and severally, to indemnify, defend and hold harmless Contributor from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of, arising out of or resulting from (i) the inaccuracy or breach of any representation or warranty of Acquiror and Operating Partnership contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material") or (ii) the breach of any covenant of Acquiror and Operating Partnership contained in this Agreement
(regardless of whether such breach is deemed
"material").

17.3	REMEDIES UPON FRAUD.  Nothing in this
Agreement shall be deemed to limit any right or remedy of any party at law or in equity for criminal activity or acts constituting fraud, notwithstanding anything contained herein to the contrary.

17.4	INDEMNIFICATION OF THIRDPARTY CLAIMS.
The obligations and liabilities of any party to indemnify any other under this Article with respect to Claims relating to third parties shall be subject to the following terms and conditions:

(a)	NOTICE AND DEFENSE.  The party or
parties to be indemnified (whether one or more, the "INDEMNIFIED PARTY") shall give the party from whom indemnification is sought (the "INDEMNIFYING
PARTY") written notice of any such Claim prior to the expiration of the survival period to which the Claim relates, and the Indemnifying Party shall undertake the defense thereof by representatives chosen by it. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article , except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnifying Party shall have the right to settle such Claim in its sole discretion, provided that the Indemnifying Party shall not, without the written consent of the Indemnified
Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured ("LIABILITY") in respect of such Claim. If there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to retain its own counsel to defend against the portion of the Claim not involving monetary relief, and the cost of such counsel shall be any and all damages, Claims, losses, expenses, costs, interest, obligations, and Liabilities, including, without limitation, all reasonable attorneys' fees and expenses in collecting a Claim, enforcing a right to indemnification hereunder ("LOSS AND EXPENSE") of the Indemnifying Party. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense. An Indemnified Party includes any Unit
Recipient who has received Units pursuant to the transactions contemplated by this Agreement, and any such Person shall be entitled to enforce a Claim for indemnification hereunder in such Person's own right.

(b)	FAILURE TO DEFEND.  If the Indemnifying
Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice and the failure of the Indemnifying
Party to commence the defense of such Claim within thirty (30) days after such further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying
Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

17.5	PAYMENT.  The Indemnifying Party shall
promptly pay the Indemnified Party any amount due under this Article . Upon judgment, determination, settlement or compromise of any Indemnified Claim pursuant to the provisions hereof, the Indemnifying
Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise pursuant to the provisions hereof, and all other
Loss and Expenses of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal.
Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such Indemnified Claim.

17.6	JURISDICTION.  Any suit, action or
proceeding against Contributor or any LP Unit
Recipient with respect to this Article may be brought in the courts of the State of Wisconsin or in the U.S. District Court for the Eastern District of Wisconsin as Acquiror in its sole discretion may elect, and Contributor and each LP Unit Recipient, by acceptance of any LP Units, shall be deemed to accept the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, Contributor and each LP
Unit Recipient shall be deemed to irrevocably waive, to the fullest extent permitted by law, any objection which such person may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Section or any judgment entered by any court in respect to any part thereof brought in the State of Minnesota and to further irrevocably waive any claim that any suit, action or proceeding brought in the State of Minnesota has been brought in an inconvenient forum.

17.7	NO WAIVER.  The closing of the
transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification otherwise has knowledge of the breach, violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material."

18.	NOTICES.

Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Contributor and Acquiror as follows:

Contributor:
Plymouth Partners, II, LLC

708 South Third Street, Suite 108

Minneapolis, MN  55415




Acquiror:
Stonehaven Realty Trust
18650 W. Corporate Drive, Suite 300
Brookfield, WI 53045
Attn:  Duane H. Lund







Notices shall be deemed properly delivered and received when and if either (i) personally delivered, including via facsimile; or (ii) on the first business day after deposit with a commercial overnight courier for delivery on the next business day. Any party may change its address for delivery of notices by properly notifying the others pursuant to this Section.

19.	MISCELLANEOUS.

19.1	SUCCESSORS AND ASSIGNS. The terms,
conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns; provided, however, no direct or indirect conveyance, assignment or transfer of any interest whatsoever of, in or to any or all of the Assigned Interest or of this Agreement shall be made by Contributor or Acquiror during the term of this Agreement.

19.2	BENEFIT. This Agreement is for the
benefit only of the parties hereto and their nominees, successors, beneficiaries and assignees as permitted in Section above and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

19.3	FURTHER ASSURANCES. All actions
required to be taken pursuant to this Agreement to effectuate the transaction contemplated herein shall be taken promptly and in good faith by Contributor or Acquiror, as the case may be.
Contributor and Acquiror shall use their reasonable, diligent and good faith efforts, and shall reasonably cooperate with and assist the other in its efforts, to obtain or cause to be obtained, any and all consents and approvals of third parties (including, but not limited to, governmental authorities) that may be necessary in connection with the transaction contemplated hereby. Contributor, the Operating Partnership and Acquiror agree to (i) furnish with, or cause to be furnished to, the other party such documents or further assurances, and (ii) perform, or cause to be performed, such undertakings as the other party may reasonably request at any time in connection with (x) the transaction contemplated by, and (y) the respective obligations of Contributor, the Operating Partnership, and Acquiror, as the case may be, set forth in, this Agreement.

19.4	ENTIRE AGREEMENT. This Agreement
constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

19.5	TIME OF THE ESSENCE. Time is of the
essence of this Agreement. If any date herein set forth for the performance of any obligations by Contributor, Acquiror or the Operating Partnership or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term "LEGAL
HOLIDAY" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Wisconsin for observance thereof.

19.6	CONDITIONS PRECEDENT. The waiver of any
particular Condition Precedent shall not constitute the waiver of any other.

19.7	CONSTRUCTION. This Agreement shall not
be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Contributor and Acquiror have contributed substantially and materially to the preparation of this Agreement.
The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof. References to Contributor shall be deemed to be references to the Contributor of particular Projects in the context of provisions relating to Projects.

19.8	GOVERNING LAW. This Agreement shall be
governed by and construed in accordance with the laws of the State of Wisconsin.

19.9	PARTIAL INVALIDITY. The provisions
hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

19.10	WAIVER OF CONDITIONS PRECEDENT.
Acquiror and Contributor shall each have the right, in its sole and absolute discretion, to waive any Condition Precedent for its benefit contained in this Agreement.

19.11	CERTAIN SECURITIES MATTERS. No sale of
Shares or LP Units is intended by the parties by virtue of their execution of this Agreement. Any sale of Shares or LP Units referred to in this Agreement will occur, if at all, upon the Closing.

19.12	COUNTERPARTS. This Agreement may be
executed in any number of identical counterparts, any of which may contain the signatures of less than all parties, and all of which together shall constitute a single agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


PLYMOUTH PARTNERS II, LLC, a limited
liability company



By:         /S/  Steven B. Hoyt
Name:    Steven B. Hoyt
Title:      Member

CONTRIBUTORS:


     /S/  Steven B. Hoyt
Steven B. Hoyt



   /S/  Michelle L. Hoyt
Michelle L. Hoyt




ACQUIROR:

Stonehaven Realty Trust, a
Maryland real estate investment trust

By:        /S/  Robert F. Rice
Name:	 Robert F. Rice
Title:	 President












SCHEDULE OF EXHIBITS

Exhibit A
Property Information
Exhibit B
Designation of Units
Exhibit C
Redemption Agreement
Exhibit D
Due Diligence Information


LIST OF SCHEDULES


EXHIBIT A

Property Address	Square Feet
5005 Cheshire Lane, City of Plymouth, County of
Hennipen, Minnesota	26,186
5015 Cheshire Land, City of Plymouth, County of
Hennipen, Minnesota	26,186
5025 Cheshire Lane, City of Plymouth, County of
Hennipen, Minnesota	26,186


EXHIBIT B
DESIGNATION OF UNITS
SCHEDULE TO WELLINGTON PROPERTIES INVESTMENTS, L.P.
("PARTNERSHIP") PARTNERSHIP AGREEMENT DESIGNATING
THE RIGHTS, LIMITATIONS AND PREFERENCES OF THOSE
UNITS OF PARTNERSHIP INTEREST ISSUED PURSUANT TO
THE CONTRIBUTION AGREEMENT DATED FEBRUARY 29, 2000
AMONG PLYMOUTH PARTNERS II, LLC, AS CONTRIBUTOR,
PARTNERSHIP AND WELLINGTON PROPERTIES TRUST


Designation:		Class B Preferred
Units

Preferences:		None

Distributions:		Quarterly on April
15, July 15, October 15,
and January 15 of each
year, commencing April 15,
2000

Distribution Rate:	 6%.  The Class B
Preferred Units shall have
no other distribution
rights under Section 5.1 of
the Partnership Agreement.

Redemption Rights:

(a)	Redeemable for preferred shares of
beneficial interest of Wellington Properties Trust at any time after the first anniversary of issuance at an exchange ratio determined by assuming a per share price of $4.35 and a per unit face value of $901,063.35.

(b)	The 6% Class B Preferred Units shall
not be subject to Section 8.6 of the Partnership
Agreement.

EXHIBIT D
DUE DILIGENCE INFORMATION

To be delivered to Acquiror
- Rent Roll.  A rent roll ("Rent Roll") of the
Projects (and, in addition, Property Owners' most recent rent roll of the Projects), containing the following information for each tenant:
- Full name of tenant as shown on the Lease
- Description of space leased to tenant, including suite number and square feet of net rentable area
- Term of Lease with commencement and
expiration dates
- Options to extend term
- Options to expand space
- Annual base rental
- Annual reimbursements for taxes, CAM,
merchants' association and other expenses
- Percentage rental
- Dates through which base and percentage rental have been paid
- Rental collected in advance
- Defaults by tenant
- Security deposit and interest accrued thereon

- Operating Statements.  Operating statements of
the Projects for 1997, 1998 and YTD 1999
("Operating Statements"), including statements
of cash flow and year-end balance sheets, and
statements of income, expense, accounts payable
and accounts receivable for each such year.
- Commission Schedule and Agreements.  A schedule
("Commission Schedule") and copies of all
commission agreements related to the Leases or
the Projects.
- Service Contracts.  A list together with copies
of all management, service, supply, equipment
rental and other contracts related to the
operation of the Projects ("Service Contracts").
- Leases.  Copies of all leases and occupancy
agreements including all amendments, guarantees,
and side letters; provided side letters can be
made available at the offices of the property
manager.
- Tenant Information:
- Tenants' allocation of CAM, real estate taxes
and insurance reimbursements for 1998 and
1999
- A gross sales report for the last 3 years
(and current year if available) for each tenant paying percentage rent

- Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior
36 months including the Projects' tax
identification number(s).
- Tangible Personal Property. A current inventory of all tangible personal property and fixtures.
- List of Capital Improvements. A list of all capital improvements performed on the Projects within the prior 24 months.
- Budget. Property Owners' most recent budget for the Projects, including the forthcoming year, if applicable.
- Insurance. Copies of Property Owners' certificate of insurance for the Projects, all insurance policies, a loss history, a list of any current claims relating to the Projects, and any notices received by insurance carriers.
- Plans and Specifications. A schedule of and 2 copies of the Plans and Specifications.
- Approvals. Copies of all approvals with respect to the improvements.
To be made available at the offices of
Contributor's Property Manager, to the extent in Contributor's or its property manager's possession or control:
- Tenant Information:
- Financial statements of all tenants under Leases covering prior 2 years
- Information relative to tenant payment history
- All tenant correspondence

- Maintenance Records. All maintenance work orders for the prior 12 months.
- Reports. Any environmental, soil, structural engineering and drainage reports, assessments, audits and surveys.
- Existing Survey. All existing surveys of the Projects.
- Site Plans. All site plans relating to the Projects.
- Square Footage. A square footage breakdown of the Projects by building.
- As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Projects and any major capital repairs or tenant improvements (including bay depths and fire protection specifications).
- Parking Information. A parking plan (which may be reflected in the Survey) showing the number of parking spaces for the Projects, and a comparison to the number of parking spaces for the Projects required by zoning requirements applicable to the Projects.
- Permits and Warranties. Copies of all warranties and guaranties, permits, certificates of occupancy, licenses and other approvals.
- Operating Information. Copies of all utilities bills relating to the Projects for the prior 12 calendar months and a list of any utility company deposits, all service contract billings, all certificates of insurance of each tenant, details of any reserves and the back-up for any projections upon which the reserves are based, year-to-date general ledger, and accounts receivable aging report.
- Management Report. Copies of monthly management reports for the Projects for the past 2 calendar years and for the current year-to-date.
- Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting any of the Projects or the ability of Property Owners to consummate the transaction contemplated by this Agreement.
- General. Any other documents or information pertaining to the Projects in Contributor's possession or control or in the possession or control of Contributor's agents or independent contractors.





EXHIBIT 99.1
PRESS RELEASE DATED FEBRUARY 24, 2000

    Stonehaven Adds Internet Solutions to
Commercial Real Estate
    Business by Acquiring NETLink International

    THURSDAY, FEBRUARY 24, 2000 4:30 PM
    - BusinessWire

    MINNEAPOLIS, Feb 24, 2000 (BUSINESS WIRE) --

    Expansion allows company to capitalize on growing

    Internet real estate business Stonehaven Realty
Trust, a Minneapolis-based real estate
    company, (AMEX:RPP) announced today that it has acquired St. Paul-based NETLink
    International, a privately held Internet consulting and web development company. The acquisition will enhance Stonehaven's current real estate business by adding technology/e-commerce products and services to its operations. NETLink will be a
    Stonehaven subsidiary.

    Stonehaven, formerly Wellington Properties
Trust, currently owns properties in Minnesota
    and Wisconsin. NETLink is developing a full menu of new technology solutions designed for real estate owners and operators. The
technology will allow landlords to integrate customer
    relationships on-line and enhance management, leasing and maintenance operations. These services will be offered to a variety of property owners under Stonehaven's SPACElink(SM)
    brand. Stonehaven plans to announce specific
SPACElink(SM) products in the coming
    weeks.

    "In the near future, the $3 trillion commercial real estate sector will integrate on-line technology to enhance off-line management and leasing operations," said Duane Lund, CEO of Stonehaven. "The acquisition of NETLink and the development of our SPACElink(SM)
    system allows Stonehaven to capitalize on this growing opportunity more quickly and effectively by bringing e-commerce and e-business experts in-house."

    The NETLink acquisition was structured as an all-stock and option package valued at $7.5 million. NETLink's CEO Odeh Muhawesh will continue as CEO of NETLink and will become a member of Stonehaven's board of directors. Mary
Henschel will continue as president of
    NETLink, and Ann Wessels, NETLink's CFO, now holds the same position at Stonehaven. A total of 37 NETLink technology professionals were added to the team at Stonehaven. The company expects the acquisition to accelerate its growth rate and add to projected calendar
    2000 earnings.

    NETLink International, established in 1987, is an Internet consulting and web development firm with worldwide expertise in network integration, security and support, document management, custom application development, groupware and e-business consulting. Some of NETLink's clients include 3M, Edina Realty,
MyFreeDesk and numerous major Twin Cities law firms.

    "We are very excited about our new venture with Stonehaven," said Mary Henschel, NETLink president. "The commercial real estate sector is ripe for technological advancements, and we can leverage our technical expertise to help
Stonehaven achieve its vision. Becoming part of
    a public company will also help us attract highly talented technical staff and grow our employee base more quickly." NETLink will continue to offer its existing services in addition to the SPACElink(SM) solutions.

    More information about SPACElink(SM) solutions can be found at www.stonehvn.com. Media should contact Amanda Kohls at (612) 344-1035 for interviews with Duane Lund, Stonehaven
    CEO, or Mary Henschel, NETLink president.

    Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private
Securities Litigation Reform Act of 1995.
    Although Stonehaven Realty Trust believes the expectations reflected in such forward looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from
    Stonehaven's expectations include changes in local or national economic or real estate conditions and other risks detailed from time to time in the company's SEC reports and filings, including its S-4 and S-11
Registration Statements as well as its annual report on
    Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K. The Company assumes no obligation to update or supplement forward looking statements that become untrue because of subsequent events.

    Copyright (C) 2000 Business Wire. All rights reserved.

    Distributed via COMTEX.

    CONTACT:      BlueFire Partners for Stonehaven
Realty Trust,
    	                 Minneapolis
                           Amanda Kohls or Joanne
Henry
                            Phone:  612-344-1035

    WEB PAGE:      http://www.businesswire.com

    GEOGRAPHY:  MINNESOTA

    INDUSTRY CODE:   REAL ESTATE
                                    INTERNET
                                    E-COMMERCE
                                    NETWORKING
                                    MERGERS/ACQ







EXHIBIT 99.2
PRESS RELEASE DATED MARCH 9, 2000


    STONEHAVEN CLOSES $6.7 MILLION TRANSACTION;
DEAL INCREASES
    COMPANY'S MINNESOTA HOLDINGS TO MORE THAN
300,000 SQUARE FEET


    THURSDAY, MARCH 09, 2000 9:00 AM
    - PRNewswire

MINNEAPOLIS, Mar 9, 2000 /PRNewswire via COMTEX/
-- Stonehaven Realty Trust  (AMEX:RPP), a
Minneapolis-based real estate company, announced today the closing of a $6.7 million transaction in which it acquired a three property, 78,500 square foot portfolio in Plymouth, Minn. This increases the company's holdings in Minnesota to more than 300,000 square feet. The portfolio, which is new construction and 100 percent leased, is located off I-494 in the Plymouth Technology
Park. The transaction was structured as an umbrella partnership (UPREIT), which allowed the company to issue partnership units in exchange for the properties.

    "This acquisition fits well with our new technology initiative announced last week," said
Robert F.
    Rice, Stonehaven president. "We will use the SPACElink(SM) online technology being developed by our subsidiary NETLink to manage this property."

    Last week, the Company announced the
acquisition of NETLink International, an Internet consulting and web development company.

    Stonehaven, formerly Wellington Properties
Trust, is a Minneapolis-based real estate company.
The
    company currently owns properties in Minnesota and Wisconsin. More information about
    Stonehaven can be found at
http://www.stonehvn.com.

    Certain matters discussed within this press release may be deemed to be forward looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. Although Stonehaven
    Realty Trust believes the expectations
reflected in such forward looking statements are based on
    reasonable assumptions, it can give no
assurance that its expectations will be attained.
Factors that
    could cause actual results to differ materially from Stonehaven's expectations include changes in local or national economic or real estate conditions and other risks detailed from time to time in the company's SEC reports and filings, including its S-4 and S-11 Registration Statements as well as its annual report on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K.
    The Company assumes no obligation to update or supplement forward looking statements that become untrue because of subsequent events.

    For more information contact Amanda Kohls, 612-
344-1035, or Joanne Henry, 612-344-1011, both
    of BlueFire Partners for Stonehaven Realty
Trust.

    SOURCE Stonehaven Realty Trust

    (C) 2000 PR Newswire.  All rights reserved.
    http://www.prnewswire.com



    CONTACT:       Amanda Kohls, 612-344-1035, or
Joanne Henry, 612-344-1011, both
                             of BlueFire Partners
for Stonehaven Realty Trust

    WEB PAGE:      http://www.stonehvn.com

    GEOGRAPHY:     Minnesota

    INDUSTRY CODE: RLT
                                  MLM

    SUBJECT CODE:  RLE